CALCULATION OF REGISTRATION FEE

                                              Maximum              Amount of
Title of Each Class of                        Aggregate           Registration
Securities Offered                         Offering Price           Fee(1)(2)
-----------------------------------      -----------------      ----------------
Notes..............................         $8,775,000               $938.93

------------------
(1)   Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2) Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees of $630,951.06 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-3 (No. 333-117770) filed by JPMorgan Chase & Co. on July 30, 2004, and have been carried forward, of which $938.93 is offset against the registration fee due for this offering and of which $630,012.13 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

PRICING SUPPLEMENT                                  Pricing Supplement No. 28 to
(TO PROSPECTUS DATED DECEMBER 1, 2005      Registration Statement No. 333-130051
AND PROSPECTUS SUPPLEMENT DATED DECEMBER 1, 2005)           Dated April 12, 2006
                                                                  Rule 424(b)(2)

JP Morgan Chase [Logo]
$8,775,000
JPMorgan Chase & Co.
Buffered Return Enhanced Notes Linked to a Weighted Basket Consisting of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Taiwan Index and the MSCI Singapore Index due November 9, 2007

General
-------
o Senior unsecured obligations of JPMorgan Chase & Co. maturing November 9, 2007 (subject to certain market disruption events as described below).
o Payment linked to a weighted basket (the "Basket") consisting of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Taiwan Index and the MSCI Singapore Index as described below.
o At maturity the notes will pay an amount in cash that will vary depending upon the performance of the Basket over the term of the notes. The notes do not pay interest and do not guarantee any return of principal at maturity. You may lose some or all of your investment.
o For key information about tax consequences, please see "Certain U.S. Federal Income Tax Consequences" on page PS-45.
o Secondary market trading may be limited. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell your notes easily. The price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities Inc. is willing to transact.
o Minimum denominations of $50,000 and integral multiples of $1,000 in excess thereof.
o The notes priced on April 12, 2006 and are expected to settle on or about April 19, 2006.
o Investing in the notes is not equivalent to investing in any of the Basket Indices, the Basket or any of its component stocks.

Key Terms
---------
Basket: The Basket will be composed of five indices (each a "Basket Index", collectively, the "Basket Indices"). The Basket Indices and their initial weight in the Basket are as follows:
                         Basket  Index                    Weight
                         ----------------------------------------
                         AMEX Hong Kong 30 Index           18.0%
                         FTSE/Xinhua  China 25 Index       14.5%
                         Korea Stock  Price  Index 200     33.0%
                         MSCI  Taiwan  Index               25.4%
                         MSCI Singapore Index               9.1%

Payment at Maturity:     If the Ending  Basket Level is greater than the Initial
                         Basket Level, you will receive a cash payment per $1,000 principal amount note equal to the Basket Return multiplied by two, subject to the Maximum Total Return on the note. The "Maximum Total Return" is 25.00%. The maximum final payment per $1,000 principal amount note is $1,250. If the Basket Return is positive, your final payment per $1,000 principal amount note will be calculated as follows, subject to the Maximum Total
                         Return:

                               $1,000 + [$1,000 x (Basket Return x 2)]

                         Your investment will be protected for up to a 10% decline in the Ending Basket Level as compared to the Initial Basket Level. Therefore, if the Basket Return is between 0% and negative 10%, your final payment per $1,000 principal amount note at maturity will be $1,000.

                         Your investment will be fully exposed to any decline of more than 10% in the Ending Basket Level as compared to the Initial Basket Level. Therefore, for each 1% decline in the Ending Basket Level relative to the Initial Basket Level beyond a decline of 10%, you will lose 1.1111% of your investment in the notes and your final payment per $1,000 principal amount note will be calculated as follows:

                           $1,000 + ($1,000 x (Basket Return + 10%) x 1.1111)

                         You will lose some or all of your investment at maturity if the Basket Return reflects a decline of more than 10%.

Basket Return:           Ending Basket Level - Initial Basket Level
                         ------------------------------------------
                                   Initial Basket Level

Initial Basket Level:    Set to equal 100 on the pricing date of April 12, 2006.

Ending Basket Level:     The arithmetic  average of the Basket Closing Levels on
                         each of the five Averaging Dates.

Basket Closing Level:    For each Averaging  Date, the Basket Closing Level will
                         be calculated as follows:

                           100 x [1 + (18.0% of the AMEX Hong Kong Return + 14.5% of the FTSE/Xinhua Return + 33.0% of the KOSPI Return + 25.4% of the MSCI Taiwan Return + 9.1% of the MSCI Singapore Return)]

                         The index return of each Basket Index is the performance of that index, expressed as a percentage, from its closing level on the pricing date to its closing level on the relevant Averaging Date. For additional information, see "Description of Notes -- Payment at Maturity."

Buffer:                  10%

Averaging Dates:         October  29,  2007*,  October  30,  2007*,  October 31,
                         2007*,  November  1, 2007* and  November  2, 2007* (the
                         "final Averaging Date")

                         * Subject to postponement in the event of a market disruption event and as described under "Description of Notes - Payment at Maturity."

Investing in the Buffered Return Enhanced Notes involves a number of risks. See "Risk Factors" beginning on page PS-8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

================================================================================
                               Price to         JPMSI's            Proceeds
                               Public           Commission (1)     to Us
--------------------------------------------------------------------------------
Per note                       $1,000           $18.50             $981.50
--------------------------------------------------------------------------------
Total                          $8,775,000       $162,337.50        $8,612,662.50
--------------------------------------------------------------------------------

(1) J.P. Morgan Securities Inc., whom we refer to as JPMSI, acting as agent for JPMorgan Chase & Co., will receive a commission of $18.50 per $1,000 principal amount note and will use a portion of that commission to pay selling concessions to other dealers of $9.25 per $1,000 principal amount note. See "Underwriting" beginning on page PS-48.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

J.P. Morgan Securities Inc. may act as principal or agent in those transactions. Secondary market offers and sales will be made at prices related to market prices at the time of offer or sale.

                                    JPMorgan

April 12, 2006

      We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this pricing supplement nor the accompanying prospectus supplement or prospectus constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this pricing supplement nor the accompanying prospectus supplement or prospectus nor any sale made hereunder implies that there has been no change in our affairs or that the information in this pricing supplement and the accompanying prospectus supplement and prospectus is correct as of any date after the date hereof.

      You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

      The notes are not and will not be authorized by the Comision Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

      The notes have not been and will not be registered with the "Comissao de Valores Mobiliarios" - the Brazilian Securities and Exchange Commission ("CVM") and accordingly, the notes may not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of Brazil in an offering that can be construed as a public offering under CVM Instruction n(o) 400, dated December 29, 2003, as amended from time to time.

      The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

      The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

      The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in the United Mexican States.

      This pricing supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

--------------------------------------------------------------------------------

                                    SUMMARY

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information contained in the rest of this pricing supplement and the accompanying prospectus supplement and prospectus. You should carefully consider, among other things, the matters set forth in "Risk Factors," as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

What are the Buffered Return Enhanced Notes?

      The Buffered Return Enhanced Notes are senior unsecured obligations of JPMorgan Chase & Co. ("JPMorgan Chase") that are linked to a weighted basket (the "Basket") consisting of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200 (the "KOSPI 200"), the MSCI Taiwan Index and the MSCI Singapore Index (each a "Basket Index" and, collectively, the "Basket Indices") as described below. The notes do not pay interest and do not guarantee any return of principal at maturity. Instead, you will receive a payment in cash at maturity which will vary depending on the performance of the Basket as described below.

      The amount you will receive at maturity is based on the Ending Basket Level relative to the Initial Basket Level.

      o If the Ending Basket Level is greater than the Initial Basket Level, you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Basket Return multiplied by two, subject to the Maximum Total
            Return. The Maximum Total Return is 25.00%. The maximum final payment per $1,000 principal amount note is $1,250. If the Basket Return is positive, your final payment per $1,000 principal amount note will be calculated as follows, subject to the Maximum Total
            Return:

                       $1,000 + [$1,000 x (Basket Return x 2)]

      o Your investment will be protected for up to a 10% decline in the Ending Basket Level as compared to the Initial Basket Level. Therefore, if the Basket Return is between 0% and negative 10%, your final payment per $1,000 principal amount note at maturity will be $1,000.

      o Your investment will be fully exposed to any decline of more than 10% in the Ending Basket Level as compared to the Initial Basket Level. Therefore, for each 1% decline in the Ending Basket Level relative to the Initial Basket Level beyond a decline of 10%, you will lose 1.1111% of your investment in the notes and your final payment per $1,000 principal amount note will be calculated as follows:

                    $1,000 + ($1,000 x (Basket Return + 10%) x 1.1111)

      The Initial Basket Level is set to equal 100 on the pricing date of April 12, 2006. The Ending Basket Level is the arithmetic average of the Basket Closing Levels on the five Averaging Dates listed on the cover page of this pricing supplement subject to adjustment as described below under "Description of Notes--Payment at Maturity." The Basket Return, as calculated by the calculation agent, is the number, expressed as a percentage, that results from comparing the Ending Basket Level to the Initial Basket Level. The Basket Return may be positive or negative and is calculated as follows:

                           Ending Basket Level - Initial Basket Level
          Basket Return = ---------------------------------------------
                                    Initial Basket Level

You will lose some or all of your investment at maturity if the Basket Return reflects a decline of more than 10%.

      The Basket Closing Level for each Averaging Date will be calculated as follows:

  100 x [1 + (18.0% of the AMEX Hong Kong 30 Return + 14.5% of the FTSE/Xinhua Return + 33.0% of the KOSPI Return + 24.5% of the MSCI Taiwan Return + 9.1% of
                          the MSCI Singapore Return)]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      The index return of each Basket Index is the performance of that Index, expressed as a percentage, from its closing level on the pricing date to its closing level on the relevant Averaging Date.

      The "AMEX Hong Kong Return" is calculated as follows:

                                      AMEX Hong Kong Ending Level -
                                 AMEX Hong Kong Starting Level (816.90)
     AMEX Hong Kong Return = ----------------------------------------------
                                 AMEX Hong Kong Starting Level (816.90)

where the AMEX Hong Kong Starting Level will be the closing level of the AMEX Hong Kong 30 Index on the pricing date (816.90) and the AMEX Hong Kong Ending Level will be the closing level of the AMEX Hong Kong 30 Index on the relevant Averaging Date.

      The "FTSE/Xinhua Return" is calculated as follows:

                                       FTSE/Xinhua Ending Level -
                                 FTSE/Xinhua Starting Level (11388.49)
      FTSE/Xinhua Return = ------------------------------------------------
                                 FTSE/Xinhua Starting Level (11388.49)

where the FTSE/Xinhua Starting Level will be the closing level of the FTSE/Xinhua China 25 Index on the pricing date (11388.49) and the FTSE/Xinhua Ending Level will be the closing level of the FTSE/Xinhua China 25 Index on the relevant Averaging Date.

      The "KOSPI Return" is calculated as follows:

                       KOSPI Ending Level - KOSPI Starting Level (179.13) KOSPI Return = ---------------------------------------------------------
                               KOSPI Starting Level (179.13)

where the KOSPI Starting Level will be the closing level of the KOSPI 200 on the pricing date (179.13) and the KOSPI Ending Level will be the closing level of the KOSPI 200 on the relevant Averaging Date.

      The "MSCI Taiwan Return" is calculated as follows:

                                     MSCI Taiwan Ending Level -
                                 MSCI Taiwan Starting Level (286.72)
       MSCI Taiwan Return = ----------------------------------------------
                                 MSCI Taiwan Starting Level (286.72)

where the MSCI Taiwan Starting Level will be the closing level of the MSCI Taiwan Index on the pricing date (286.72) and the MSCI Taiwan Ending Level will be the closing level of the MSCI Taiwan Index on the relevant Averaging Date.

      The "MSCI Singapore Return" is calculated as follows:

                                     MSCI Singapore Ending Level -
                                 MSCI Singapore Starting Level (301.96)
       MSCI Singapore Return = -------------------------------------------
                                 MSCI Singapore Starting Level (301.96)

where the MSCI Singapore Starting Level will be the closing level of the MSCI Singapore Index on the pricing date (301.96) and the MSCI Singapore Ending Level will be the closing level of the MSCI Singapore Index on the relevant Averaging Date.

      The Averaging Dates are the dates set forth on the cover page of this pricing supplement.

      The notes are senior unsecured obligations of JPMorgan Chase & Co. and will rank pari passu with all senior unsecured indebtedness of JPMorgan Chase & Co.

What is the AMEX Hong Kong 30 Index?

      The AMEX Hong Kong 30 Index is a capitalization-weighted stock index designed, developed and maintained by the American Stock Exchange that measures the market value performance (share price times the number of shares outstanding) of selected stocks listed on The Stock Exchange of Hong Kong Ltd. (the "HKSE"). The AMEX Hong Kong 30 Index currently is based on the capitalization of 30 stocks actively traded on the HKSE and is designed to represent a substantial segment of the Hong Kong stock market. The AMEX Hong Kong 30 Index was

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

established on June 25, 1993. For additional discussion of the AMEX Hong Kong 30 Index, see "The AMEX Hong Kong 30 Index."

What is the FTSE/Xinhua China 25 Index?

      The FTSE/Xinhua China 25 Index is a stock index calculated, published and disseminated by FTSE/Xinhua Index Limited ("FXI"), a joint venture between FTSE International Limited ("FTSE") and Xinhua Financial Network Limited ("Xinhua"). The FTSE/Xinhua China 25 Index is designed to represent the performance of the mainland Chinese market that is available to international investors and currently is based on the 25 largest and most liquid Chinese stocks listed and trading on the HKSE. For additional discussion of the FTSE/Xinhua China 25 Index, see "The FTSE/Xinhua China 25 Index."

What is the KOSPI 200?

      The KOSPI 200 is a capitalization-weighted stock index of 200 Korean blue-chip stocks which make up a large majority of the total market value of the Korea Stock Exchange (the "KSE"). Korea Exchange ("KRX") publishes the KOSPI
200. The KOSPI 200 was first published on June 15, 1994. For additional discussion of the KOSPI 200, see "The Korea Stock Price Index 200."

What is the MSCI Taiwan Index?

      The MSCI Taiwan Index, which is maintained by Morgan Stanley Capital International Inc., is a free float-adjusted market capitalization index of securities listed on the Taiwan Stock Exchange. It is calculated daily in U.S. dollars and published in real time in Taiwan new dollars every 15 seconds during market trading hours. The index has a base date of January 1, 1998. For additional discussion of the MSCI Taiwan Index, see "The MSCI Taiwan Index."

What is the MSCI Singapore Index?

      The MSCI Singapore Index is a free float-adjusted market capitalization index that is calculated by Morgan Stanley Capital International Inc. and designed to measure equity market performance in Singapore. For additional discussion of the MSCI Singapore Index, see "The MSCI Singapore Index."

Selected Purchase Considerations

o APPRECIATION POTENTIAL - The notes provide the opportunity to enhance equity returns by doubling a positive Basket Return up to the Maximum Total Return of 25.00%.

o DIVERSIFICATION AMONG THE BASKET INDICES - The return on the notes is linked to a weighted basket consisting of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Taiwan Index and the MSCI Singapore Index. The AMEX Hong Kong 30 Index is a capitalization-weighted stock index that measures the market value performance (share price times the number of shares outstanding) of selected listed stocks on The Stock Exchange of Hong Kong Ltd. The
      FTSE/Xinhua  China 25 Index is a stock  index  designed to  represent  the performance of the mainland Chinese market available to international investors. The KOSPI 200 is a capitalization-weighted stock index comprised of 200 Korean stocks that make up a large majority of the total market value of the KSE. The MSCI Taiwan Index is a free float-adjusted market capitalization index of securities listed on the Taiwan Stock Exchange. The MSCI Singapore Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in Singapore.

o LIMITED PROTECTION AGAINST LOSS - Payment at maturity of the principal amount of the notes is protected against a decline in the Ending Basket Level as compared to the Initial Basket Level of up to 10%. Investors lose 1.1111% of principal for every 1% that the Basket has declined below 10%.

o CAPITAL GAINS TAX TREATMENT - If you hold the notes for more than a year, your gain or loss on the notes should be treated as long term capital gain or loss. However, alternative characterizations are possible, which could affect the timing and character of any income or loss on the notes. See "Tax Treatment" and "Certain U.S. Federal Income Tax Consequences" for more detailed information.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o MINIMUM PURCHASE REQUIREMENT - You can purchase notes in a minimum investment amount of $50,000 and integral multiples of $1,000 thereafter.

Selected Risk Considerations

      An investment in the notes involves significant risks. These risks are explained in more detail in the "Risk Factors" section of this pricing supplement.

o YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS - The notes do not guarantee any return of principal. The return on the notes is linked to the performance of the Basket and will depend on whether, and the extent to which, the Basket Return is positive or negative. Your investment will be exposed, on a leveraged basis, to any decline in the Basket below 10%.

o THE MAXIMUM RETURN ON AN INVESTMENT IN THE NOTES IS LIMITED TO THE MAXIMUM TOTAL RETURN - If the Ending Basket Level is greater than the Initial Basket Level, for each $1,000 principal amount note you will receive at maturity $1,000 plus an additional amount that will not exceed 25.00% of the principal amount, regardless of the appreciation in the Basket. We refer to this percentage as the Maximum Total Return.

o AN INVESTMENT IN THE NOTES IS NOT EQUIVALENT TO AN INVESTMENT IN THE BASKET INDICES OR THE SECURITIES OF THE COMPANIES INCLUDED IN THE BASKET INDICES - You may receive a lower payment at maturity than you would have received if you had invested in the Basket Indices individually, the stocks comprising the Basket Indices or contracts related to the Basket Indices.

o NO INTEREST OR DIVIDEND PAYMENTS OR VOTING RIGHTS - As a holder of the notes, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of securities composing the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Taiwan Index and the MSCI Singapore Index would have.

o LACK OF LIQUIDITY - The notes will not be listed on any securities exchange. J.P. Morgan Securities Inc. intends to offer to purchase the notes in the secondary market but is not required to do so.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

What is the Total Return on the Notes at Maturity Assuming a Range of Performance for the Basket?

      The following table and graph illustrate the hypothetical return at maturity on the notes. The "Total Return" as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount note to $1,000. The hypothetical Total Returns set forth below reflect the Maximum Total Return of 25.00%. The hypothetical Total Returns set forth below are for illustrative purposes only and may not be the actual Total Returns applicable to a purchaser of the notes. The numbers appearing in the following table have been rounded for ease of analysis. The hypothetical Total Returns set forth below do not represent an annualized compounded return, but rather the Total Return on the notes at maturity.

 [The following table is represented by a line chart in the printed material.]

                   Return Enhanced Note Lined to a Basket of
                           Indices Total at Maturity

         -------------------------------------------------------------
               Index Return          Basket Return      Total Return
         -------------------------------------------------------------
                    80.00%                80.00%           25.00%
                    65.00%                65.00%           25.00%
                    50.00%                50.00%           25.00%
                    40.00%                40.00%           25.00%
                    25.00%                25.00%           25.00%
                    20.00%                20.00%           25.00%
                    12.50%                12.50%           25.00%
                     5.00%                 5.00%           10.00%
                     1.00%                 1.00%            2.00%
                     0.00%                 0.00%            0.00%
                   -10.00%               -10.00%            0.00%
                   -20.00%               -20.00%          -11.11%
                   -30.00%               -30.00%          -22.22%
                   -40.00%               -40.00%          -33.33%
                   -50.00%               -50.00%          -44.44%
                   -60.00%               -60.00%          -55.56%
                   -70.00%               -70.00%          -66.67%
                   -80.00%               -80.00%          -77.78%
                   -90.00%               -90.00%          -88.89%
                  -100.00%              -100.00%         -100.00%
         -------------------------------------------------------------

         -------------------------------------------------------------
            Ending Basket Level       Basket Return     Total Return
         -------------------------------------------------------------
                  180.00                  80.00%           25.00%
                  165.00                  65.00%           25.00%
                  150.00                  50.00%           25.00%
                  140.00                  40.00%           25.00%
                  125.00                  25.00%           25.00%
                  120.00                  20.00%           25.00%
                  112.50                  12.50%           25.00%
                  105.00                   5.00%           10.00%
                  101.00                   1.00%            2.00%
                  100.00                   0.00%            0.00%
                   90.00                 -10.00%            0.00%
                   80.00                 -20.00%          -11.11%
                   70.00                 -30.00%          -22.22%
                   60.00                 -40.00%          -33.33%
                   50.00                 -50.00%          -44.44%
                   40.00                 -60.00%          -55.56%
                   30.00                 -70.00%          -66.67%
                   20.00                 -80.00%          -77.78%
                   10.00                 -90.00%          -88.89%
                     0                  -100.00%         -100.00%
         -------------------------------------------------------------

      The table above assumes an Initial Basket Level of 100. The notes are intended to be long-term investments and as such, should be held until maturity. They are not intended to be short-term trading instruments. The price at which you will be able to sell the notes prior to maturity may be at a substantial discount from your original

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

investment in the notes, even in cases where the Basket has appreciated since the pricing date. The hypothetical Total Returns described herein assume that the notes are held to maturity.

Hypothetical Examples of Amounts Payable At Maturity

      The following examples illustrate the payment at maturity on the notes on a hypothetical investment of $1,000 under various scenarios. Each scenario assumes reflects the Initial Basket Level of 100 and the Maximum Total Return of 25.00% and assumes that the notes are held to maturity. The examples are simplified and the calculations are rounded for ease of analysis.


                                                           Example #1     Example #2     Example #3     Example #4
                                                           ----------     ----------     ----------     ----------
Initial Basket Level                                           100            100            100            100
  Basket Closing Level on First Averaging Date                 103             92            130             70
  Basket Closing Level on Second Averaging Date                106             95            138             75
  Basket Closing Level on Third Averaging Date                 105             94            131             66
  Basket Closing Level on Fourth Averaging Date                104             96            128             67
  Basket Closing Level on Fifth Averaging Date                 107             98            123             72
Ending Basket Level                                            105             95            130             70
Basket Return                                                 5.00%         -5.00%         30.00%         -30.00%
Payment at Maturity Per $1,000 Principal Amount Note        $1,100.00      $1,000.00      $1,250.00       $777.78

Example 1: The level of the Basket increases from the Initial Basket Level of 100 to an Ending Basket Level (the arithmetic average of the Basket Closing Levels on each of the five Averaging Dates as shown in the table above) of 105.

Payment at Maturity per $1,000 note = $1,000 + ($1,000 x (5.00% x 2)) =
$1,100.00

Because the Ending Basket Level of 103 is greater than the Initial Basket Level of 100 and the Basket Return of 5.00% multiplied by two does not exceed the Maximum Total Return of 25.00%, the investor receives a payment at maturity of $1,100.00 per $1,000 principal amount note.

                 [105 - 100]
Basket Return =  ----------- = 5.00%
                 [   100   ]

Example 2: The level of the Basket decreases from the Initial Basket Level of 100 to an Ending Basket Level (the arithmetic average of the Basket Closing Levels on each of the five Averaging Dates as shown in the table above) of 95.

Payment at Maturity per $1,000 note = $1,000

Because the Ending  Basket Level of 95 is less than the Initial  Basket Level of
100, and because that decline is less than the 10% buffer, the payment at maturity is the principal amount of $1,000 per $1,000 principal amount note.

                 [95 - 100]
Basket Return =  ---------- = -5.00%
                 [  100   ]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Example 3: The level of the Basket increases from the Initial Basket Level of 100 to an Ending Basket Level (the arithmetic average of the Basket Closing Levels on each of the five Averaging Dates as shown in the table above) of 130.

Payment at Maturity per $1,000 note = $1,250.00

Because the Basket Return of 30.00% exceeds the Maximum Total Return of 25.00%, the investor receives a payment at maturity of $1,250.00 per $1,000 principal amount note, the maximum return on the notes.

                 [130 - 100]
Basket Return =  ----------- = 30.00%
                 [   100   ]

Example 4: The level of the Basket decreases from the Initial Basket Level of 100 to an Ending Basket Level (the arithmetic average of the Basket Closing Levels on each of the five Averaging Dates as shown in the table above) of 70.

Payment at Maturity per $1,000 note = $1,000 + ($1,000 x (-30.00% + 10%) x
1.1111) = $777.78

Because the Ending Basket Level is more than 10% below the Initial Basket Level, the investor will receive a payment that is less than the principal amount of each $1,000 principal amount note. The payment at maturity is $777.78 per $1,000 principal amount note.

                 [70 - 100]
Basket Return =  ---------- = -30.00%
                 [  100   ]

Tax Treatment

      In the opinion of our special tax counsel, Davis Polk & Wardwell, based on certain factual representations received from us, your purchase and ownership of the notes should be treated as an "open transaction" for U.S. federal income tax purposes. If your notes are so treated, you should not be required to accrue any income during the term of the notes.

      You should recognize capital gain or loss upon the maturity of your notes (or upon the sale, exchange or other disposition of your notes prior to maturity) in an amount equal to the difference between the amount realized at such time and your tax basis in such notes, which should equal the price you paid for them. Your capital gain or loss should be long-term if your holding period for the notes at the time they mature (or are otherwise disposed of) exceeds one year.

      Other characterizations are possible, and you are urged to consult your tax adviser concerning these alternative characterizations, and to carefully review the section of this pricing supplement called "Certain U.S. Federal Income Tax Consequences."

      YOU ARE URGED TO CONSULT YOUR TAX ADVISER REGARDING THE TAX TREATMENT OF THE NOTES AND WHETHER A PURCHASE OF THE NOTES IS ADVISABLE IN LIGHT OF YOUR PARTICULAR SITUATION.

Historical Performance

      You can review the historical performance of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Taiwan Index and the MSCI Singapore Index under the headings "The AMEX Hong Kong 30 Index -- Historical Information," "The FTSE/Xinhua China 25 Index -- Historical Information," "The Korea Stock Price Index 200 -- Historical Information," "The MSCI Taiwan Index -- Historical Information" and "The MSCI Singapore Index -- Historical Information," respectively. You can review the historical performance of the Basket under the heading "Historical Basket Values."

Listing

      The notes will not be listed on any securities exchange.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      Your investment in the notes will involve certain risks. The notes do not pay interest or guarantee any return of principal at, or prior to, maturity. Investing in the notes is not equivalent to investing directly in any of the Basket Indices, the Basket or any of its component stocks. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

The notes do not pay interest or guarantee return of your investment.

      The notes do not pay interest and may not return any of your investment. The amount payable at maturity will be determined pursuant to the terms described in this pricing supplement. At the final Averaging Date, if the Basket Return based on the Ending Basket Level has declined by more than 10% from the Initial Basket Level, you will lose some or all of your investment in the notes.

The appreciation potential of the notes is limited to the Maximum Total Return.

      The appreciation potential of the notes is limited to the Maximum Total Return. The Maximum Total Return is 25.00%. The appreciation potential of the notes will be limited to a maximum of 25.00% of the principal value of the notes (or $250 per $1,000 principal amount note) even if the Basket Return is greater than 12.50%.

The Ending Basket Level may be less than the Basket Closing Level at the maturity date of the notes or at other times during the term of the notes.

      Because the Ending Basket Level will equal the average of the Basket Closing Levels on the five Averaging Dates, which are five consecutive business days near the end of the term of the notes, the level of the Basket at various other times during the term of the notes could be higher than the Ending Basket Level. This difference could be particularly large if there is a significant increase in the level of the Basket after the Final Averaging Date or if there is a significant decrease in the level of the Basket during the latter portion of the term of the notes or if there is significant volatility in the Basket Level during the term of the notes (especially on dates near the Averaging Dates). For example, if the Basket Closing level steadily increases during the initial term of the notes and then steadily decreases back to the Initial Basket Level, the Ending Basket Level may be significantly less than if it were calculated on a date earlier than the Averaging Dates. Under these circumstances, you may lose some or all of your initial investment in the notes.

The Indices that compose the Basket are not equally weighted.

      The Basket is composed of five indices, each of which has a different weight. The AMEX Hong Kong 30 Index composes 18% of the Basket, the FTSE/Xinhua China 25 Index composes 14.5% of the Basket, the Korea Stock Price Index 200 composes 33% of Basket, the MSCI Taiwan Index composes 25.4% of the Basket and the MSCI Singapore Index composes 9.1% of the Basket. One consequence of the unequal weighting of Basket Indices is that the same percentage change in two of the Basket Indices may have a different effect on the Basket Closing Level. For example, a 5% decrease in the Korea Stock Price Index 200 or the MSCI Taiwan Index will have a greater effect on the Basket Closing Level than a 5% decrease in MSCI Singapore Index or the FTSE/Xinhua China 25 Index.

Changes in the value of one or more of the Basket Indices may offset each other.

      The notes are linked to a weighted Basket, consisting of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Taiwan Index and the MSCI Singapore Index. Price movements in the Basket Indices may not correlate with each other. At a time when the value of one or more of the Basket Indices increases, the value of another Basket Index may not increase as much or may even decline in value. Therefore, in calculating the Ending Basket Level on the Averaging Dates, increases in the value of one of the Basket Indices may be moderated, or more than offset, by lesser increases or declines in the level of another Basket Index or Indices, particularly if the Basket Indices that appreciate are of relatively low weight in the Basket (such as MSCI Singapore Index or the FTSE/Xinhua China 25 Index).

      You can review a graph of historical weekly closing levels for each of the Basket Indices for the period from March 17, 2001 through April 7, 2006 in this pricing supplement under "The AMEX Hong Kong 30 Index -- Historical Information," "The FTSE/Xinhua China 25 Index -- Historical Information," "The Korea Stock Price Index 200 -- Historical Information," "The MSCI Taiwan Index -- Historical Information" and "The MSCI Singapore Index -- Historical Information." You can also review a graph of historical levels for the Basket for the period from March 17,

2001 through April 7, 2006 under "Historical Basket Values." We cannot predict the future performance of any of the Basket Indices or of the Basket as a whole, or whether an increase in the level of one or more of the Basket Indices will be offset by a decrease in the level of one or more of the other Basket Indices, based on their historical performance. In addition, there can be no assurance that the Ending Basket Level will be higher than the Initial Basket Level. If the Basket Return is negative, you will lose some or all of your initial investment in the notes at maturity.

Your return on the notes will not reflect dividends on the common stocks of the companies in the Basket Indices.

      Your return on the notes will not reflect the return you would realize if you actually owned the common stocks of the companies included in the Basket Indices and received the dividends paid on those stocks. This is because the calculation agent will calculate the amount payable to you at maturity of the notes by reference to the Ending Basket Level. The Ending Basket Level reflects the prices of the common stocks in the Basket Indices on the Averaging Dates without taking into consideration the value of dividends paid on those stocks.

Secondary trading may be limited.

      The notes will not be listed on an organized securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.

      J.P. Morgan Securities Inc. intends to act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities Inc. is willing to transact. If at any time J.P. Morgan Securities Inc. was not acting as a market maker, it is likely that there would be little or no secondary market for the notes.

The notes are not designed to be short-term trading instruments.

      The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Basket has appreciated since the pricing date. The potential returns described in this pricing supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity.

Prior  to  maturity,   the  value  of  the  notes  may  be  influenced  by  many
unpredictable factors.

      Many economic and market factors will influence the value of the notes. You should not expect the price at which we or our affiliates are willing to repurchase the notes, if at all, at any given time to correspond to changes in the level of any of the Basket Indices at that time. Prior to maturity, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other. We expect that, generally, the level of the Basket Indices on any day will affect the value of the notes more than any other single factor. Other relevant factors include:

o     the expected volatility in the Basket Indices;

o     the time left to maturity of the notes;

o     the dividend rate on the common stocks underlying the Basket Indices;

o interest and yield rates in the market generally as well as in each of the markets of the securities comprising the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Taiwan Index and the MSCI Singapore Index;

o economic, financial, political, regulatory or judicial events that affect the stocks represented in the Basket Indices or stock markets generally and which may affect the Basket Return;

o the exchange rate and the volatility of the exchange rate between the U.S. dollar, the Hong Kong dollar, the renminbi yuan, the South Korean won, the new Taiwan dollar and the Singapore dollar; and

o our creditworthiness, including the amount of any payment upon an event of default with respect to the notes.

You cannot predict the future performance of any of the Basket Indices based on their historical performance. The value of the Basket may decrease such that you may lose some or all of your initial investment.

The inclusion in the original issue price of each agent's commission and the cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

      While the payment at maturity will be based on the full principal amount of your notes as described in this pricing supplement, the original issue price of the notes includes each agent's commission and the cost of hedging our obligations under the notes through one or more of our affiliates. Such cost includes our affiliates' expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which J.P. Morgan Securities Inc. will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by J.P. Morgan Securities Inc., as a result of such compensation or other transaction costs.

The return for the notes will not be adjusted for changes in exchange rates that might affect the Basket Return.

      Although the stocks comprising the Basket Indices are traded in currencies other than the U.S. dollars, and the notes, which are linked to the Basket Indices, are denominated in U.S. dollars, the amount payable on the notes at maturity will not be adjusted for changes in the exchange rate between U.S. dollars and each of the currencies in which the stocks comprising the Basket Indices are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Basket Return. The amount we pay in respect of the notes on the maturity date will be determined solely in accordance with the procedures described in "Description of Notes - Payment at Maturity."

AMEX may adjust the AMEX Hong Kong 30 Index in a way that affects its level, and AMEX has no obligation to consider your interests.

      The American Stock Exchange ("AMEX"), the publisher of the AMEX Hong Kong 30 Index, is responsible for calculating and maintaining the AMEX Hong Kong 30 Index. AMEX can add, delete or substitute the stocks underlying the AMEX Hong Kong 30 Index or make other methodological changes that could change the level of the AMEX Hong Kong 30 Index. You should realize that the changing of companies included in the AMEX Hong Kong 30 Index may affect the AMEX Hong Kong 30 Index as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, AMEX may discontinue or suspend calculation or dissemination of the AMEX Hong Kong 30 Index. Any of these actions could adversely affect the value of the notes. AMEX has no obligation to consider your interests in calculating or revising the AMEX Hong Kong 30 Index.

FTSE/Xinhua Index Limited may adjust the FTSE/Xinhua China 25 Index in a way that affects its level, and FTSE/Xinhua Index Limited has no obligation to consider your interests.

      FXI, the publisher of the FTSE/Xinhua China 25 Index, is responsible for calculating and maintaining the FTSE/Xinhua China 25 Index. FXI can add, delete or substitute the stocks underlying the FTSE/Xinhua China 25 Index or make other methodological changes that could change the level of the FTSE/Xinhua China 25 Index. You should realize that the changing of companies included in the FTSE/Xinhua China 25 Index may affect the FTSE/Xinhua China 25 Index as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, FXI may discontinue or suspend calculation or dissemination of the FTSE/Xinhua China 25 Index. Any of these actions could adversely affect the value of the notes. FXI has no obligation to consider your interests in calculating or revising the FTSE/Xinhua China 25 Index.

Korea Exchange may adjust the KOSPI 200 in a way that affects its level, and Korea Exchange has no obligation to consider your interests.

      KRX, the publisher of the KOSPI 200, is responsible for calculating and maintaining the KOSPI 200. KRX can add, delete or substitute the stocks underlying the KOSPI 200 or make other methodological changes that could change the level of the KOSPI 200. You should realize that the changing of companies included in the KOSPI 200 may affect the KOSPI 200 as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, KRX may discontinue or suspend calculation or dissemination of the KOSPI 200. Any of these actions could adversely affect the value of the notes. KRX has no obligation to consider your interests in calculating or revising the KOSPI 200.

MSCI may adjust the MSCI Taiwan Index in a way that affects its level, and MSCI has no obligation to consider your interests.

      Morgan Stanley Capital International Inc. ("MSCI") is responsible for calculating and maintaining the MSCI Taiwan Index. MSCI can add, delete or substitute the stocks underlying the MSCI Taiwan Index or make other methodological changes that could change the level of the MSCI Taiwan Index. You should realize that the changing of companies included in the MSCI Taiwan Index may affect the MSCI Taiwan Index as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, MSCI may discontinue or suspend calculation or dissemination of the MSCI Taiwan Index. Any of these actions could adversely affect the value of your notes. MSCI has no obligation to consider your interests in calculating or revising the MSCI Taiwan Index.

MSCI may adjust the MSCI Singapore Index in a way that affects its level, and MSCI has no obligation to consider your interests.

      Morgan Stanley Capital International Inc. ("MSCI") is responsible for calculating and maintaining the MSCI Singapore Index. MSCI can add, delete or substitute the stocks underlying the MSCI Singapore Index or make other methodological changes that could change the level of the MSCI Singapore Index. You should realize that the changing of companies included in the MSCI Singapore Index may affect the MSCI Singapore Index as a newly added company may perform significantly better or worse than the company or companies it replaces. Additionally, MSCI may discontinue or suspend calculation or dissemination of the MSCI Singapore Index. Any of these actions could adversely affect the value of your notes. MSCI has no obligation to consider your interests in calculating or revising the MSCI Singapore Index.

We are not affiliated with any company included in the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index or the MSCI Singapore Index. You will have no shareholder rights in issuers of stock which comprise the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index or the MSCI Singapore Index.

      We are not affiliated with any of the companies whose stock is represented in the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index or the MSCI Singapore Index. As a result, we will have no ability to control the actions of such companies, including actions that could affect the value of the stocks underlying the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index and the MSCI Singapore Index or your notes. None of the money you pay us will go to AMEX, FXI, KRS or MSCI or any of the companies included in the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index or the MSCI Singapore Index and none of those companies will be involved in the offering of the notes in any way. Neither they nor we will have any obligation to consider your interests as a holder of the notes in taking any corporate actions that might affect the value of your notes.

      As a holder of the notes, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the securities composing the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index or the MSCI Singapore Index would have.

We or our affiliates may have adverse economic interests to the holders of the notes.

      J.P. Morgan Securities Inc. and other affiliates of ours trade the stocks underlying the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index and the MSCI Singapore Index and other financial instruments related to the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index and the MSCI Singapore Index and component stocks of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index or the MSCI Singapore Index on a regular basis, for their accounts and for other accounts under their management. J.P. Morgan Securities Inc. and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns linked to the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index and/or the MSCI Singapore Index. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the level of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index and/or the MSCI Singapore Index and, accordingly, could affect the value of the notes and the amount, if any, payable to you at maturity.

      We or our affiliates may currently or from time to time engage in business with companies whose stock is included in the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index or the MSCI Singapore Index, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about these companies, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the companies whose stock is included in the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index or the MSCI Singapore Index. Any prospective purchaser of notes should undertake an independent investigation of each company whose stock is included in the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index or the MSCI Singapore Index as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

      Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the level of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index and/or the MSCI Singapore Index or the stocks which comprise the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index or the MSCI Singapore Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

      We may have hedged our obligations under the notes through certain affiliates, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates' control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

      J.P. Morgan Securities Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the AMEX Hong Kong Return, the FTSE/Xinhua Return, the KOSPI Return, the MSCI Taiwan Return, the MSCI Singapore Return, the closing levels of the Basket Indices on the pricing date, the Ending Basket Level on the Averaging Dates and, the Basket Return and the amount, if any, that we will pay you at maturity. The calculation agent will also be responsible for determining whether a market disruption event has occurred, whether any of the Basket Indices has been discontinued and whether there has been a material change in the method of calculation of any of the Basket Indices. In performing these duties, J.P. Morgan Securities Inc. may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where J.P. Morgan Securities Inc., as the calculation agent, is entitled to exercise discretion.

Market disruptions may adversely affect your return.

      The calculation agent may, in its sole discretion, decide that the markets have been disrupted in a manner that prevents it from properly valuing the Basket Closing Level on an Averaging Date and calculating the amount that we are required to pay to you, if any, at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that these events prevent us or any of our affiliates from properly hedging our obligations under the notes, it is possible that one or more of the Averaging Dates and the maturity date will be postponed and your return will be adversely affected. See "Description of Notes--Market Disruption Events."

The tax consequences of an investment in the notes are unclear.

      There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the Internal Revenue Service ("IRS") regarding the notes. No assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described in "Certain U.S. Federal Income Tax Consequences." If the IRS were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes could differ materially from our description herein. Non-U.S. holders should note that they may be withheld upon at a rate of 30% unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfy the applicable documentation requirements. You are urged to review carefully the section entitled "Certain U.S. Federal Income Tax Consequences" and consult your tax adviser regarding your particular circumstances.

An investment in the notes is subject to risks associated with non-U.S. securities markets.

      The stocks that constitute the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Taiwan Index and the MSCI Singapore Index have been issued by non-U.S. companies. Investments in securities indexed to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

      The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country's government, economic and fiscal policies, currency exchange laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

      The Chinese, Hong Kong, Korean, Taiwan, Singapore and other foreign securities markets on which the securities of the companies included in the Basket Indices are traded are not as large as the U.S. securities markets and have substantially less trading volume, resulting in a lack of liquidity and high price volatility relative to the U.S. securities markets. There is also a high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as a high concentration of certain types of investors (including investment funds and other institutional investors) in these securities markets. As a result, the Chinese, Hong Kong, Korean, Taiwan, Singapore and other foreign securities markets on which the securities of the companies included in the Basket Indices are traded may be subject to significantly greater risk and price volatility than the U.S. securities markets.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

      If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase the notes from us and your ability to trade or sell the notes in the secondary market may be limited.

                                 USE OF PROCEEDS

      The net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent's commissions (as shown on the cover page of this pricing supplement) paid with respect to the notes, which commissions include the reimbursement of certain issuance costs, and the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates' control, such hedging may result in a profit that is more or less than expected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

      On or prior to the pricing date, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Taiwan Index and the MSCI Singapore Index, the stocks underlying the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index and/or the MSCI Singapore Index, or instruments whose value is derived from the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index and/or the MSCI Singapore Index or their underlying stocks. While we cannot predict an outcome, such hedging activity coupled with other hedging and investment activity of ours could potentially increase the level of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index and/or the MSCI Singapore Index, and therefore effectively establish a higher level that the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index and/or the MSCI Singapore Index must achieve for you to obtain a return on your investment or to avoid a loss of principal at maturity. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index or the MSCI Singapore Index, the stocks underlying the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index and/or the MSCI Singapore Index, and/or instruments whose value is derived from the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, The KOSPI 200, the MSCI Taiwan Index or the MSCI Singapore Index or their underlying stocks. Although we have no reason to believe that any of these activities will have a material impact on the level of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200 Index, the MSCI Taiwan Index, the MSCI Singapore Index or the value of the notes, we cannot assure you that these activities will not have such an effect.

      We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

                              DESCRIPTION OF NOTES

      The following description of the particular terms of the notes supplements the description of the general terms of the debt securities set forth under the headings "Description of Notes" in the accompanying prospectus supplement and "Description of Debt Securities" in the accompanying prospectus. Capitalized terms used but not defined in this pricing supplement have the meanings assigned in the accompanying prospectus supplement and prospectus. The term "note" refers to each $1,000 principal amount of our Buffered Return Enhanced Notes Linked to a Weighted Basket Consisting of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Taiwan Index and the MSCI Singapore Index due November 9, 2007.

General

      The Buffered Return Enhanced Notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to a weighted basket (the "Basket") consisting of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Taiwan Index and the MSCI Singapore Index (each a "Basket Index" and, collectively, the "Basket Indices"). The notes are a series of securities referred to in the accompanying prospectus supplement and prospectus. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee, and will be initially limited to $8,775,000 aggregate principal amount.

      The notes do not pay interest and do not guarantee any return of principal at, or prior to maturity. Instead, you will receive a payment in cash at maturity which will vary depending on the performance of the Basket.

      The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

      The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

      The notes will be issued in denominations of $50,000 and integral multiples of $1,000 in excess thereof. The principal amount and issue price of each note is $1,000. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company ("DTC") or its nominee, as described under "Description of Notes -- Forms of Notes" in the prospectus supplement and "Forms of Securities -- Global Securities" in the prospectus.

Payment at Maturity

      The maturity date for the notes is November 9, 2007 subject to adjustment if the final Averaging Date is postponed as described below. The amount you will receive at maturity is based on the value of the Ending Basket Level relative to the Initial Basket Level.

o If the Ending Basket Level is greater than the Initial Basket Level, you will receive a cash payment per $1,000 principal amount note that provides you with a return on your investment equal to the Basket Return multiplied by two, subject to the Maximum Total Return on the note. The "Maximum Total Return" is 25.00%. The maximum final payment per $1,000 principal amount note is $1,250. If the Basket Return is positive, your final payment per $1,000 principal amount note will be calculated as follows, subject to the Maximum Total Return:

                     $1,000 + [$1,000 x (Basket Return x 2)]

o Your investment will be protected for up to a 10% decline in the Ending Basket Level as compared to the Initial Basket Level. Therefore, if the Basket Return is between 0% and negative 10%, your final payment per $1,000 principal amount note will be $1,000.

o Your investment will be fully exposed to any decline of more than 10% in the Ending Basket Level as compared to the Initial Basket Level. Therefore, for each 1% decline in the Ending Basket Level relative to the Initial Basket Level beyond a decline of 10%, you will lose 1.1111% of your investment in the notes and your final payment per $1,000 principal amount note at maturity will be calculated as follows:

               $1,000 + ($1,000 x (Basket Return + 10%) x 1.1111)

      The Basket Return, as calculated by the calculation agent, is the number, expressed as a percentage, that results from comparing the Ending Basket Level to the Initial Basket Level. The Basket Return may be positive or negative and is calculated as follows:

                                     Ending Basket Level -
                                      Initial Basket Level
                 Basket Return = -------------------------------
                                      Initial Basket Level

      The Initial Basket Level is set to equal 100 on the pricing date of April 12, 2006. The Ending Basket Level is equal to the average of the Basket Closing Levels on the five Averaging Dates (as defined below).

      The Basket Closing Level will be calculated as follows:

      100 x [1 + (18.0% of the AMEX Hong Kong Return + 14.5% of the FTSE/Xinhua Return + 33.0% of the KOSPI Return + 25.4% of the MSCI Taiwan Return + 9.1% of the MSCI Singapore Return)]

      The index return of each of the Basket Indices is the performance of each Basket Index, expressed as a percentage, from its closing level on the pricing date to its closing level on the relevant Averaging Date.

      The "AMEX Hong Kong Return" is calculated as follows:

                                       AMEX Hong Kong Ending Level -
                                 AMEX Hong Kong Starting Level (816.90)
       AMEX Hong Kong Return = -------------------------------------------
                                AMEX Hong Kong Starting Level (816.90)

where the AMEX Hong Kong Starting Level will be the closing level of the AMEX Hong Kong 30 Index on the pricing date (816.90) and the AMEX Hong Kong Ending Level will be the closing level of the AMEX Hong Kong 30 Index on the relevant Averaging Date.

      The "FTSE/Xinhua Return" is calculated as follows:

                             FTSE/Xinhua Ending Level -
                       FTSE/Xinhua Starting Level (11388.49)
 FTSE/Xinhua Return = ----------------------------------------
                       FTSE/Xinhua Starting Level (11388.49)

where the FTSE/Xinhua Starting Level will be the closing level of the FTSE/Xinhua China 25 Index on the pricing date (11388.49) and the FTSE/Xinhua Ending Level will be the closing level of the FTSE/Xinhua China 25 Index on the relevant Averaging Date.

      The "KOSPI Return" is calculated as follows:

                                     KOSPI Ending Level -
                                KOSPI Starting Level (179.13)
             KOSPI Return = ---------------------------------------
                                KOSPI Starting Level (179.13)

where the KOSPI Starting Level will be the closing level of the KOSPI 200 on the pricing date (179.13) and the KOSPI Ending Level will be the closing level of the KOSPI 200 on the relevant Averaging Date.

      The "MSCI Taiwan Return" is calculated as follows:

                                 MSCI Taiwan Ending Level -
                           MSCI Taiwan Starting Level (286.72)
 MSCI Taiwan Return = ---------------------------------------------
                           MSCI Taiwan Starting Level (286.72)
where the MSCI Taiwan Starting Level will be the closing level of the MSCI Taiwan Index on the pricing date (286.72) and the MSCI Taiwan Ending Level will be the closing level of the MSCI Taiwan Index on the relevant Averaging Date.

      The "MSCI Singapore Return" is calculated as follows:

                                       MSCI Singapore Ending Level -
                                 MSCI Singapore Starting Level (301.96)
      MSCI Singapore Return = --------------------------------------------
                                 MSCI Singapore Starting Level (301.96)

where the MSCI Singapore Starting Level will be the closing level of the MSCI Singapore Index on the pricing date (301.96) and the MSCI Singapore Ending Level will be the closing level of the MSCI Singapore Index on the relevant Averaging Date.

      You will lose some or all of your investment at maturity if the Basket Return reflects a decline of more than 10%.

      The five "Averaging Dates" are October 29, 2007, October 30, 2007, October 31, 2007, November 1, 2007 and November 2, 2007, subject to adjustment as described below. If an Averaging Date is not a trading day or if there is a market disruption event on such day, such Averaging Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred; provided that the Basket Closing Level for an Averaging Date will not be determined on a date later than the tenth scheduled trading day after November 2, 2007, and if such day is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the Basket Closing Level for the Averaging Date on such date in accordance with the formula for and method of calculating the Basket Closing Level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled trading day of each security most recently constituting the Basket.

      If, due to a market disruption event or otherwise, the final Averaging Date is postponed so that it falls less than five business days prior to the scheduled maturity date, the maturity date will be the fifth business day following that final Averaging Date as postponed.

      The "closing level" of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index or the MSCI Singapore Index on any trading day will equal the official closing value of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index or the MSCI Singapore Index, respectively, or in each case, any successor index thereto (as described below) published following the regular official weekday close of trading for each such Basket Index on that trading day. In certain circumstances, the "closing level" will be based on the alternate calculation of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the Korea Stock Price Index 200, the MSCI Taiwan Index or the MSCI Singapore Index described under "The AMEX Hong Kong 30 Index -- Discontinuation of the AMEX Hong Kong 30 Index; Alteration of Method of Calculation," "The FTSE/Xinhua China 25 Index -- Discontinuation of the FTSE/Xinhua China 25 Index; Alteration of Method of Calculation," "The Korea Stock Price Index 200 -- Discontinuation of the KOSPI 200; Alteration of Method of Calculation," "The MSCI Taiwan Index -- Discontinuation of the MSCI Taiwan Index; Alteration of Method of Calculation," and "The MSCI Singapore Index -- Discontinuation of the MSCI Singapore Index; Alteration of Method of Calculation."

      A "trading day" is a day, as determined by the calculation agent, on which trading is generally conducted on (i) the relevant exchanges (as defined below) for securities underlying the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index and the MSCI Singapore Index and
(ii) the exchanges on which futures or options contracts related to the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index or the MSCI Singapore Index are traded, other than a day on which trading on such relevant exchange or exchange on which such futures or options contracts are traded is scheduled to close prior to its regular weekday closing time.

      We will irrevocably deposit with DTC no later than the opening of business on the maturity date funds sufficient to make payments of the amount payable with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

      A "business day" is any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

      Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in open market or by private agreement.

Calculation Agent

      J.P. Morgan Securities Inc. will act as the calculation agent. The calculation agent will determine, among other things, the AMEX Hong Kong Return, the AMEX Hong Kong Ending Level, the FTSE/Xinhua Return, the FTSE/Xinhua Ending Level, the KOSPI Return, the KOSPI Ending Level, the MSCI Taiwan Return, the MSCI Taiwan Ending Level, the MSCI Singapore Return, the MSCI Singapore Ending Level, the closing level of each Basket Index on the pricing date, the Basket Return and the payment at maturity, if any, on the notes. In addition, the calculation agent will determine whether there has been a market disruption event or a discontinuance of any Basket Index and whether there has been a material change in the method of calculating any of the Basket Indices. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of this pricing supplement without your consent and without notifying you.

      The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m. on the business day preceding the maturity date.

      All calculations with respect to the AMEX Hong Kong Return, the FTSE/Xinhua Return, the KOSPI Return, the MSCI Taiwan Return, the MSCI Singapore Return, the Basket Return, the Ending Basket Level and the closing level of each Basket Index on the pricing date will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount payable per $1,000 principal amount note at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent being rounded upward.

Market Disruption Events

      Certain events may prevent the calculation agent from calculating the Basket Closing Level on an Averaging Date, and, consequently, the Basket Return and the amount, if any, that we will pay to you at maturity of the notes. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to these events individually as a "market disruption event."

      With respect to any of the Basket Indices, a "market disruption event" means:

      o a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the level of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index or the MSCI Singapore Index (or the relevant successor index or indices) on the relevant exchanges (as defined below) for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such relevant exchange; or

      o a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index or the MSCI Singapore Index (or the relevant successor index or indices) during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

      o the suspension, absence or material limitation of trading on the relevant exchange for trading in futures or options contracts related to the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index or the MSCI Singapore Index (or the relevant successor index or indices) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such exchange; or

      o a decision to permanently discontinue trading in the relevant futures or options contracts,

in each case as determined by the calculation agent in its sole discretion; and

      o a determination by the calculation agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

      For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index or the MSCI Singapore Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the disrupted index shall be based on a comparison of:

      o the portion of the level of the disrupted index attributable to that security relative to

      o     the overall level of the disrupted index,

in each case immediately before that suspension or limitation.

      For purposes of determining whether a market disruption event has occurred:

      o a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market;

      o limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

      o a suspension of trading in futures or options contracts on the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index or the MSCI Singapore Index by the primary securities market trading in such contracts by reason of

            o a price change exceeding limits set by such exchange or market,

            o     an imbalance of orders relating to such contracts, or

            o     a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index or the MSCI Singapore Index; and

      o a "suspension, absence or material limitation of trading" on any relevant exchange or on the primary market on which futures or options contracts related to the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index or the MSCI Singapore Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

      "Relevant exchange" means the primary organized exchange or market of trading for any security (or any combination thereof) then included in the AMEX Hong Kong 30 Index, the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index or the MSCI Singapore Index or any successor index or indices.

Events of Default

      Under the heading "Description of Debt Securities -- Events of Default, Waiver, Debt Securities in Foreign Currencies" in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment Upon an Event of Default

      In case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per note upon any acceleration of the notes shall be determined by the calculation agent and shall be an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described under the caption "Description of Notes -- Payment at Maturity," calculated as if the date of acceleration were the final Averaging Date and the four business days immediately preceding the date of acceleration were the first, second, third and fourth Averaging Dates.

      If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

      Under the heading "Description of Debt Securities -- Modification of the Indenture; Waiver of Compliance" in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

      The provisions described in the accompanying  prospectus under the heading
"Description   of  Debt   Securities  --  Discharge,   Defeasance  and  Covenant
Defeasance" are not applicable to the notes.

Listing

      The notes will not be listed on any securities exchange.

Book-Entry Only Issuance -- The Depository Trust Company

      The Depository Trust Company, or DTC, will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings "Description of Notes -- Forms of Notes" and "The Depositary."

Registrar, Transfer Agent and Paying Agent

      Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of JPMorgan Chase Bank, National Association ("JPMorgan Chase Bank") in The City of New York.

      JPMorgan Chase Bank or one of its affiliates will act as registrar and transfer agent for the notes. JPMorgan Chase Bank will also act as paying agent and may designate additional paying agents.

      Registration of transfers of the notes will be effected without charge by or on behalf of JPMorgan Chase Bank, but upon payment (with the giving of such indemnity as JPMorgan Chase Bank may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

      The notes will be governed by and interpreted in accordance with the laws of the State of New York.

                           THE AMEX HONG KONG 30 INDEX

      We have derived all information contained in this pricing supplement regarding the AMEX Hong Kong 30 Index ("AMEX Hong Kong 30 Index"), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the American Stock Exchange LLC ("AMEX" or the "American Stock Exchange"). The AMEX Hong Kong 30 Index is calculated, maintained and published by the American Stock Exchange. We make no representation or warranty as to the accuracy or completeness of such information.

      The AMEX Hong Kong 30 Index is reported by Bloomberg Financial Markets under the ticker symbol "HKX."

AMEX Hong Kong 30 Index Composition and Maintenance

      The AMEX Hong Kong 30 Index is a capitalization-weighted stock index that measures the market value performance (share price times the number of shares outstanding) of selected stocks listed on The Stock Exchange of Hong Kong Ltd. (the "HKSE"). The AMEX Hong Kong 30 Index currently is based on the capitalization of 30 stocks actively traded on the HKSE and is designed to represent a substantial segment of the Hong Kong stock market. The primary trading market for all of these stocks is either Hong Kong or London. Sectors comprising the AMEX Hong Kong 30 Index consist primarily of finance, property development, utilities and conglomerates, and also includes hotel/leisure, property investment, airlines and transportation.

      The AMEX Hong Kong 30 Index will contain at least 30 stocks at all times. In addition, the stocks must meet certain listing and maintenance standards as discussed below. The American Stock Exchange may change the composition of the AMEX Hong Kong 30 Index at any time in order to more accurately reflect the composition and track the movement of the Hong Kong stock market. Any replacement stock must also meet the stock listing and maintenance standards as discussed below. Further, the American Stock Exchange may replace stocks in the event of certain corporate events, such as takeovers or mergers, that change the nature of the security. The American Stock Exchange selects stocks comprising the AMEX Hong Kong 30 Index on the basis of their market weight, trading liquidity and representation of the business industries reflected on the HKSE. The American Stock Exchange requires that each stock be one issued by an entity with major business interests in Hong Kong, be listed for trading on the HKSE and have its primary trading market located in a country with which the American Stock Exchange has an effective surveillance sharing agreement. The American Stock Exchange will remove any stock failing to meet the above listing and maintenance criteria within 30 days after such failure occurs. Additional qualification criteria for the inclusion and maintenance of stocks include the following standards: all stocks selected for inclusion in the AMEX Hong Kong 30 Index must have, and thereafter maintain, (1) an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior 6-month period, of at least H.K.$3,000,000,000; (2) an average daily closing price, measured over the prior 6-month period, not lower than H.K.$2.50; (3) an average daily trading volume, measured over the prior 6-month period, of more than 1,000,000 shares per day, although up to, but no more than, three stocks may have an average daily trading volume, measured over the prior 6-month period, of less than 1,000,000 shares per day, but in no event less than 500,000 shares per day; and
(4) a minimum "free float" value (total freely tradable outstanding shares minus insider holdings), based on a monthly average measured over the prior 3-month period, of U.S.$238,000,000, although up to, but no more than, three stocks may have a free float value of less than U.S.$238,000,000 but in no event less than U.S.$l50,000,000, measured over the same period.

      The American Stock Exchange reviews and applies the above qualification criteria relating to the stocks comprising the AMEX Hong Kong 30 Index on a quarterly basis, conducted on the last business day in January, April, July and October. Any stock failing to meet the above listing and maintenance criteria will be reviewed on the second Friday of the second month following the quarterly review to again determine compliance with the above criteria. Any stock failing this second review will be replaced by a "qualified" stock effective upon the close of business on the following Friday, provided, however, that if such Friday is not a business day in The City of New York, the replacement will be effective at the close of business on the first preceding business day in The City of New York. The American Stock Exchange will notify its membership immediately after it determines to replace a stock.

AMEX Hong Kong 30 Index Calculation

      The AMEX Hong Kong 30 Index is a capitalization-weighted index. A company's market capitalization is calculated by multiplying the number of shares outstanding by the company's current share price (in Hong Kong dollars). For valuation purposes, one AMEX Hong Kong 30 Index unit (1.0) is assigned a fixed value of one U.S. dollar. The AMEX Hong Kong 30 Index measures the average changes in price of the stocks comprising the AMEX Hong Kong 30 Index, weighted according to the respective market capitalizations, so that the effect of a percentage price change in a stock will be greater the larger the stock's market capitalization. The AMEX Hong Kong 30 Index was established by the American Stock Exchange on June 25, 1993, on which date the AMEX Hong Kong 30 Index value was set at 350.00.

      The AMEX Hong Kong 30 Index is calculated by (i) aggregating the market capitalization of each stock comprising the AMEX Hong Kong 30 Index and (ii) dividing such sum by an adjusted base market capitalization or divisor. On June 25, 1993, the market value of the Underlying Stocks was approximately H.K.$1,152,829,149,500 and the divisor used to calculate the AMEX Hong Kong 30 Index was 3,293,797,570. The American Stock Exchange selected that particular divisor number in order, among other things, to ensure that the AMEX Hong Kong 30 Index was set at a general price level consistent with other well recognized stock market indices. The divisor is subject to periodic adjustments as set forth below. The AMEX Hong Kong 30 Index is calculated once each day by the American Stock Exchange based on the most recent official closing prices of each of the stocks comprising the AMEX Hong Kong 30 Index reported by the HKSE. Pricing of the AMEX Hong Kong 30 Index is disseminated before the opening of trading via the Consolidated Tape Authority Network-B and continuously during each business day in The City of New York. The dissemination value, however, will remain the same throughout the trading day because the trading hours of the HKSE do not overlap with trading hours in The City of New York. Accordingly, updated price information will be unavailable.

      In order to maintain continuity in the level of the AMEX Hong Kong 30 Index in the event of certain changes due to non-market factors affecting the stocks comprising the AMEX Hong Kong 30 Index, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits, distributions of assets to stockholders or other capitalization events, the divisor used in calculating the AMEX Hong Kong 30 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the AMEX Hong Kong 30 Index and in order that the value of the AMEX Hong Kong 30 Index immediately after such change will equal the level of the AMEX Hong Kong 30 Index immediately prior to the change. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. Nevertheless, changes in the identities and characteristics of the stocks comprising the AMEX Hong Kong 30 Index may significantly affect the behavior of the AMEX Hong Kong 30 Index over time.

The Stock Exchange of Hong Kong Ltd.

      Trading on The Stock Exchange of Hong Kong Ltd. (the "HKSE") is fully electronic through an Automatic Order Matching and Execution System. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 10:00 a.m. to 12:30 p.m. and then from 2:30 p.m. to 3:55 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

      Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the HKSE currently will cease at 12:30 a.m. or 3:55 a.m., Eastern Daylight Savings Time. Using the last reported closing prices of the stocks underlying the AMEX Hong Kong 30 Index on the HKSE, the closing level of the AMEX Hong Kong 30 Index on any such trading day generally will be calculated, published and disseminated by the American Stock Exchange in the United States shortly before the opening of trading on the American Stock Exchange in New York on the same calendar day.

      The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so where: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE considers there are insufficient securities in the hands of the public; (3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer's securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing.
Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company's shares may also be suspended if there is unusual trading activity in such shares.

      An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the HKSE, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required;
(5) where the issuer is no longer suitable for listing, or becomes a "cash" company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the AMEX Hong Kong 30 Index may be limited by suspension of trading of individual stocks which comprise the AMEX Hong Kong 30 Index which may, in turn, adversely affect the value of the notes.

License Agreement with the American Stock Exchange

      We have entered into an agreement with AMEX providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the AMEX Hong Kong 30 Index, which is owned and published by AMEX, in connection with certain securities, including the notes.

      The notes are not sponsored, endorsed, sold or promoted by the American Stock Exchange (including its affiliates). The American Stock Exchange has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the notes. The American Stock Exchange makes no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the AMEX Hong Kong 30 Index to track general stock market performance. The American Stock Exchange has no relationship to JPMorgan Chase other than the licensing of the AMEX Hong Kong 30 Index and the related trademarks for use in connection with the notes, which index is determined, composed and calculated by the American Stock Exchange without regard to JPMorgan Chase or the notes. The American Stock Exchange has no obligation to take the needs of JPMorgan Chase or the owners of the notes into consideration in determining, composing or calculating the AMEX Hong Kong 30 Index. The American Stock Exchange is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. The American Stock Exchange has no liability in connection with the administration, marketing or trading of the notes.

      The American Stock Exchange is under no obligation to continue the calculation and dissemination of the AMEX Hong Kong 30 Index and the method by which the AMEX Hong Kong 30 Index is calculated and the name "AMEX Hong Kong 30 Index" may be changed at the discretion of the American Stock Exchange. No inference should be drawn from the information contained in this pricing supplement that the American Stock Exchange makes any representation or warranty, implied or express, to you or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the AMEX Hong Kong 30 Index to track general stock market performance. The American Stock Exchange has no obligation to take into account your interest, or that of anyone else having an interest in determining, composing or calculating the AMEX Hong Kong 30 Index. The American Stock Exchange is not responsible for, and has not participated in the determination of the timing of, prices for or quantities of, the notes or in the determination or calculation of the equation by which the notes are to be settled in cash. The American Stock Exchange has no obligation or liability in connection with the administration, marketing or trading of the notes. The use of and reference to the AMEX Hong Kong 30 Index in connection with the notes have been consented to by the American Stock Exchange.

      The American Stock Exchange disclaims all responsibility for any inaccuracies in the data on which the AMEX Hong Kong 30 Index is based, or any mistakes or errors or omissions in the calculation or dissemination of the AMEX Hong Kong 30 Index.

Discontinuation of the AMEX Hong Kong 30 Index; Alteration of Method of Calculation

      If AMEX discontinues publication of the AMEX Hong Kong 30 Index and AMEX or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued AMEX Hong Kong 30 Index (such index being referred to herein as an "AMEX Hong Kong successor index"), then the AMEX Hong Kong 30 Index closing level will be determined by reference to the level of such AMEX Hong Kong successor index at the close of trading on the relevant exchange or market for the AMEX Hong Kong successor index on the Averaging Dates.

      Upon any selection by the calculation agent of an AMEX Hong Kong successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

      If AMEX discontinues publication of the AMEX Hong Kong 30 Index prior to, and such discontinuance is continuing on the Averaging Dates, and the calculation agent determines, in its sole discretion, that no AMEX Hong Kong successor index is available at such time, then the calculation agent will determine the AMEX Hong Kong 30 Index closing level on such date. The AMEX Hong Kong 30 Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the AMEX Hong Kong 30 Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the AMEX Hong Kong 30 Index. Notwithstanding these alternative arrangements, discontinuance of the publication of the AMEX Hong Kong 30 Index on the relevant exchange may adversely affect the value of the notes.

      If at any time the method of calculating the AMEX Hong Kong 30 Index or an AMEX Hong Kong successor index, or the level thereof, is changed in a material respect, or if the AMEX Hong Kong 30 Index or an AMEX Hong Kong successor index is in any other way modified so that the AMEX Hong Kong 30 Index or such AMEX
Hong Kong successor index does not, in the opinion of the calculation agent, fairly represent the level of the AMEX Hong Kong 30 Index or such AMEX Hong Kong successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on the Averaging Dates, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the AMEX Hong Kong 30 Index or such AMEX Hong Kong successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the AMEX Hong Kong 30 Index closing level with reference to the AMEX Hong Kong 30 Index or such AMEX Hong Kong successor index, as adjusted. Accordingly, if the method of calculating the AMEX Hong Kong 30 Index or an AMEX Hong Kong successor index is modified so that the level of the AMEX Hong Kong 30 Index or such AMEX Hong Kong successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the AMEX Hong Kong 30 Index), then the calculation agent will adjust its calculation of the AMEX Hong Kong 30 Index or such AMEX Hong Kong successor index in order to arrive at a level of the AMEX Hong Kong 30 Index or such AMEX Hong Kong successor index as if there had been no such modification (e.g., as if such split had not occurred).

Historical Information

      The following graph sets forth the historical performance of the AMEX Hong Kong 30 Index based on the weekly AMEX Hong Kong 30 Index closing level from March 17, 2001 through April 7, 2006. The AMEX Hong Kong 30 Index closing level on April 12, 2006 was 816.90. We obtained the AMEX Hong Kong 30 Index closing levels and other information below from Bloomberg Financial Markets. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

      The historical levels of the AMEX Hong Kong 30 Index should not be taken as an indication of future performance, and no assurance can be given as to the AMEX Hong Kong 30 Index closing level on the Averaging Dates. We cannot give you assurance that the performance of the AMEX Hong Kong 30 Index, in conjunction with the performance of the FTSE/Xinhua China 25 Index, the KOSPI 200, the MSCI Taiwan Index and the MSCI Singapore Index, will allow you to obtain a return on your investment or avoid a loss of principal at maturity.

 [The following table is represented by a line chart in the printed material.]

          Historical Performance of the AMEX Hong Kong 30 Index (HKX)

        Date                 Index Level
        ----                 -----------
      16-Mar-01                 665.53
      23-Mar-01                 618.58
      30-Mar-01                 627.68

      06-Apr-01                 608.21
      13-Apr-01                 630.45
      20-Apr-01                 653.52
      27-Apr-01                 650.41

      04-May-01                 649.92
      11-May-01                 662.65
      18-May-01                 654.49
      25-May-01                 668.92

      01-Jun-01                 640.25
      08-Jun-01                 672.72
      15-Jun-01                 638.14
      22-Jun-01                 641.05
      29-Jun-01                 634.09

      06-Jul-01                 630.70
      13-Jul-01                 611.05
      20-Jul-01                 598.00
      27-Jul-01                 589.31

      03-Aug-01                 595.29
      10-Aug-01                 573.82
      17-Aug-01                 574.35
      24-Aug-01                 544.82
      31-Aug-01                 542.99

      07-Sep-01                 508.57
      14-Sep-01                 510.18
      21-Sep-01                 436.45
      28-Sep-01                 488.47

      05-Oct-01                 504.66
      12-Oct-01                 503.80
      19-Oct-01                 485.37
      26-Oct-01                 515.60

      02-Nov-01                 503.61
      09-Nov-01                 524.10
      16-Nov-01                 558.73
      23-Nov-01                 559.28
      30-Nov-01                 558.23

      07-Dec-01                 587.33
      14-Dec-01                 568.97
      21-Dec-01                 554.02
      28-Dec-01                 567.29

      04-Jan-02                 579.51
      11-Jan-02                 551.54
      18-Jan-02                 542.61
      25-Jan-02                 531.49

      01-Feb-02                 528.55
      08-Feb-02                 519.63
      15-Feb-02                 540.34
      22-Feb-02                 526.35

      01-Mar-02                 513.26
      08-Mar-02                 552.84
      15-Mar-02                 552.42
      22-Mar-02                 533.93
      29-Mar-02                 540.66

      05-Apr-02                 531.18
      12-Apr-02                 524.96
      19-Apr-02                 551.20
      26-Apr-02                 557.25

      03-May-02                 578.77
      10-May-02                 571.17
      17-May-02                 589.04
      24-May-02                 571.83
      31-May-02                 555.20

      07-Jun-02                 555.16
      14-Jun-02                 539.13
      21-Jun-02                 521.73
      28-Jun-02                 522.32

      05-Jul-02                 532.44
      12-Jul-02                 525.05
      19-Jul-02                 510.85
      26-Jul-02                 484.37

      02-Aug-02                 494.52
      09-Aug-02                 495.76
      16-Aug-02                 507.99
      23-Aug-02                 506.34
      30-Aug-02                 496.28

      06-Sep-02                 481.00
      13-Sep-02                 478.27
      20-Sep-02                 461.84
      27-Sep-02                 459.74

      04-Oct-02                 448.02
      11-Oct-02                 446.23
      18-Oct-02                 476.86
      25-Oct-02                 482.09

      01-Nov-02                 468.29
      08-Nov-02                 484.35
      15-Nov-02                 487.65
      22-Nov-02                 498.59
      29-Nov-02                 498.18

      06-Dec-02                 493.94
      13-Dec-02                 481.17
      20-Dec-02                 475.99
      27-Dec-02                 466.80

      03-Jan-03                 473.46
      10-Jan-03                 479.72
      17-Jan-03                 472.95
      24-Jan-03                 466.08
      31-Jan-03                 456.23

      07-Feb-03                 450.26
      14-Feb-03                 452.97
      21-Feb-03                 456.30
      28-Feb-03                 450.15

      07-Mar-03                 439.57
      14-Mar-03                 442.32
      21-Mar-03                 452.59
      28-Mar-03                 436.47

      04-Apr-03                 433.95
      11-Apr-03                 426.51
      18-Apr-03                 423.05
      25-Apr-03                 414.52

      02-May-03                 434.34
      09-May-03                 449.48
      16-May-03                 449.09
      23-May-03                 459.20
      30-May-03                 469.22

      06-Jun-03                 479.41
      13-Jun-03                 487.28
      20-Jun-03                 489.78
      27-Jun-03                 476.13

      04-Jul-03                 474.65
      11-Jul-03                 487.26
      18-Jul-03                 499.47
      25-Jul-03                 489.69

      01-Aug-03                 504.66
      08-Aug-03                 491.74
      15-Aug-03                 515.11
      22-Aug-03                 530.87
      29-Aug-03                 537.52

      05-Sep-03                 550.80
      12-Sep-03                 538.78
      19-Sep-03                 543.65
      26-Sep-03                 559.23

      03-Oct-03                 574.40
      10-Oct-03                 590.63
      17-Oct-03                 596.19
      24-Oct-03                 581.77
      31-Oct-03                 603.55

      07-Nov-03                 604.12
      14-Nov-03                 604.36
      21-Nov-03                 586.75
      28-Nov-03                 607.66

      05-Dec-03                 607.48
      12-Dec-03                 620.86
      19-Dec-03                 611.54
      26-Dec-03                 616.82

      02-Jan-04                 634.81
      09-Jan-04                 663.66
      16-Jan-04                 654.79
      23-Jan-04                 683.05
      30-Jan-04                 659.60

      06-Feb-04                 661.94
      13-Feb-04                 680.75
      20-Feb-04                 687.17
      27-Feb-04                 690.06

      05-Mar-04                 644.63
      12-Mar-04                 638.82
      19-Mar-04                 632.63
      26-Mar-04                 620.23

      02-Apr-04                 633.52
      09-Apr-04                 640.32
      16-Apr-04                 617.50
      23-Apr-04                 613.98
      30-Apr-04                 596.24

      07-May-04                 593.38
      14-May-04                 562.86
      21-May-04                 575.74
      28-May-04                 601.84

      04-Jun-04                 598.92
      11-Jun-04                 617.00
      18-Jun-04                 588.80
      25-Jun-04                 603.88

      02-Jul-04                 606.27
      09-Jul-04                 607.45
      16-Jul-04                 599.61
      23-Jul-04                 614.26
      30-Jul-04                 606.65

      06-Aug-04                 620.56
      13-Aug-04                 615.95
      20-Aug-04                 615.80
      27-Aug-04                 640.47

      03-Sep-04                 646.36
      10-Sep-04                 649.27
      17-Sep-04                 660.15
      24-Sep-04                 650.14

      01-Oct-04                 652.38
      08-Oct-04                 656.24
      15-Oct-04                 649.06
      22-Oct-04                 647.62
      29-Oct-04                 650.44

      05-Nov-04                 673.35
      12-Nov-04                 688.37
      19-Nov-04                 688.43
      26-Nov-04                 695.20

      03-Dec-04                 710.65
      10-Dec-04                 696.60
      17-Dec-04                 699.62
      24-Dec-04                 711.17
      31-Dec-04                 711.09

      07-Jan-05                 678.50
      14-Jan-05                 674.21
      21-Jan-05                 672.10
      28-Jan-05                 680.24

      04-Feb-05                 675.67
      11-Feb-05                 688.46
      18-Feb-05                 701.67
      25-Feb-05                 703.80

      04-Mar-05                 681.70
      11-Mar-05                 690.09
      18-Mar-05                 688.29
      25-Mar-05                 676.06

      01-Apr-05                 670.53
      08-Apr-05                 678.74
      15-Apr-05                 677.62
      22-Apr-05                 681.51
      29-Apr-05                 692.22

      06-May-05                 698.36
      13-May-05                 690.18
      20-May-05                 682.48
      27-May-05                 682.29

      03-Jun-05                 688.64
      10-Jun-05                 693.80
      17-Jun-05                 692.99
      24-Jun-05                 708.03

      01-Jul-05                 706.91
      08-Jul-05                 695.78
      15-Jul-05                 722.55
      22-Jul-05                 737.15
      29-Jul-05                 741.32

      05-Aug-05                 750.05
      12-Aug-05                 770.54
      19-Aug-05                 750.12
      26-Aug-05                 747.49

      02-Sep-05                 760.13
      09-Sep-05                 757.56
      16-Sep-05                 748.21
      23-Sep-05                 756.22
      30-Sep-05                 769.12

      07-Oct-05                 739.73
      14-Oct-05                 722.58
      21-Oct-05                 723.33
      28-Oct-05                 709.78

      04-Nov-05                 727.71
      11-Nov-05                 735.61
      18-Nov-05                 743.12
      25-Nov-05                 753.38

      02-Dec-05                 759.03
      09-Dec-05                 744.82
      16-Dec-05                 752.25
      23-Dec-05                 758.81
      30-Dec-05                 744.57

      06-Jan-06                 766.88
      13-Jan-06                 789.41
      20-Jan-06                 783.17
      27-Jan-06                 786.06

      03-Feb-06                 770.27
      10-Feb-06                 768.74
      17-Feb-06                 771.24
      24-Feb-06                 790.73

      03-Mar-06                 788.48
      10-Mar-06                 772.41
      17-Mar-06                 791.34
      24-Mar-06                 786.02
      31-Mar-06                 791.11

      07-Apr-06                 823.96

Source: Blooomberg

                         THE FTSE/XINHUA CHINA 25 INDEX

      We have obtained all information contained in this pricing supplement regarding the FTSE/Xinhua China 25 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE/Xinhua Index Limited. FTSE/Xinhua Index Limited has no obligation to continue to publish, and may discontinue publication of, the FTSE/Xinhua China 25 Index.

      The FTSE/Xinhua China 25 Index is a stock index calculated, published and disseminated by FTSE/Xinhua Index Limited ("FXI"), a joint venture of FTSE International Limited ("FTSE") and Xinhua Financial Network Limited ("Xinhua"), and is designed to represent the performance of the mainland Chinese market that is available to international investors. The FTSE/Xinhua China 25 Index is quoted in Hong Kong dollars ("HKD") and currently is based on the 25 largest and most liquid Chinese stocks (called "H" shares and "Red Chip" shares), listed and trading on the Stock Exchange of Hong Kong Ltd. ("HKSE"). "H" shares are securities of companies incorporated in the People's Republic of China and nominated by the Chinese Government for listing and trading on the HKSE. "Red Chip" shares are securities of Hong Kong-incorporated companies, which are substantially owned directly or indirectly by the Chinese government and have the majority of their business interests in mainland China. Both "H" shares and "Red Chip" shares are quoted and traded in HKD and are available only to international investors and not to those from the People's Republic of China.

      The FTSE/Xinhua China 25 Index is reported by Bloomberg L.P. under the ticker symbol "XIN0I."

Computation of the Index

      The FTSE/Xinhua China 25 Index is calculated using the free float index calculation methodology of the FTSE Group. The index is calculated using the following algorithm:

                        Sum p (n) e (n) s (n) f (n) c (n)
                        ---------------------------------
                                        d

where p is the latest trade price of the component security n, e is the exchange rate required to convert the security's home currency into the index's base currency, s is the number of shares of the security in issue, f is the portion of free floating shares, adjusted in accordance with the policies of the FTSE/Xinhua Index Limited, c is the capping factor published by the FTSE/Xinhua Index Limited at the most recent quarterly review of the index, and d is the divisor, a figure that represents the total issued share capital of the index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the index.

      The FTSE/Xinhua China 25 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations. Under this methodology, FTSE/Xinhua Index Limited excludes from free floating shares trade investments in a FTSE/Xinhua China 25 Index constituent company by another FTSE/Xinhua China 25 Index constituent company, significant long-term holdings by founders, directors and/or their families, employee share schemes (if restricted), government holdings, foreign ownership limits, and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a FTSE/Xinhua China 25 Index constituent stock is applied in bands, as follows:

Free float less than or equal to 15%............................     Ineligible for inclusion in the
                                                                     FTSE/Xinhua China 25 Index, unless free
                                                                     float is also greater than 5% and the
                                                                     full market capitalization is greater
                                                                     than US$2.5 billion (or local currency
                                                                     equivalent), in which case actual free
                                                                     float is used.
Free float greater than 15% but less than or equal to 20%.......                        20%
Free float greater than 20% but less than or equal to 30%.......                        30%

Free float less than or equal to 15%............................     Ineligible for inclusion in the
                                                                     FTSE/Xinhua China 25 Index, unless free
                                                                     float is also greater than 5% and the
                                                                     full market capitalization is greater
                                                                     than US$2.5 billion (or local currency
                                                                     equivalent), in which case actual free
                                                                     float is used.
Free float greater than 30% but less than or equal to 40%.......                        40%
Free float greater than 40% but less than or equal to 50%.......                        50%
Free float greater than 50% but less than or equal to 75%.......                        75%
Free float greater than 75%.....................................                       100%

      These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event. Following the application of an initial free float restriction, a FTSE/Xinhua China 25 Index constituent stock's free float will only be changed if its actual free float is more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent band. This 5 percentage point threshold does not apply if the initial free float is less than 15%. Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above. The FTSE/Xinhua China 25 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the FTSE/Xinhua China 25 Index. Implementation of any changes takes place after the close of the index calculation on the third Friday in January, April, July and October. A stock's free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the FTSE/Xinhua China 25 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event. Securities must be sufficiently liquid to be traded. The following criteria, among others, are used to ensure that illiquid securities are excluded:

     Price. FXI must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company. FXI may exclude a security from the FTSE/Xinhua China 25 Index if it considers that an "accurate and reliable" price is not available. The FTSE/Xinhua China 25 Index uses the last trade prices from the relevant stock exchanges, when available.

     Liquidity. Securities in the FTSE/Xinhua China 25 Index will be reviewed annually for liquidity. Securities which do not turn over at least 2% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to the quarterly review by FXI will not be eligible for inclusion in the FTSE/Xinhua China 25 Index. An existing constituent failing to trade at least 2.0% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to the quarterly review will be removed after close of the index calculation on the next trading day following the third Friday in January, April, July and October. Any period when a share is suspended will be excluded from the calculation.

     New Issues. New issues must have a minimum trading record of at least 20 trading days prior to the date of the review and turnover of a minimum of 2% of their shares in issue, after the application of any free float restrictions, per month each month, except in certain circumstances.

      The FTSE/Xinhua China 25 Index, like other indices of FXI, is governed by an independent advisory committee that ensures that the index is operated in accordance with its published ground rules, and that the rules remain relevant to the FTSE/Xinhua China 25 Index.

The Stock Exchange of Hong Kong Ltd.

      Trading on the HKSE is fully electronic through an Automatic Order Matching and Execution System. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 10:00 a.m. to 12:30 p.m. and then from 2:30 p.m. to 3:55 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

      Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the HKSE currently will cease at 12:30 a.m. or 3:55 a.m., Eastern Daylight Savings Time. Using the last reported closing prices of the stocks underlying the FTSE/Xinhua China 25 Index on the HKSE, the closing level of the FTSE/Xinhua China 25 Index on any such trading day generally will be calculated, published and disseminated by the American Stock Exchange in the United States shortly before the opening of trading on the American Stock Exchange in New York on the same calendar day.

      The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so where: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE considers there are insufficient securities in the hands of the public; (3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer's securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing.
Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company's shares may also be suspended if there is unusual trading activity in such shares.

      An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the HKSE, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required;
(5) where the issuer is no longer suitable for listing, or becomes a "cash" company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the FTSE/Xinhua China 25 Index may be limited by suspension of trading of individual stocks which comprise the FTSE/Xinhua China 25 Index which may, in turn, adversely affect the value of the notes.

License Agreement with FTSE/Xinhua Index Limited

      The notes are not in any way sponsored, endorsed, sold or promoted by FXI, FTSE or Xinhua or by the London Stock Exchange PLC (the "London Stock Exchange") or by The Financial Times Limited ("FT") and neither FXI, FTSE, Xinhua nor the London Stock Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE/Xinhua China 25 Index and/or the figure at which the FTSE/Xinhua China 25 Index stands at any particular time on any particular day or otherwise. The FTSE/Xinhua China 25 Index is compiled and calculated by or on behalf of FXI. However, neither FXI or FTSE or Xinhua or the London Stock Exchange or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE/Xinhua China 25 Index and neither FXI, FTSE, Xinhua or the London Stock Exchange or FT shall be under any obligation to advise any person of any error therein.

      The FTSE/Xinhua China 25 Index is calculated by or on behalf of FXI. FXI does not sponsor, endorse or promote the notes.

      All copyright in the FTSE/Xinhua China 25 Index values and constituent list vest in FXI. JPMorgan Chase has obtained full license from FXI to use such copyright in the creation of the notes.

      "FTSE(TM)" is a trade mark jointly owned by the London Stock Exchange PLC and The Financial Times Limited. "FTSE/Xinhua" is a trade mark of FTSE International Limited. "Xinhua" are service marks and trade marks of Xinhua Financial Network Limited. All marks are licensed for use by FXI.

Discontinuation of the FTSE/Xinhua China 25 Index; Alteration of Method of Calculation

      If FXI discontinues publication of the FTSE/Xinhua China 25 Index and FXI or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued FTSE/Xinhua China 25 Index (such index being referred to herein as a
"FTSE/Xinhua successor index"), then the FTSE/Xinhua China 25 Index closing level will be determined by reference to the level of such FTSE/Xinhua successor index at the close of trading on the relevant exchange or market for the FTSE/Xinhua successor index on the Averaging Dates.

      Upon any selection by the calculation agent of a FTSE/Xinhua successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

      If FXI discontinues publication of the FTSE/Xinhua China 25 Index prior to, and such discontinuance is continuing on the Averaging Dates, and the calculation agent determines, in its sole discretion, that no FTSE/Xinhua successor index is available at such time, then the calculation agent will determine the FTSE/Xinhua China 25 Index closing level on such date. The FTSE/Xinhua China 25 Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the FTSE/Xinhua China 25 Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the FTSE/Xinhua China 25 Index. Notwithstanding these alternative arrangements, discontinuance of the publication of the FTSE/Xinhua China 25 Index on the relevant exchange may adversely affect the value of the notes.

      If at any time the method of calculating the FTSE/Xinhua China 25 Index or a FTSE/Xinhua successor index, or the level thereof, is changed in a material respect, or if the FTSE/Xinhua China 25 Index or a FTSE/Xinhua successor index is in any other way modified so that the FTSE/Xinhua China 25 Index or such FTSE/Xinhua successor index does not, in the opinion of the calculation agent, fairly represent the level of the FTSE/Xinhua China 25 Index or such FTSE/Xinhua successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on the Averaging Dates, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the FTSE/Xinhua China 25 Index or such FTSE/Xinhua successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the FTSE/Xinhua China 25 Index closing level with reference to the FTSE/Xinhua China 25 Index or such FTSE/Xinhua successor index, as adjusted. Accordingly, if the method of calculating the FTSE/Xinhua China 25 Index or a FTSE/Xinhua successor index is modified so that the level of the FTSE/Xinhua China 25 Index or such FTSE/Xinhua successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in FTSE/Xinhua China 25 Index), then the calculation agent will adjust its calculation of the FTSE/Xinhua China 25 Index or such FTSE/Xinhua successor index in order to arrive at a level of the FTSE/Xinhua China 25 Index or such FTSE/Xinhua successor index as if there had been no such modification (e.g., as if such split had not occurred).

Historical Information

      The following graph sets forth the historical performance of the FTSE/Xinhua China 25 Index based on the weekly FTSE/Xinhua China 25 Index closing level from March 17, 2001 through April 7, 2006. The FTSE/Xinhua China 25 Index closing level on April 12, 2006 was 11388.49. We obtained the FTSE/Xinhua China 25 Index closing levels and other information below from Bloomberg Financial Markets. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

      The historical levels of the FTSE/Xinhua China 25 Index should not be taken as an indication of future performance, and no assurance can be given as to the FTSE/Xinhua China 25 Index closing level on the Averaging Dates. We cannot give you assurance that the performance of the FTSE/Xinhua China 25 Index, in conjunction with the performance of the AMEX Hong Kong 30 Index, the KOSPI 200, the MSCI Taiwan Index and the MSCI Singapore Index, will allow you to obtain a return on your investment or avoid a loss of principal at maturity.

 [The following table is represented by a line chart in the printed material.]

        Historical Performance of the FTSE/Xinhua China 25 Index (XIN0I)

          Date          Index Level
          ----          -----------
        16-Mar-01         5000.00
        23-Mar-01         4796.69
        30-Mar-01         4877.51

        06-Apr-01         4770.89
        13-Apr-01         5021.85
        20-Apr-01         5231.76
        27-Apr-01         5470.38

        04-May-01         5618.48
        11-May-01         5701.88
        18-May-01         5880.55
        25-May-01         6195.19

        01-Jun-01         5999.08
        08-Jun-01         6319.13
        15-Jun-01         5894.98
        22-Jun-01         6079.15
        29-Jun-01         5916.72

        06-Jul-01         5825.22
        13-Jul-01         5609.77
        20-Jul-01         5266.48
        27-Jul-01         5360.65

        03-Aug-01         5061.14
        10-Aug-01         4890.61
        17-Aug-01         4906.49
        24-Aug-01         4581.47
        31-Aug-01         4507.20

        07-Sep-01         4332.74
        14-Sep-01         4009.49
        21-Sep-01         3979.54
        28-Sep-01         4205.25

        05-Oct-01         4359.96
        12-Oct-01         4291.45
        19-Oct-01         4150.22
        26-Oct-01         4410.96

        02-Nov-01         4478.08
        09-Nov-01         4515.01
        16-Nov-01         4620.82
        23-Nov-01         4749.32
        30-Nov-01         4634.62

        07-Dec-01         4719.14
        14-Dec-01         4556.53
        21-Dec-01         4509.67
        28-Dec-01         4592.97

        04-Jan-02         4719.97
        11-Jan-02         4535.27
        18-Jan-02         4525.34
        25-Jan-02         4481.85

        01-Feb-02         4530.23
        08-Feb-02         4545.18
        15-Feb-02         4725.24
        22-Feb-02         4714.86

        01-Mar-02         4593.96
        08-Mar-02         4880.64
        15-Mar-02         4895.07
        22-Mar-02         4783.78
        29-Mar-02         4822.18

        05-Apr-02         4878.75
        12-Apr-02         4821.94
        19-Apr-02         4938.19
        26-Apr-02         4923.31

        03-May-02         5059.84
        10-May-02         5025.26
        17-May-02         5169.69
        24-May-02         5118.21
        31-May-02         5027.92

        07-Jun-02         5132.99
        14-Jun-02         5100.28
        21-Jun-02         4869.46
        28-Jun-02         4934.55

        05-Jul-02         5077.50
        12-Jul-02         5039.70
        19-Jul-02         4789.86
        26-Jul-02         4471.43

        02-Aug-02         4561.91
        09-Aug-02         4543.86
        16-Aug-02         4612.11
        23-Aug-02         4689.33
        30-Aug-02         4602.79

        06-Sep-02         4497.20
        13-Sep-02         4471.53
        20-Sep-02         4403.18
        27-Sep-02         4376.86

        04-Oct-02         4251.20
        11-Oct-02         4095.13
        18-Oct-02         4395.60
        25-Oct-02         4389.50

        01-Nov-02         4257.16
        08-Nov-02         4419.43
        15-Nov-02         4428.48
        22-Nov-02         4362.34
        29-Nov-02         4408.58

        06-Dec-02         4477.54
        13-Dec-02         4464.70
        20-Dec-02         4489.35
        27-Dec-02         4425.86

        03-Jan-03         4420.64
        10-Jan-03         4642.41
        17-Jan-03         4623.72
        24-Jan-03         4605.25
        31-Jan-03         4601.71

        07-Feb-03         4659.96
        14-Feb-03         4586.74
        21-Feb-03         4580.78
        28-Feb-03         4554.19

        07-Mar-03         4338.01
        14-Mar-03         4428.70
        21-Mar-03         4502.65
        28-Mar-03         4533.96

        04-Apr-03         4493.63
        11-Apr-03         4487.54
        18-Apr-03         4465.33
        25-Apr-03         4244.14

        02-May-03         4406.25
        09-May-03         4442.73
        16-May-03         4543.85
        23-May-03         4792.08
        30-May-03         4860.58

        06-Jun-03         4987.93
        13-Jun-03         5213.50
        20-Jun-03         5260.29
        27-Jun-03         5224.07

        04-Jul-03         5191.80
        11-Jul-03         5479.32
        18-Jul-03         5578.66
        25-Jul-03         5409.27

        01-Aug-03         5755.62
        08-Aug-03         5492.51
        15-Aug-03         5759.80
        22-Aug-03         6008.05
        29-Aug-03         6124.15

        05-Sep-03         6279.46
        12-Sep-03         6013.04
        19-Sep-03         5801.45
        26-Sep-03         6065.00

        03-Oct-03         6292.64
        10-Oct-03         6805.23
        17-Oct-03         7001.06
        24-Oct-03         6749.29
        31-Oct-03         7177.30

        07-Nov-03         7115.10
        14-Nov-03         7077.98
        21-Nov-03         6796.95
        28-Nov-03         7282.98

        05-Dec-03         7488.57
        12-Dec-03         7980.19
        19-Dec-03         7916.00
        26-Dec-03         8063.92

        02-Jan-04         8719.05
        09-Jan-04         8786.99
        16-Jan-04         8129.49
        23-Jan-04         8648.21
        30-Jan-04         8260.51

        06-Feb-04         8250.63
        13-Feb-04         8625.11
        20-Feb-04         8692.82
        27-Feb-04         8795.51

        05-Mar-04         8661.62
        12-Mar-04         8341.93
        19-Mar-04         8273.96
        26-Mar-04         7990.76

        02-Apr-04         8322.24
        09-Apr-04         8609.05
        16-Apr-04         8066.38
        23-Apr-04         7782.64
        30-Apr-04         7029.97

        07-May-04         7258.65
        14-May-04         6575.39
        21-May-04         6951.53
        28-May-04         7438.60

        04-Jun-04         7135.20
        11-Jun-04         7576.56
        18-Jun-04         6873.30
        25-Jun-04         7350.09

        02-Jul-04         7433.61
        09-Jul-04         7391.87
        16-Jul-04         7311.55
        23-Jul-04         7458.14
        30-Jul-04         7442.02

        06-Aug-04         7372.09
        13-Aug-04         7032.51
        20-Aug-04         7217.53
        27-Aug-04         7402.33

        03-Sep-04         7558.41
        10-Sep-04         7488.12
        17-Sep-04         7834.29
        24-Sep-04         7787.19

        01-Oct-04         7916.39
        08-Oct-04         8112.35
        15-Oct-04         7819.91
        22-Oct-04         7707.33
        29-Oct-04         7727.28

        05-Nov-04         7927.92
        12-Nov-04         8187.95
        19-Nov-04         8218.42
        26-Nov-04         8326.86

        03-Dec-04         8463.41
        10-Dec-04         8104.92
        17-Dec-04         8260.87
        24-Dec-04         8328.96
        31-Dec-04         8294.66

        07-Jan-05         7836.74
        14-Jan-05         7827.26
        21-Jan-05         7916.39
        28-Jan-05         8096.66

        04-Feb-05         8173.44
        11-Feb-05         8393.74
        18-Feb-05         8442.02
        25-Feb-05         8632.17

        04-Mar-05         8467.62
        11-Mar-05         8551.78
        18-Mar-05         8537.23
        25-Mar-05         8316.53

        01-Apr-05         8312.94
        08-Apr-05         8441.38
        15-Apr-05         8230.24
        22-Apr-05         8221.26
        29-Apr-05         8226.15

        06-May-05         8327.01
        13-May-05         8177.70
        20-May-05         8096.76
        27-May-05         8031.20

        03-Jun-05         8035.42
        10-Jun-05         8268.18
        17-Jun-05         8209.50
        24-Jun-05         8430.27

        01-Jul-05         8496.46
        08-Jul-05         8363.14
        15-Jul-05         8570.80
        22-Jul-05         8921.87
        29-Jul-05         9117.31

        05-Aug-05         9292.24
        12-Aug-05         9636.01
        19-Aug-05         9211.40
        26-Aug-05         9219.13

        02-Sep-05         9219.13
        09-Sep-05         9114.81
        16-Sep-05         9035.89
        23-Sep-05         9087.14
        30-Sep-05         9404.92

        07-Oct-05         8973.36
        14-Oct-05         8715.22
        21-Oct-05         8561.42
        28-Oct-05         8272.52

        04-Nov-05         8715.82
        11-Nov-05         8745.98
        18-Nov-05         8881.13
        25-Nov-05         8988.17

        02-Dec-05         9098.49
        09-Dec-05         9077.08
        16-Dec-05         9113.64
        23-Dec-05         9293.47
        30-Dec-05         9203.65

        06-Jan-06         9736.61
        13-Jan-06        10072.06
        20-Jan-06        10268.50
        27-Jan-06        10490.11

        03-Feb-06        10333.03
        10-Feb-06        10495.58
        17-Feb-06        10655.31
        24-Feb-06        10980.36

        03-Mar-06        10997.36
        10-Mar-06        10404.91
        17-Mar-06        10762.65
        24-Mar-06        10967.29
        31-Mar-06        11069.71

        07-Apr-06        11622.33

Source: Bloomberg

                         THE KOREA STOCK PRICE INDEX 200

      We have obtained all information contained in this pricing supplement regarding the Korea Stock Price Index 200 (the "KOSPI 200"), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Korea Exchange ("KRX"), the publisher of the KOSPI
200. KRX has no obligation to continue to publish, and may discontinue publication of, the KOSPI 200.

      The KOSPI 200 is a capitalization-weighted index of 200 Korean blue-chip stocks which make up a large majority of the total market value of the Korea Stock Exchange ("KSE"). The KOSPI 200 is the underlying index for stock index futures and options trading. The constituent stocks are selected on a basis of the market value of the individual stocks, liquidity and their relative positions in their respective industry groups.

      The KOSPI 200 is reported by Bloomberg L.P. under the ticker symbol "KOSPI2."

Selection Criteria

      All common stocks listed on the KSE as of the periodic realignment date will be included in the selection process, except for the stocks which fall into one of the following categories:

            stocks with administrative issues;

            stocks with liquidation issues;

            stocks issued by securities investment companies;

            stocks that  have  been  listed  less  than  one year as of the last trading in April of the year in which the periodic review and selection process occurs;

            stocks belonging  to the industry  groups other than those  industry groups listed below;

            a constituent stock merged into a non-constituent stock;

            a  company   established  as  a  result  of  a  merger  between  two
            constituent stocks; and

            any other stocks that are deemed unsuitable to be included in the constituents of the KOSPI 200.

      The companies listed on the KOSPI 200 are classified into the following industry groups: (i) fisheries, (ii) mining, (iii) manufacturing, (iv) construction, (v) electricity and gas, (vi) services, (vii) post and communication and (viii) finance. The constituents of the KOSPI 200 are selected first from the non-manufacturing industry cluster, and then from the manufacturing industry cluster.

      The constituents from the non-manufacturing industry cluster are selected in accordance with the following:

            o Selection is made in descending order of market capitalization, from large to small, in the same industry group, while ensuring the accumulated market capitalization of the concerned industry group is within 70% of that of all industry groups.

            o Notwithstanding the above, the stocks whose ranking of trading volume in descending order is below 85% of the stocks included in deliberation within the same industry group are excluded. In such case, the excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

      The constituents from the manufacturing industry cluster are selected in descending order of market capitalization, while excluding stocks whose ranking of trading volume in descending order is below 85% of the stocks included in the process within the same industry group. The excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

      Notwithstanding anything above, if a stock whose market capitalization is within the top 50 in terms of market capitalization, such stock may be included in the constituents of the KOSPI 200, by taking into consideration the influence that the industry group has on the KOSPI 200, as well as the liquidity of the concerned stock. Stocks to be placed on the replacement list are selected from the stocks included for deliberation, excluding those already selected as constituents of the KOSPI 200.

KOSPI 200 Calculation

      The KOSPI 200 is computed by multiplying (i) the market capitalization as of the calculation time divided by the market capitalization as of the base date, by (ii) 100. The base date of the KOSPI 200 is January 3, 1990 with a base index of 100. Market capitalization is obtained by multiplying the number of listed common shares of the constituents by the price of the concerned common share.

      If the number of listed shares increases due to rights offering, bonus offering and stock dividend, which accompany ex-right or ex-dividend, such increase is included in the number of listed shares on the ex-right date or ex-dividend date.

      Share prices refer to the market price established during the regular trading session. If no trading took place on such day, quotation price is used and if no quotation price is available, the closing price of the most recent trading day is used.

Stock Revision

      The constituents of the KOSPI 200 are realigned once a year while observing each of the following:

            o An existing constituent will not be removed if the ranking of the market capitalization of such stock is within 100/110 of the ranking of the KOSPI 200 constituents of the same industry group;

            o In order to be included in the constituents of the KOSPI 200, the ranking of the market capitalization of a stock must be within 90/100 of the ranking of the KOSPI 200 constituents of the same industry group;

            o If the ranking of the market capitalization of an existing constituent falls below 100/110 of the ranking of the KOSPI 200 constituents of the same industry group, but there is no stock satisfying the requirement specified in the preceding clause, the existing constituent will not be removed; and

            o When removing the existing constituents, a constituent whose ranking of market capitalization within the same industry group is the lowest will be removed first.

      The periodic realignment date is the trading day following the day, which is the last trading day of June contracts of both the index futures and index options. In the event where a constituent of the KOSPI 200 falls under any of the following cases, such constituent shall be removed from the constituents and the removal date is as follows:

            o     Delisting: the trading day following the delisting date;

            o     Designation as administrative issue: the designation date;

            o     Merger: the day of trading halt; and

            o It is determined that the stock is unsuitable as a constituent of the KOSPI 200: the trading day following the day of such determination, which is the last trading day of the nearest month contracts of both the index futures and index options, after the date of such decision.

      When realigning the constituents of the KOSPI 200, the replacement stocks are chosen from the replacement list in accordance with the rank order. In the case of an industry group that has no stock listed on the replacement list, a replacement stock is chosen from the replacement list of manufacturing industry cluster.

The Korea Stock Exchange

      The KSE's predecessor, the Daehan Stock Exchange, was established in 1956. The KSE is a typical order-driven market, where buy and sell orders compete for best prices. The KSE seeks to maintain a fair and orderly market for trading and regulates and supervises its member firms.

      Throughout the trading hours, orders are matched at a price satisfactory to both buy and sell sides, according to price and time priorities. The opening and closing prices, however, are determined by call auctions: at the market opening and closing, orders received for a certain period of time are pooled and matched at the price at which the most number of shares can be executed. The KSE uses electronic trading procedures, from order placement to trade confirmation. The KSE is open from 9:00 a.m. to 3:00 p.m., Korean time, during weekdays. Investors can submit their orders from 8:00 a.m., one hour before the market opening. Orders delivered to the market during the period from 8:00 a.m. to 9:00 a.m. are queued in the order book and matched by call auction method at 9:00 a.m. to determine opening prices. After opening prices are determined, the trades are conducted by continuous auctions until 2:50 p.m. (10 minutes before the market closing). Besides the regular session, the KSE conducts pre-hours and after-hours sessions for block trading and basket trading. During pre-hours sessions from 7:30 to 8:30 a.m., orders are matched at previous day's respective closing prices. After-hours sessions are open for 50 minutes from 3:10 p.m. to 4:00 p.m. During after-hours sessions, orders are matched at the closing prices of the day.

      On January 26, 2004, the KSE introduced the random-end system at the opening and closing call auctions. The stated purpose of the random-end system is to prevent any distortion in the price discovery function of the KSE caused by "fake" orders placed with an intention of misleading other investors. In cases where the highest or lowest indicative price of a stock set during the last 5 minutes before the closing time of the opening (or closing) call session, 8:55-9:00 a.m. (or 2:55-3:00 p.m.), deviates from the provisional opening (or closing) price by 5 percent or more, the KSE delays the determination of the opening (or closing) price of the stock up to five minutes. The official opening (or closing) price of such stock is determined at a randomly chosen time within five minutes after the regular opening (or closing) time. The KSE makes public the indicative prices during the opening (or closing) call trading sessions. Pooling together all bids and offers placed during the order receiving hours for the opening (or closing) session, 8:10-9:00 a.m. (or 2:50-3:00 p.m.), the indicative opening (or closing) prices of all stocks are released to the public on a real-time basis.

      The KSE sets a limit on the range that the price of individual stocks can change during a day. As of June 2004, that limit was set at 15%, which meant that the price of each stock could neither fall nor rise by more than 15% from the previous day's closing price. In addition, when the price and/or trading activities of a stock are expected to show an abnormal movement in response to an unidentified rumor or news, or when an abnormal movement is observed in the market, the KSE may halt the trading of the stock. In such cases, the KSE requests the company concerned to make a disclosure regarding the matter. Once the company makes an official announcement regarding the matter, trading can resume within an hour; however, if the KSE deems that the situation was not fully resolved by the disclosure, trading resumption may be delayed.

      The KSE introduced circuit breakers in December 1998. The trading in the equity markets is halted for 20 minutes when the KOSPI 200 falls by 10 percent or more from the previous day's closing and the situation lasts for one minute or longer. The trading resumes by call auction where the orders submitted during the 10 minutes after the trading halt ended are matched at a single price.

License Agreement with Korea Exchange

      The notes are not sponsored, endorsed, sold or promoted by KRX, the successor of Korea Stock Exchange who calculates the KOSPI 200 and owns the intellectual property rights over it. KRX makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the KOSPI 200 to track general stock market performance. KRX's only relationship to JPMorgan Chase is the licensing of certain trademarks and trade names of KRX and of the KOSPI 200 which is determined, composed and calculated by KRX without regard to JPMorgan Chase or the notes. KRX has no obligation to take the needs of JPMorgan Chase or the owners of the notes into consideration in determining, composing or calculating the KOSPI 200. KRX is not responsible for and has not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes is to be converted into cash. KRX has no obligation or liability in connection with the administration, marketing or trading of the notes.

      KRX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN AND KRX SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KRX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN. KRX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KOSPI 200 OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KRX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Discontinuation of the KOSPI 200; Alteration of Method of Calculation

      If KRX discontinues publication of the KOSPI 200 and KRX or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued KOSPI 200 (such index being referred to herein as a "KOSPI 200 successor index"), then the KOSPI 200 closing level will be determined by reference to the level of such KOSPI 200 successor index at the close of trading on the relevant exchange or market for the KOSPI 200 successor index on the Averaging Dates.

      Upon any selection by the calculation agent of a KOSPI 200 successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

      If KRX discontinues publication of the KOSPI 200 prior to, and such discontinuance is continuing on the Averaging Dates, and the calculation agent determines, in its sole discretion, that no KOSPI 200 successor index is available at such time, then the calculation agent will determine the KOSPI 200 closing level on such date. The KOSPI 200 closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the KOSPI 200 last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the KOSPI 200. Notwithstanding these alternative arrangements, discontinuance of the publication of the KOSPI 200 on the relevant exchange may adversely affect the value of the notes.

      If at any time the method of calculating the KOSPI 200 or a KOSPI 200 successor index, or the level thereof, is changed in a material respect, or if the KOSPI 200 or a KOSPI 200 successor index is in any other way modified so that the KOSPI 200 or such KOSPI 200 successor index does not, in the opinion of the calculation agent, fairly represent the level of the KOSPI 200 or such KOSPI 200 successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on the Averaging Dates, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the KOSPI 200 or such KOSPI 200 successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the KOSPI 200 closing level with reference to the KOSPI 200 or such KOSPI 200 successor index, as adjusted. Accordingly, if the method of calculating the KOSPI 200 or a KOSPI 200 successor index is modified so that the level of the KOSPI 200 or such KOSPI 200 successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the KOSPI 200), then the calculation agent will adjust its calculation of the KOSPI 200 or such KOSPI 200 successor index in order to arrive at a level of the KOSPI 200 or such KOSPI 200 successor index as if there had been no such modification (e.g., as if such split had not occurred).

Historical Information

      The following graph sets forth the historical performance of the KOSPI 200 based on the weekly KOSPI 200 closing level from March 17, 2001 through April 7, 2006. The KOSPI 200 closing level on April 12, 2006 was 179.13. We obtained the KOSPI 200 closing levels and other information below from Bloomberg Financial Markets. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

      The historical levels of the KOSPI 200 Index should not be taken as an indication of future performance, and no assurance can be given as to the KOSPI 200 Index closing level on the Averaging Dates. We cannot give you assurance that the performance of the KOSPI 200 Index, in conjunction with the performance of the AMEX Hong Kong 30 Index, the FTSE/Xinhua 25 Index, the MSCI Taiwan Index and the MSCI Singapore Index, will allow you to obtain a return on your investment or avoid a loss of principal at maturity.

  [The following table is represented by a line chart in the printed material.]

       Historical Performance of the Korea Stock Price Index 200 (KOSPI2)

             Date           Index Level
             ----           -----------
           17-Mar-01           67.11
           24-Mar-01           67.01
           31-Mar-01           65.16

            7-Apr-01           63.02
           14-Apr-01           64.25
           21-Apr-01           69.62
           28-Apr-01           69.67

            5-May-01           73.51
           12-May-01           72.95
           19-May-01           75.25
           26-May-01           77.81

            2-Jun-01           75.34
            9-Jun-01           77.19
           16-Jun-01           76.35
           23-Jun-01           73.59
           30-Jun-01           73.20

            7-Jul-01           71.18
           14-Jul-01           67.49
           21-Jul-01           66.31
           28-Jul-01           66.96

            4-Aug-01           70.46
           11-Aug-01           68.52
           18-Aug-01           71.56
           25-Aug-01           70.26

            1-Sep-01           67.42
            8-Sep-01           68.50
           15-Sep-01           59.73
           22-Sep-01           58.11
           29-Sep-01           58.91

            6-Oct-01           61.82
           13-Oct-01           63.59
           20-Oct-01           64.98
           27-Oct-01           67.09

            3-Nov-01           68.09
           10-Nov-01           71.60
           17-Nov-01           76.11
           24-Nov-01           80.55

            1-Dec-01           80.03
            8-Dec-01           88.25
           15-Dec-01           82.70
           22-Dec-01           80.43
           29-Dec-01           86.97

            5-Jan-02           94.24
           12-Jan-02           90.96
           19-Jan-02           88.63
           26-Jan-02           97.06

            2-Feb-02           92.46
            9-Feb-02           92.26
           16-Feb-02           98.00
           23-Feb-02           99.11

            2-Mar-02          102.62
            9-Mar-02          103.04
           16-Mar-02          107.06
           23-Mar-02          111.79
           30-Mar-02          111.84

            6-Apr-02          114.53
           13-Apr-02          109.51
           20-Apr-02          115.75
           27-Apr-02          109.55

            4-May-02          107.55
           11-May-02          102.23
           18-May-02          110.36
           25-May-02          107.84

            1-Jun-02          100.80
            8-Jun-02          100.37
           15-Jun-02          103.05
           22-Jun-02           97.72
           29-Jun-02           93.69

            6-Jul-02           99.34
           13-Jul-02           99.70
           20-Jul-02           94.90
           27-Jul-02           87.38

            3-Aug-02           87.81
           10-Aug-02           86.60
           17-Aug-02           90.21
           24-Aug-02           93.22
           31-Aug-02           92.55

            7-Sep-02           88.76
           14-Sep-02           90.30
           21-Sep-02           88.41
           28-Sep-02           83.43

            5-Oct-02           81.91
           12-Oct-02           73.86
           19-Oct-02           84.50
           26-Oct-02           82.65

            2-Nov-02           81.65
            9-Nov-02           85.45
           16-Nov-02           85.26
           23-Nov-02           87.97
           30-Nov-02           92.05

            7-Dec-02           91.03
           14-Dec-02           89.81
           21-Dec-02           90.19
           28-Dec-02           83.72

            4-Jan-03           84.15
           11-Jan-03           79.93
           18-Jan-03           80.96
           25-Jan-03           77.54

            1-Feb-03           75.22
            8-Feb-03           73.17
           15-Feb-03           72.86
           22-Feb-03           76.61

            1-Mar-03           72.85
            8-Mar-03           69.33
           15-Mar-03           68.51
           22-Mar-03           73.37
           29-Mar-03           70.77

            5-Apr-03           70.99
           12-Apr-03           74.22
           19-Apr-03           79.67
           26-Apr-03           72.07

            3-May-03           76.12
           10-May-03           78.90
           17-May-03           77.56
           24-May-03           77.56
           31-May-03           80.53

            7-Jun-03           81.74
           14-Jun-03           84.79
           21-Jun-03           87.55
           28-Jun-03           86.53

            5-Jul-03           88.59
           12-Jul-03           90.15
           19-Jul-03           89.63
           26-Jul-03           90.34

            2-Aug-03           93.46
            9-Aug-03           90.24
           16-Aug-03           93.38
           23-Aug-03           97.23
           30-Aug-03           97.59

            6-Sep-03           97.93
           13-Sep-03           98.87
           20-Sep-03           96.13
           27-Sep-03           89.51

            4-Oct-03           92.05
           11-Oct-03           97.98
           18-Oct-03           99.33
           25-Oct-03           96.74

            1-Nov-03          101.44
            8-Nov-03          104.23
           15-Nov-03          105.35
           22-Nov-03           99.94
           29-Nov-03          103.61

            6-Dec-03          101.87
           13-Dec-03          104.32
           20-Dec-03          105.04
           27-Dec-03          102.43

            3-Jan-04          106.65
           10-Jan-04          110.26
           17-Jan-04          110.63
           24-Jan-04          112.63
           31-Jan-04          110.89

            7-Feb-04          111.16
           14-Feb-04          115.75
           21-Feb-04          115.03
           28-Feb-04          115.92

            6-Mar-04          118.88
           13-Mar-04          111.23
           20-Mar-04          116.02
           27-Mar-04          113.64

            3-Apr-04          116.35
           10-Apr-04          119.27
           17-Apr-04          117.97
           24-Apr-04          122.44

            1-May-04          112.40
            8-May-04          109.38
           15-May-04           99.11
           22-May-04          102.13
           29-May-04          105.82

            5-Jun-04          100.95
           12-Jun-04           96.39
           19-Jun-04           95.74
           26-Jun-04          101.08

            3-Jul-04           97.75
           10-Jul-04           96.51
           17-Jul-04           95.60
           24-Jul-04           95.38
           31-Jul-04           95.27

            7-Aug-04           94.84
           14-Aug-04          100.15
           21-Aug-04          100.86
           28-Aug-04          103.38

            4-Sep-04          104.84
           11-Sep-04          107.32
           18-Sep-04          109.32
           25-Sep-04          107.33

            2-Oct-04          109.42
            9-Oct-04          113.82
           16-Oct-04          108.42
           23-Oct-04          106.80
           30-Oct-04          107.99

            6-Nov-04          111.52
           13-Nov-04          113.41
           20-Nov-04          112.07
           27-Nov-04          110.68

            4-Dec-04          113.96
           11-Dec-04          108.57
           18-Dec-04          112.63
           25-Dec-04          113.15

            1-Jan-05          115.25
            8-Jan-05          112.71
           15-Jan-05          117.82
           22-Jan-05          119.40
           29-Jan-05          119.65

            5-Feb-05          121.30
           12-Feb-05          122.84
           19-Feb-05          127.43
           26-Feb-05          129.13

            5-Mar-05          130.61
           12-Mar-05          131.97
           19-Mar-05          126.82
           26-Mar-05          125.07

            2-Apr-05          126.88
            9-Apr-05          128.44
           16-Apr-05          122.41
           23-Apr-05          121.36
           30-Apr-05          117.58

            7-May-05          121.26
           14-May-05          118.87
           21-May-05          123.02
           28-May-05          123.89

            4-Jun-05          125.70
           11-Jun-05          127.68
           18-Jun-05          129.33
           25-Jun-05          129.08

            2-Jul-05          130.59
            9-Jul-05          131.28
           16-Jul-05          136.48
           23-Jul-05          138.37
           30-Jul-05          143.32

            6-Aug-05          140.70
           13-Aug-05          146.04
           20-Aug-05          140.68
           27-Aug-05          140.36

            3-Sep-05          144.30
           10-Sep-05          149.34
           17-Sep-05          152.55
           24-Sep-05          152.39

            1-Oct-05          157.55
            8-Oct-05          154.40
           15-Oct-05          152.48
           22-Oct-05          152.22
           29-Oct-05          146.55

            5-Nov-05          157.28
           12-Nov-05          161.81
           19-Nov-05          163.74
           26-Nov-05          165.51

            3-Dec-05          167.56
           10-Dec-05          169.16
           17-Dec-05          169.45
           24-Dec-05          175.11
           31-Dec-05          177.43

            7-Jan-06          180.87
           14-Jan-06          181.71
           21-Jan-06          170.60
           28-Jan-06          178.64

            4-Feb-06          172.67
           11-Feb-06          172.68
           18-Feb-06          172.40
           25-Feb-06          176.96
            4-Mar-06          171.67

           11-Mar-06          170.37
           18-Mar-06          173.48
           25-Mar-06          170.86

            1-Apr-06          176.21
            7-Apr-06          181.97

Source:  Bloomberg

                              THE MSCI TAIWAN INDEX

      We have derived all information contained in this pricing supplement regarding the MSCI Taiwan Index ("MSCI Taiwan Index"), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Morgan Stanley Capital International Inc. ("MSCI"). The MSCI Taiwan Index is calculated, maintained and published by MSCI. We make no representation or warranty as to the accuracy or completeness of such information.

      The MSCI Taiwan Index is a free float adjusted market capitalization index of securities listed on the Taiwan Stock Exchange. The MSCI Taiwan Index is reported by Bloomberg Financial Markets under the ticker symbol "TWY."

MSCI Taiwan Index Selection Criteria

      MSCI targets an 85% free float adjusted market representation level within each industry group in Taiwan. The security selection process within each industry group is based on analysis of the following:

o Each company's business activities and the diversification that its securities would bring to the index.

o The size of the securities based on free float adjusted market capitalization. All other things being equal, MSCI targets for inclusion the most sizable securities in an industry group. In addition, securities that do not meet the minimum size guidelines are not considered for inclusion. Though the following limits are subject to revision, presently, a security will be eligible for inclusion in the MSCI Taiwan Index if it achieves a free float adjusted market capitalization of U.S.$450 million and will be eligible for deletion if such capitalization falls below U.S.$225 million as of the yearly review. If, however, the free float adjusted market capitalization level falls significantly below the free float adjusted market capitalization level for deletions prior to a yearly review, for example during a quarterly review, then the security may be deleted prior to such yearly review.

o The liquidity of the securities. All other things being equal, MSCI targets for inclusion the most liquid securities in an industry group. In addition, securities that have inadequate liquidity are not considered for inclusion. MSCI does not define absolute minimum or maximum liquidity levels for stock inclusion or exclusion from the MSCI Taiwan Index but considers each stock's relative standing within Taiwan and between cycles. A useful measure to compare liquidity within the same market is the
      Annualized Traded Value Ratio ("ATVR"), which screens out extreme daily trading volumes and takes into account the difference in market capitalization size. The ATVR Ratio of each security is calculated via the following 3-step process:

            o First, monthly median traded values are computed using the daily median traded value, multiplied by the number of days in the month that the security traded. The daily traded value of a security is equal to the number of shares traded during the day, multiplied by the closing price of that security. The daily median traded value is the median of the daily traded values in a given month.

            o Second, the monthly median traded value ratio is obtained by dividing the monthly median traded value of a security by its free float adjusted security market capitalization at the end of the month.

            o Third, the ATVR is obtained by multiplying the average of the monthly median trade value ratios of the previous 12 months--or the number of months for which this data is available--by 12.

      Only securities of companies with an estimated overall or security free float greater than 15% are generally considered for inclusion in the MSCI Taiwan Index.

      For securities not subject to foreign ownership limitations, the free float of a security is estimated as its total number of shares outstanding less shareholdings classified as strategic and/or non-free float. For securities subject to foreign ownership limitations, the estimated free float available to foreign investors is equal to the lesser of (a) the total number of shares outstanding less shareholdings classified as strategic or non-free float and (b) foreign ownership limitation adjusted for non-free float stakes held by foreign investors.

      MSCI free float adjusts the market capitalization of each security using an adjustment factor referred to as the Foreign Inclusion Factor ("FIF"). Securities not subject to foreign ownership limitations have a FIF equal to (a) the estimated free float, rounded up to the closest 5%, if the securities have a free float greater than 15% or (b) the estimated free float, rounded to the closest 1%, if the securities have a free float less than 15%. For securities subject to foreign ownership limitations, the FIF is equal to the lesser of (a) the estimated free float available to foreign investors (i) rounded up to the closest 5%, if the free float is greater than 15% or (ii) rounded to the closest 1%, if the free float is less than 15% and (b) foreign ownership limitation rounded to the closest 1%.

      The free float adjusted market capitalization of a security is calculated as the product of the FIF and the security's full market capitalization.

MSCI Taiwan Index Calculation

      The MSCI Taiwan Index is computed generally by multiplying the previous day's index level by the free float adjusted market capitalization level of each share in the MSCI Taiwan Index on the prior day divided by the free float adjusted market capitalization level of each share in the MSCI Taiwan Index on the current day. The numerator is adjusted market capitalization, but the denominator is unadjusted, meaning that the price adjustment factor is applied to the numerator, but not to the denominator.

MSCI Taiwan Index Maintenance

      There are three broad categories of MSCI Taiwan Index maintenance:

o An annual full country index review that reassesses the various dimensions of the equity universe in Taiwan;

o Quarterly index reviews, aimed at promptly reflecting other significant market events; and

o Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the index rapidly as they occur.

      During the annual  review,  additions or deletions of securities  are made
(i) following the re-appraisal of the free float adjusted industry group representation within a country relative to an 85% target, (ii) following an update of the minimum size guidelines for additions and deletions and (iii) based on a company's and/or security's free float of less than 15% that has decreased in size in terms of free float adjusted market capitalization due to reduction in free float or due to performance and that no longer meet certain criteria.

      During a quarterly index review, securities may be added to or deleted from the MSCI Taiwan Index for a variety of reasons, including the following:

o Additions or deletions of securities, due to one or more industry groups having become significantly over- or under-represented as a result of mergers, acquisitions, restructuring and other major market events affecting that industry group.

o Additions or deletions resulting from changes in industry classification, significant increases or decreases in free float and relaxation/removal or decreases of foreign ownership limits not implemented immediately.

o Additions of large companies that did not meet the minimum size criterion for early inclusion at the time of their initial public offering or secondary offering.

o     Replacement   of  companies   which  are  no  longer   suitable   industry
      representatives.

o Deletion of securities whose issuing company and/or security free float has fallen to less than 15% and which do not meet certain criteria.

o     Deletion of securities that have become very small or illiquid.

o Replacement of securities (additions or deletions) resulting from the review of price source for constituents with both domestic and foreign board quotations.

License Agreement with Morgan Stanley Capital International Inc.

      We have entered into an agreement with Morgan Stanley Capital International Inc. ("MSCI") providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the MSCI Taiwan Index, which is owned and published by MSCI, in connection with certain securities, including the notes.

      The notes are not sponsored, endorsed, sold or promoted by MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI Taiwan Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of MSCI Taiwan Index which index is determined, composed and calculated by MSCI without regard to the issuer of these notes. MSCI has no obligation to take the needs of the issuer of these notes or the owners of these notes into consideration in determining, composing or calculating the MSCI Taiwan Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

      ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE'S CUSTOMERS AND COUNTERPARTIES, OWNERS OF OR THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MORGAN STANLEY NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Discontinuation of the MSCI Taiwan Index; Alteration of Method of Calculation

      If MSCI discontinues publication of the MSCI Taiwan Index and MSCI or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued MSCI Taiwan Index (such index being referred to herein as a "MSCI Taiwan successor index"), then the MSCI Taiwan Index closing level will be determined by reference to the level of such MSCI Taiwan successor index at the close of trading on the relevant exchange or market for the MSCI Taiwan successor index on the Averaging Dates.

      Upon any selection by the calculation agent of a MSCI Taiwan successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

      If MSCI discontinues publication of the MSCI Taiwan Index prior to, and such discontinuance is continuing on the Averaging Dates, and the calculation agent determines, in its sole discretion, that no MSCI Taiwan successor index is available at such time, then the calculation agent will determine the MSCI Taiwan Index closing level on such date. The MSCI Taiwan Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the MSCI Taiwan Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the MSCI Taiwan Index. Notwithstanding these alternative arrangements, discontinuance of the publication of the MSCI Taiwan Index on the relevant exchange may adversely affect the value of the notes.

      If at any time the method of calculating the MSCI Taiwan Index or a MSCI Taiwan successor index, or the level thereof, is changed in a material respect, or if the MSCI Taiwan Index or a MSCI Taiwan successor index is in any other way modified so that the MSCI Taiwan Index or such MSCI Taiwan successor index does not, in the opinion of the calculation agent, fairly represent the level of the MSCI Taiwan Index or such MSCI Taiwan successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on the Averaging Dates, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the MSCI Taiwan Index or such MSCI Taiwan successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the MSCI Taiwan Index closing level with reference to the MSCI Taiwan Index or such MSCI Taiwan successor index, as adjusted. Accordingly, if the method of calculating the MSCI Taiwan Index or a MSCI Taiwan successor index is modified so that the level of the MSCI Taiwan Index or such MSCI Taiwan successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the MSCI Taiwan Index), then the calculation agent will adjust its calculation of the MSCI Taiwan Index or such MSCI Taiwan successor index in order to arrive at a level of the MSCI Taiwan Index or such MSCI Taiwan successor index as if there had been no such modification (e.g., as if such split had not occurred).

Historical Information

      The following graph sets forth the historical performance of the MSCI Taiwan Index based on the weekly MSCI Taiwan Index closing level from March 17, 2001 through April 7, 2006. The MSCI Taiwan Index closing level on April 12, 2006 was 286.72. We obtained the MSCI Taiwan Index closing levels and other information below from Bloomberg Financial Markets. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

      The historical levels of the MSCI Taiwan Index should not be taken as an indication of future performance, and no assurance can be given as to the MSCI Taiwan Index closing level on the Averaging Dates. We cannot give you assurance that the performance of the MSCI Taiwan Index, in conjunction with the performance of the AMEX Hong Kong 30 Index, the FTSE/Xinhua 25 Index, the KOSPI 200 Index and the MSCI Singapore Index, will allow you to obtain a return on your investment or avoid a loss of principal at maturity.

  [The following table is represented by a line chart in the printed material.]

             Historical Performance of the MSCI Taiwan Index (TWY)

          Date         Index Level
          ----         -----------
        16-Mar-01        262.00
        23-Mar-01        264.00
        30-Mar-01        260.00

         6-Apr-01        247.00
        13-Apr-01        245.00
        20-Apr-01        251.00
        27-Apr-01        242.00

         4-May-01        237.00
        11-May-01        240.00
        18-May-01        233.00
        25-May-01        239.00

         1-Jun-01        231.00
         8-Jun-01        243.00
        15-Jun-01        239.00
        22-Jun-01        227.00
        29-Jun-01        228.00

         6-Jul-01        221.00
        13-Jul-01        211.00
        20-Jul-01        197.00
        27-Jul-01        202.00

         3-Aug-01        213.00
        10-Aug-01        211.00
        17-Aug-01        217.00
        24-Aug-01        200.00
        31-Aug-01        210.00

         7-Sep-01        202.00
        14-Sep-01        177.00
        21-Sep-01        166.00
        28-Sep-01        165.00

         5-Oct-01        164.00
        12-Oct-01        177.00
        19-Oct-01        179.00
        26-Oct-01        190.00

         2-Nov-01        186.00
         9-Nov-01        194.00
        16-Nov-01        210.00
        23-Nov-01        212.00
        30-Nov-01        207.00

         7-Dec-01        251.00
        14-Dec-01        252.00
        21-Dec-01        236.00
        28-Dec-01        248.00

         4-Jan-02        261.44
        11-Jan-02        260.21
        18-Jan-02        251.03
        25-Jan-02        270.36

         1-Feb-02        265.74
         8-Feb-02        267.70
        15-Feb-02          N/A
        22-Feb-02        252.46

         1-Mar-02        255.41
         8-Mar-02        272.47
        15-Mar-02        268.07
        22-Mar-02        278.15
        29-Mar-02        277.77

         5-Apr-02        277.40
        12-Apr-02        275.92
        19-Apr-02        289.82
        26-Apr-02        281.31

         3-May-02        263.46
        10-May-02        259.38
        17-May-02        262.29
        24-May-02        258.49
        31-May-02        254.39

         7-Jun-02        240.49
        14-Jun-02        245.53
        21-Jun-02        240.10
        28-Jun-02        227.30

         5-Jul-02        231.95
        12-Jul-02        240.93
        19-Jul-02        226.80
        26-Jul-02        211.94

         2-Aug-02        212.57
         9-Aug-02        211.09
        16-Aug-02        214.97
        23-Aug-02        217.48
        30-Aug-02        206.54

         6-Sep-02        193.20
        13-Sep-02        198.02
        20-Sep-02        189.47
        27-Sep-02        179.64

         4-Oct-02        172.30
        11-Oct-02        162.81
        18-Oct-02        193.41
        25-Oct-02        197.94

         1-Nov-02        192.69
         8-Nov-02        208.96
        15-Nov-02        208.82
        22-Nov-02        205.52
        29-Nov-02        202.03

         6-Dec-02        206.40
        13-Dec-02        198.18
        20-Dec-02        196.88
        27-Dec-02        195.01

         3-Jan-03        197.83
        10-Jan-03        208.17
        17-Jan-03        209.62
        24-Jan-03        214.55
        31-Jan-03        212.13

         7-Feb-03        197.36
        14-Feb-03        188.82
        21-Feb-03        192.50
        28-Feb-03        186.84

         7-Mar-03        184.56
        14-Mar-03        191.19
        21-Mar-03        197.35
        28-Mar-03        191.66

         4-Apr-03        193.24
        11-Apr-03        194.43
        18-Apr-03        200.53
        25-Apr-03        181.50

         2-May-03        181.73
         9-May-03        183.20
        16-May-03        185.55
        23-May-03        187.87
        30-May-03        197.35

         6-Jun-03        206.33
        13-Jun-03        212.20
        20-Jun-03        217.51
        27-Jun-03        211.69

         4-Jul-03        225.28
        11-Jul-03        229.16
        18-Jul-03        229.85
        25-Jul-03        235.64

         1-Aug-03        237.26
         8-Aug-03        228.24
        15-Aug-03        241.89
        22-Aug-03        250.31
        29-Aug-03        251.53

         5-Sep-03        252.42
        12-Sep-03        254.65
        19-Sep-03        257.65
        26-Sep-03        251.63

         3-Oct-03        257.07
        10-Oct-03        261.95
        17-Oct-03        269.97
        24-Oct-03        262.80
        31-Oct-03        268.90

         7-Nov-03        270.16
        14-Nov-03        267.76
        21-Nov-03        257.54
        28-Nov-03        254.47

         5-Dec-03        260.96
        12-Dec-03        258.12
        19-Dec-03        253.07
        26-Dec-03        257.27

         2-Jan-04        266.26
         9-Jan-04        274.71
        16-Jan-04        275.07
        23-Jan-04          N/A
        30-Jan-04        276.82

         6-Feb-04        272.01
        13-Feb-04        281.09
        20-Feb-04        285.11
        27-Feb-04        287.79

         5-Mar-04        296.58
        12-Mar-04        286.32
        19-Mar-04        288.96
        26-Mar-04        262.57

         2-Apr-04        277.30
         9-Apr-04        280.99
        16-Apr-04        289.72
        23-Apr-04        288.73
        30-Apr-04        260.54

         7-May-04        258.41
        14-May-04        246.34
        21-May-04        254.45
        28-May-04        262.53

         4-Jun-04        242.83
        11-Jun-04        241.83
        18-Jun-04        236.39
        25-Jun-04        246.79

         2-Jul-04        243.30
         9-Jul-04        244.39
        16-Jul-04        231.75
        23-Jul-04        226.66
        30-Jul-04        228.72

         6-Aug-04        228.57
        13-Aug-04        227.24
        20-Aug-04        238.61
        27-Aug-04        246.41

         3-Sep-04        241.92
        10-Sep-04        245.24
        17-Sep-04        243.79
        24-Sep-04        245.76

         1-Oct-04        248.19
         8-Oct-04        254.48
        15-Oct-04        242.12
        22-Oct-04        241.07
        29-Oct-04        239.09

         5-Nov-04        250.22
        12-Nov-04        249.09
        19-Nov-04        254.64
        26-Nov-04        241.92

         3-Dec-04        247.62
        10-Dec-04        248.42
        17-Dec-04        252.21
        24-Dec-04        252.40
        31-Dec-04        257.67

         7-Jan-05        247.39
        14-Jan-05        244.90
        21-Jan-05        243.82
        28-Jan-05        245.34

         4-Feb-05        253.98
        11-Feb-05         N/A
        18-Feb-05        256.28
        25-Feb-05        259.46

         4-Mar-05        256.89
        11-Mar-05        256.66
        18-Mar-05        248.64
        25-Mar-05        249.47

         1-Apr-05        249.10
         8-Apr-05        248.38
        15-Apr-05        243.51
        22-Apr-05        238.41
        29-Apr-05        242.36

         6-May-05        250.58
        13-May-05        251.20
        20-May-05        250.28
        27-May-05        252.57

         3-Jun-05        255.77
        10-Jun-05        259.10
        17-Jun-05        264.24
        24-Jun-05        265.25

         1-Jul-05        262.47
         8-Jul-05        258.83
        15-Jul-05        268.90
        22-Jul-05        267.64
        29-Jul-05        263.33

         5-Aug-05        270.34
        12-Aug-05        265.18
        19-Aug-05        256.76
        26-Aug-05        256.46

         2-Sep-05        254.67
         9-Sep-05        254.81
        16-Sep-05        252.44
        23-Sep-05        247.38
        30-Sep-05        256.41

         7-Oct-05        254.85
        14-Oct-05        248.75
        21-Oct-05        238.88
        28-Oct-05        235.23

         4-Nov-05        249.38
        11-Nov-05        257.74
        18-Nov-05        258.48
        25-Nov-05        259.49

         2-Dec-05        264.84
         9-Dec-05        265.25
        16-Dec-05        268.68
        23-Dec-05        275.65
        30-Dec-05        275.81

         6-Jan-06        283.12
        13-Jan-06        282.74
        20-Jan-06        274.71
        27-Jan-06        276.81

         3-Feb-06        279.54
        10-Feb-06        280.01
        17-Feb-06        282.95
        24-Feb-06        278.01

         3-Mar-06        278.45
        10-Mar-06        274.83
        17-Mar-06        275.64
        24-Mar-06        268.87
        31-Mar-06        279.69

         7-Apr-06        287.13

Source:  Bloomberg

                            THE MSCI SINGAPORE INDEX

      We have derived all information contained in this pricing supplement regarding the MSCI Singapore Index ("MSCI Singapore Index"), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the Morgan Stanley Capital International Inc. ("MSCI"). The MSCI Singapore Index is calculated, maintained and published by MSCI. We make no representation or warranty as to the accuracy or completeness of such information.

      The MSCI Singapore Index is reported by Bloomberg Financial Markets under the ticker symbol "SGY."

MSCI Singapore Index Selection Criteria

      MSCI targets an 85% free float adjusted market representation level within each industry group in Singapore. The security selection process within each industry group is based on analysis of the following:

o Each company's business activities and the diversification that its securities would bring to the index.

o The size of the securities based on free float adjusted market capitalization. All other things being equal, MSCI targets for inclusion the most sizable securities in an industry group. In addition, securities that do not meet the minimum size guidelines are not considered for inclusion. Though the following limits are subject to revision, presently, a security will be eligible for inclusion in the MSCI Singapore Index if it achieves a free float adjusted market capitalization of U.S.$250 million and will be eligible for deletion if such capitalization falls below U.S.$125 million as of the yearly review. If, however, the free float adjusted market capitalization level falls significantly below the free float adjusted market capitalization level for deletions prior to a yearly review, for example during a quarterly review, then the security may be deleted prior to such yearly review.

o The liquidity of the securities. All other things being equal, MSCI targets for inclusion the most liquid securities in an industry group. In addition, securities that have inadequate liquidity are not considered for inclusion. MSCI does not define absolute minimum or maximum liquidity levels for stock inclusion or exclusion from the MSCI Singapore Index but considers each stock's relative standing within Singapore and between cycles. A useful measure to compare liquidity within the same market is the Annualized Traded Value Ratio ("ATVR"), which screens out extreme daily trading volumes and takes into account the difference in market capitalization size. The ATVR Ratio of each security is calculated via the following 3-step process:

      o First, monthly median traded values are computed using the daily median traded value, multiplied by the number of days in the month that the security traded. The daily traded value of a security is equal to the number of shares traded during the day, multiplied by the closing price of that security. The daily median traded value is the median of the daily traded values in a given month.

      o Second, the monthly median traded value ratio is obtained by dividing the monthly median traded value of a security by its free float adjusted security market capitalization at the end of the month.

      o Third, the ATVR is obtained by multiplying the average of the monthly median trade value ratios of the previous 12 months--or the number of months for which this data is available--by 12.

      Only securities of companies with an estimated overall or security free float greater than 15% are generally considered for inclusion in the MSCI Singapore Index.

      For securities not subject to foreign ownership limitations, the free float of a security is estimated as its total number of shares outstanding less shareholdings classified as strategic and/or non-free float. For securities subject to foreign ownership limitations, the estimated free float available to foreign investors is equal to the lesser of (a) the total number of shares outstanding less shareholdings classified as strategic or non-free float and (b) foreign ownership limitation adjusted for non-free float stakes held by foreign investors.

      MSCI free float adjusts the market capitalization of each security using an adjustment factor referred to as the Foreign Inclusion Factor ("FIF"). Securities not subject to foreign ownership limitations have a FIF equal to (a) the estimated free float, rounded up to the closest 5%, if the securities have a free float greater than 15% or (b) the estimated free float, rounded to the closest 1%, if the securities have a free float less than 15%. For securities subject to foreign ownership limitations, the FIF is equal to the lesser of (a) the estimated free float available to foreign investors (i) rounded up to the closest 5%, if the free float is greater than 15% or (ii) rounded to the closest 1%, if the free float is less than 15% and (b) foreign ownership limitation rounded to the closest 1%.

      The free float adjusted market capitalization of a security is calculated as the product of the FIF and the security's full market capitalization.

MSCI Singapore Index Calculation

      The MSCI Singapore Index is computed generally by multiplying the previous day's index level by the free float adjusted market capitalization level of each share in the MSCI Singapore Index on the prior day divided by the free float adjusted market capitalization level of each share in the MSCI Singapore Index on the current day. The numerator is adjusted market capitalization, but the denominator is unadjusted, meaning that the price adjustment factor is applied to the numerator, but not to the denominator.

MSCI Singapore Index Maintenance

      There are three broad categories of MSCI Singapore Index maintenance:

o An annual full country index review that reassesses the various dimensions of the equity universe in Singapore;

o Quarterly index reviews, aimed at promptly reflecting other significant market events; and

o Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the index rapidly as they occur.

      During the annual  review,  additions or deletions of securities  are made
(i) following the re-appraisal of the free float adjusted industry group representation within a country relative to an 85% target, (ii) following an update of the minimum size guidelines for additions and deletions and (iii) based on a company's and/or security's free float of less than 15% that has decreased in size in terms of free float adjusted market capitalization due to reduction in free float or due to performance and that no longer meet certain criteria.

      During a quarterly index review, securities may be added to or deleted from the MSCI Singapore Index for a variety of reasons, including the following:

o Additions or deletions of securities, due to one or more industry groups having become significantly over- or under-represented as a result of mergers, acquisitions, restructuring and other major market events affecting that industry group.

o Additions or deletions resulting from changes in industry classification, significant increases or decreases in free float and relaxation/removal or decreases of foreign ownership limits not implemented immediately.

o Additions of large companies that did not meet the minimum size criterion for early inclusion at the time of their initial public offering or secondary offering.

o     Replacement   of  companies   which  are  no  longer   suitable   industry
      representatives.

o Deletion of securities whose issuing company and/or security free float has fallen to less than 15% and which do not meet certain criteria.

o     Deletion of securities that have become very small or illiquid.

o Replacement of securities (additions or deletions) resulting from the review of price source for constituents with both domestic and foreign board quotations.

License Agreement with Morgan Stanley Capital International Inc.

      We have entered into an agreement with Morgan Stanley Capital International Inc. ("MSCI") providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the MSCI Singapore Index, which is owned and published by MSCI, in connection with certain securities, including the notes.

      The notes are not sponsored, endorsed, sold or promoted by MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI Singapore Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of MSCI Singapore Index which index is determined, composed and calculated by MSCI without regard to the issuer of these notes. MSCI has no obligation to take the needs of the issuer of these notes or the owners of these notes into consideration in determining, composing or calculating the MSCI Singapore Index. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

      ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE'S CUSTOMERS AND COUNTERPARTIES, OWNERS OF OR THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MORGAN STANLEY NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MSCI HERBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Discontinuation of the MSCI Singapore Index; Alteration of Method of Calculation

      If MSCI discontinues publication of the MSCI Singapore Index and MSCI or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued MSCI Singapore Index (such index being referred to herein as a "MSCI Singapore successor index"), then the MSCI Singapore Index closing level will be determined by reference to the level of such MSCI Singapore successor index at the close of trading on the relevant exchange or market for the MSCI Singapore successor index on the Averaging Dates.

      Upon any selection by the calculation agent of a MSCI Singapore successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

      If MSCI discontinues publication of the MSCI Singapore Index prior to, and such discontinuance is continuing on the Averaging Dates, and the calculation agent determines, in its sole discretion, that no MSCI Singapore successor index is available at such time, then the calculation agent will determine the MSCI Singapore Index closing level on such date. The MSCI Singapore Index closing level will be computed by the calculation agent in accordance with the formula for and method of calculating the MSCI Singapore Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the MSCI Singapore Index. Notwithstanding these alternative arrangements, discontinuance of the publication of the MSCI Singapore Index on the relevant exchange may adversely affect the value of the notes.

      If at any time the method of calculating the MSCI Singapore Index or a MSCI Singapore successor index, or the level thereof, is changed in a material respect, or if the MSCI Singapore Index or a MSCI Singapore successor index is in any other way modified so that the MSCI Singapore Index or such MSCI Singapore successor index does not, in the opinion of the calculation agent, fairly represent the level of the MSCI Singapore Index or such MSCI Singapore successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on the Averaging Dates, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of a stock index comparable to the MSCI Singapore Index or such MSCI Singapore successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the MSCI Singapore Index closing level with reference to the MSCI Singapore Index or such MSCI Singapore successor index, as adjusted. Accordingly, if the method of calculating the MSCI Singapore Index or a MSCI Singapore successor index is modified so that the level of the MSCI Singapore Index or such MSCI Singapore successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the MSCI Singapore Index), then the calculation agent will adjust its calculation of the MSCI Singapore Index or such MSCI Singapore successor index in order to arrive at a level of the MSCI Singapore Index or such MSCI Singapore successor index as if there had been no such modification (e.g., as if such split had not occurred).

Historical Information

      The following graph sets forth the historical performance of the MSCI Singapore Index based on the weekly MSCI Singapore Index closing level from March 17, 2001 through April 7, 2006. The MSCI Singapore Index closing level on April 12, 2006 was 301.96. We obtained the MSCI Singapore Index closing levels and other information below from Bloomberg Financial Markets. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

      The historical levels of the MSCI Singapore Index should not be taken as an indication of future performance, and no assurance can be given as to the MSCI Singapore Index closing level on the Averaging Dates. We cannot give you assurance that the performance of the MSCI Singapore Index, in conjunction with the performance of the AMEX Hong Kong 30 Index, the FTSE/Xinhua 25 Index, the KOSPI 200 Index and the MSCI Taiwan Index, will allow you to obtain a return on your investment or avoid a loss of principal at maturity.

  [The following table is represented by a line chart in the printed material.]

            Historical Performance of the MSCI Singapore Index (SGY)

        Date         Index Level
        ----         -----------
     16-Mar-01         225.48
     23-Mar-01         218.44
     30-Mar-01         213.40

      6-Apr-01         212.56
     13-Apr-01         200.00
     20-Apr-01         208.51
     27-Apr-01         212.38

      4-May-01         214.37
     11-May-01         213.63
     18-May-01         208.63
     25-May-01         209.00

      1-Jun-01         204.74
      8-Jun-01         212.33
     15-Jun-01         211.46
     22-Jun-01         210.90
     29-Jun-01         209.94

      6-Jul-01         201.93
     13-Jul-01         200.61
     20-Jul-01         198.24
     27-Jul-01         198.52

      3-Aug-01         200.63
     10-Aug-01         201.71
     17-Aug-01         200.35
     24-Aug-01         198.82
     31-Aug-01         199.33

      7-Sep-01         192.91
     14-Sep-01         173.95
     21-Sep-01         150.13
     28-Sep-01         160.50

      5-Oct-01         169.80
     12-Oct-01         173.65
     19-Oct-01         170.18
     26-Oct-01         173.43

      2-Nov-01         164.58
      9-Nov-01         168.28
     16-Nov-01         175.33
     23-Nov-01         179.84
     30-Nov-01         180.52

      7-Dec-01         202.57
     14-Dec-01         194.01
     21-Dec-01         195.90
     28-Dec-01         201.57

      4-Jan-02         210.15
     11-Jan-02         213.48
     18-Jan-02         207.11
     25-Jan-02         217.01

      1-Feb-02         223.77
      8-Feb-02         217.58
     15-Feb-02         222.17
     22-Feb-02         211.77

      1-Mar-02         215.58
      8-Mar-02         227.16
     15-Mar-02         224.84
     22-Mar-02         227.65
     29-Mar-02         227.58

      5-Apr-02         223.92
     12-Apr-02         219.49
     19-Apr-02         217.13
     26-Apr-02         217.68

      3-May-02         218.71
     10-May-02         217.28
     17-May-02         217.61
     24-May-02         216.44
     31-May-02         208.41

      7-Jun-02         205.39
     14-Jun-02         199.92
     21-Jun-02         191.75
     28-Jun-02         192.94

      5-Jul-02         205.06
     12-Jul-02         202.11
     19-Jul-02         195.43
     26-Jul-02         187.17

      2-Aug-02         188.45
      9-Aug-02         185.07
     16-Aug-02         190.70
     23-Aug-02         192.33
     30-Aug-02         185.94

      6-Sep-02         179.20
     13-Sep-02         177.44
     20-Sep-02         176.22
     27-Sep-02         169.72

      4-Oct-02         169.04
     11-Oct-02         169.77
     18-Oct-02         181.50
     25-Oct-02         183.02

      1-Nov-02         176.72
      8-Nov-02         176.31
     15-Nov-02         175.45
     22-Nov-02         176.19
     29-Nov-02         172.00

      6-Dec-02         168.74
     13-Dec-02         168.26
     20-Dec-02         163.99
     27-Dec-02         164.49

      3-Jan-03         164.06
     10-Jan-03         165.57
     17-Jan-03         168.44
     24-Jan-03         167.07
     31-Jan-03         157.69

      7-Feb-03         157.33
     14-Feb-03         155.90
     21-Feb-03         161.73
     28-Feb-03         156.05

      7-Mar-03         149.34
     14-Mar-03         153.34
     21-Mar-03         163.60
     28-Mar-03         162.18

      4-Apr-03         161.49
     11-Apr-03         159.53
     18-Apr-03         157.49
     25-Apr-03         150.37

      2-May-03         159.48
      9-May-03         160.79
     16-May-03         160.41
     23-May-03         162.48
     30-May-03         166.67

      6-Jun-03         178.57
     13-Jun-03         184.27
     20-Jun-03         189.05
     27-Jun-03         183.15

      4-Jul-03         183.28
     11-Jul-03         190.88
     18-Jul-03         195.08
     25-Jul-03         192.67

      1-Aug-03         192.15
      8-Aug-03         189.11
     15-Aug-03         196.99
     22-Aug-03         202.56
     29-Aug-03         197.54

      5-Sep-03         198.89
     12-Sep-03         194.97
     19-Sep-03         195.80
     26-Sep-03         200.24

      3-Oct-03         206.21
     10-Oct-03         216.13
     17-Oct-03         219.55
     24-Oct-03         214.42
     31-Oct-03         213.73

      7-Nov-03         218.09
     14-Nov-03         213.59
     21-Nov-03         202.17
     28-Nov-03         210.00

      5-Dec-03         212.46
     12-Dec-03         211.84
     19-Dec-03         209.06
     26-Dec-03         211.82

      2-Jan-04         219.72
      9-Jan-04         225.58
     16-Jan-04         223.40
     23-Jan-04         230.57
     30-Jan-04         226.45

      6-Feb-04         225.31
     13-Feb-04         227.30
     20-Feb-04         230.38
     27-Feb-04         229.95

      5-Mar-04         228.58
     12-Mar-04         222.07
     19-Mar-04         222.46
     26-Mar-04         221.16

      2-Apr-04         228.24
      9-Apr-04         230.32
     16-Apr-04         224.81
     23-Apr-04         226.81
     30-Apr-04         224.12

      7-May-04         224.58
     14-May-04         213.73
     21-May-04         216.07
     28-May-04         217.59

      4-Jun-04         218.08
     11-Jun-04         222.25
     18-Jun-04         218.71
     25-Jun-04         220.26

      2-Jul-04         223.63
      9-Jul-04         225.53
     16-Jul-04         227.38
     23-Jul-04         224.54
     30-Jul-04         229.65

      6-Aug-04         231.35
     13-Aug-04         225.44
     20-Aug-04         228.65
     27-Aug-04         231.14

      3-Sep-04         233.69
     10-Sep-04         236.87
     17-Sep-04         241.18
     24-Sep-04         238.05

      1-Oct-04         238.55
      8-Oct-04         240.84
     15-Oct-04         235.57
     22-Oct-04         235.87
     29-Oct-04         237.87

      5-Nov-04         241.92
     12-Nov-04         243.00
     19-Nov-04         241.79
     26-Nov-04         240.77

      3-Dec-04         244.88
     10-Dec-04         239.46
     17-Dec-04         245.02
     24-Dec-04         245.36
     31-Dec-04         246.86

      7-Jan-05         248.39
     14-Jan-05         248.40
     21-Jan-05         249.60
     28-Jan-05         250.57

      4-Feb-05         251.87
     11-Feb-05         256.21
     18-Feb-05         258.38
     25-Feb-05         253.02

      4-Mar-05         254.10
     11-Mar-05         256.73
     18-Mar-05         258.33
     25-Mar-05         255.59

      1-Apr-05         253.81
      8-Apr-05         258.64
     15-Apr-05         253.35
     22-Apr-05         252.33
     29-Apr-05         251.14

      6-May-05         256.22
     13-May-05         256.77
     20-May-05         257.50
     27-May-05         254.90

      3-Jun-05         259.00
     10-Jun-05         262.24
     17-Jun-05         262.87
     24-Jun-05         264.44

      1-Jul-05         263.67
      8-Jul-05         264.02
     15-Jul-05         268.08
     22-Jul-05         277.03
     29-Jul-05         279.81

      5-Aug-05         278.26
     12-Aug-05         273.10
     19-Aug-05         271.05
     26-Aug-05         271.09

      2-Sep-05         272.71
      9-Sep-05         272.83
     16-Sep-05         273.60
     23-Sep-05         271.72
     30-Sep-05         272.51

      7-Oct-05         272.43
     14-Oct-05         273.20
     21-Oct-05         264.93
     28-Oct-05         259.52

      4-Nov-05         268.01
     11-Nov-05         268.32
     18-Nov-05         271.93
     25-Nov-05         270.95

      2-Dec-05         276.11
      9-Dec-05         274.33
     16-Dec-05         274.43
     23-Dec-05         275.98
     30-Dec-05         278.51

      6-Jan-06         286.77
     13-Jan-06         285.41
     20-Jan-06         282.73
     27-Jan-06         287.03

      3-Feb-06         287.78
     10-Feb-06         287.14
     17-Feb-06         288.36
     24-Feb-06         289.98

      3-Mar-06         294.86
     10-Mar-06         295.29
     17-Mar-06         295.91
     24-Mar-06         295.75
     31-Mar-06         300.76

      7-Apr-06         302.54

Source: Bloomberg

                            HISTORICAL BASKET VALUES

      The following graph sets forth the historical performance of the Basket based on the weekly Basket Closing Level, from March 17, 2001 through April 7, 2006. The performance assumes the starting basket level on March 17, 2001 equals 100 and that each Basket Index has the weight set forth on the cover page of the this pricing supplement. We obtained the AMEX Hong Kong 30 Index closing levels, the FTSE/Xinhua China 25 Index closing levels, the KOSPI 200 closing levels, the MSCI Taiwan Index closing levels and the MSCI Singapore Index closing levels and other information used by us in order to create the graph found below from Bloomberg Financial Markets. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

      The historical levels of the Basket should not be taken as an indication of future performance, and no assurance can be given as to the Basket Closing Level on any Averaging Date. Any upward or downward trend in the Basket during any period set forth above is not an indication that the value of the Basket is more or less likely to increase or decrease at any time during the term of the notes. We cannot give you assurance that the performance of the Basket will result in the return of any of your initial investment.

  [The following table is represented by a line chart in the printed material.]

                      Historical Performance of the Basket

           Date         Index Level
           ----         -----------
         16-Mar-01        100.00
         23-Mar-01         98.00
         30-Mar-01         96.98

         06-Apr-01         93.80
         13-Apr-01         95.03
         20-Apr-01         99.83
         27-Apr-01         99.75

         04-May-01        101.65
         11-May-01        102.22
         18-May-01        102.77
         25-May-01        105.92

         01-Jun-01        102.42
         08-Jun-01        106.60
         15-Jun-01        103.60
         22-Jun-01        101.67
         29-Jun-01        100.88

         06-Jul-01         98.53
         13-Jul-01         94.53
         20-Jul-01         91.15
         27-Jul-01         92.01

         03-Aug-01         94.17
         10-Aug-01         91.99
         17-Aug-01         94.07
         24-Aug-01         89.98
         31-Aug-01         89.31

         07-Sep-01         87.37
         14-Sep-01         78.98
         21-Sep-01         74.07
         28-Sep-01         76.85

         05-Oct-01         79.44
         12-Oct-01         81.51
         19-Oct-01         81.34
         26-Oct-01         85.15

         02-Nov-01         84.76
         09-Nov-01         88.08
         16-Nov-01         93.37
         23-Nov-01         96.32
         30-Nov-01         95.24

         07-Dec-01        105.47
         14-Dec-01        101.53
         21-Dec-01         98.40
         28-Dec-01        103.61

         04-Jan-02        109.53
         11-Jan-02        106.64
         18-Jan-02        104.08
         25-Jan-02        110.07

         01-Feb-02        107.69
         08-Feb-02        107.34
         15-Feb-02        110.69
         22-Feb-02        109.67

         01-Mar-02        111.13
         08-Mar-02        115.36
         15-Mar-02        116.84
         22-Mar-02        119.44
         29-Mar-02        119.72

         05-Apr-02        120.76
         12-Apr-02        117.64
         19-Apr-02        123.01
         26-Apr-02        119.28

         03-May-02        117.58
         10-May-02        114.21
         17-May-02        119.40
         24-May-02        117.13
         31-May-02        112.24

         07-Jun-02        110.86
         14-Jun-02        111.92
         21-Jun-02        107.30
         28-Jun-02        104.33

         05-Jul-02        108.74
         12-Jul-02        109.36
         19-Jul-02        104.25
         26-Jul-02         97.14

         02-Aug-02         98.00
         09-Aug-02         97.10
         16-Aug-02        100.01
         23-Aug-02        101.98
         30-Aug-02         99.81

         06-Sep-02         95.66
         13-Sep-02         96.66
         20-Sep-02         94.21
         27-Sep-02         90.42

         04-Oct-02         88.25
         11-Oct-02         82.90
         18-Oct-02         93.27
         25-Oct-02         92.99

         01-Nov-02         90.97
         08-Nov-02         95.31
         15-Nov-02         95.28
         22-Nov-02         96.43
         29-Nov-02         98.05

         06-Dec-02         97.93
         13-Dec-02         96.13
         20-Dec-02         95.95
         27-Dec-02         92.17

         03-Jan-03         92.80
         10-Jan-03         92.61
         17-Jan-03         93.13
         24-Jan-03         91.63
         31-Jan-03         89.60

         07-Feb-03         87.15
         14-Feb-03         85.98
         21-Feb-03         88.49
         28-Feb-03         85.62

         07-Mar-03         82.48
         14-Mar-03         83.22
         21-Mar-03         87.11
         28-Mar-03         84.88

         04-Apr-03         84.93
         11-Apr-03         86.33
         18-Apr-03         89.36
         25-Apr-03         82.62

         02-May-03         86.01
         09-May-03         88.09
         16-May-03         87.92
         23-May-03         89.23
         30-May-03         92.24

         06-Jun-03         94.83
         13-Jun-03         98.00
         20-Jun-03        100.27
         27-Jun-03         98.49

         04-Jul-03        100.69
         11-Jul-03        103.32
         18-Jul-03        103.92
         25-Jul-03        103.97

         01-Aug-03        107.05
         08-Aug-03        103.36
         15-Aug-03        107.95
         22-Aug-03        112.03
         29-Aug-03        112.64

         05-Sep-03        113.76
         12-Sep-03        113.18
         19-Sep-03        111.68
         26-Sep-03        109.20

         03-Oct-03        112.29
         10-Oct-03        118.01
         17-Oct-03        120.30
         24-Oct-03        117.01
         31-Oct-03        121.71

         07-Nov-03        123.22
         14-Nov-03        123.25
         21-Nov-03        117.85
         28-Nov-03        121.65

         05-Dec-03        122.11
         12-Dec-03        124.81
         19-Dec-03        124.12
         26-Dec-03        123.93

         02-Jan-04        129.58
         09-Jan-04        133.39
         16-Jan-04        131.37
         23-Jan-04        134.99
         30-Jan-04        132.30

         06-Feb-04        131.95
         13-Feb-04        136.77
         20-Feb-04        137.30
         27-Feb-04        138.35

         05-Mar-04        138.99
         12-Mar-04        132.88
         19-Mar-04        135.15
         26-Mar-04        130.21

         02-Apr-04        134.58
         09-Apr-04        137.47
         16-Apr-04        135.26
         23-Apr-04        136.53
         30-Apr-04        126.09

         07-May-04        125.00
         14-May-04        115.53
         21-May-04        119.34
         28-May-04        124.12

         04-Jun-04        118.87
         11-Jun-04        118.47
         18-Jun-04        114.68
         25-Jun-04        120.17

         02-Jul-04        118.63
         09-Jul-04        118.12
         16-Jul-04        116.07
         23-Jul-04        116.18
         30-Jul-04        116.28

         06-Aug-04        116.29
         13-Aug-04        117.43
         20-Aug-04        119.54
         27-Aug-04        122.84

         03-Sep-04        123.84
         10-Sep-04        125.38
         17-Sep-04        127.70
         24-Sep-04        126.38

         01-Oct-04        128.10
         08-Oct-04        131.63
         15-Oct-04        126.53
         22-Oct-04        125.27
         29-Oct-04        125.88

         05-Nov-04        130.06
         12-Nov-04        132.09
         19-Nov-04        132.01
         26-Nov-04        130.55

         03-Dec-04        133.69
         10-Dec-04        129.48
         17-Dec-04        132.60
         24-Dec-04        133.40
         31-Dec-04        134.90

         07-Jan-05        130.51
         14-Jan-05        132.64
         21-Jan-05        133.56
         28-Jan-05        134.61

         04-Feb-05        136.41
         11-Feb-05        138.44
         18-Feb-05        141.39
         25-Feb-05        142.93

         04-Mar-05        142.38
         11-Mar-05        143.60
         18-Mar-05        140.27
         25-Mar-05        138.40

         01-Apr-05        139.03
         08-Apr-05        140.51
         15-Apr-05        136.22
         22-Apr-05        135.25
         29-Apr-05        134.03

         06-May-05        137.30
         13-May-05        135.55
         20-May-05        137.09
         27-May-05        137.44

         03-Jun-05        138.99
         10-Jun-05        141.23
         17-Jun-05        142.37
         24-Jun-05        143.46

         01-Jul-05        144.06
         08-Jul-05        143.37
         15-Jul-05        148.40
         22-Jul-05        150.98
         29-Jul-05        153.79

         05-Aug-05        153.86
         12-Aug-05        157.33
         19-Aug-05        152.01
         26-Aug-05        151.78

         02-Sep-05        153.95
         09-Sep-05        156.07
         16-Sep-05        156.97
         23-Sep-05        156.69
         30-Sep-05        161.40

         07-Oct-05        157.65
         14-Oct-05        154.94
         21-Oct-05        153.09
         28-Oct-05        148.53

         04-Nov-05        157.29
         11-Nov-05        160.64
         18-Nov-05        162.40
         25-Nov-05        163.92

         02-Dec-05        166.13
         09-Dec-05        166.44
         16-Dec-05        167.22
         23-Dec-05        171.44
         30-Dec-05        172.05

         06-Jan-06        176.94
         13-Jan-06        178.84
         20-Jan-06        172.89
         27-Jan-06        177.94

         03-Feb-06        174.42
         10-Feb-06        174.88
         17-Feb-06        175.60
         24-Feb-06        178.90

         03-Mar-06        176.53
         10-Mar-06        173.40
         17-Mar-06        176.58
         24-Mar-06        175.08
         31-Mar-06        179.40

         07-Apr-06        185.52

Source:  Bloomberg

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This summary applies to you only if you are an initial holder of the notes purchasing the notes at the issue price and if you will hold them as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

      This summary does not address all aspects of U.S. federal income and estate taxation of the notes that may be relevant to you in light of your particular circumstances, nor does it address all of your tax consequences if you are a holder of notes who is subject to special treatment under the U.S. federal income tax laws, such as:

            o     one of certain financial institutions;

            o     a tax-exempt organization;

            o     a dealer in securities or foreign currencies;

            o a person holding the notes as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or entering into a "constructive sale" with respect to the notes;

            o a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

            o a trader in securities who elects to apply a mark-to-market method of tax accounting; or

            o a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

      This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this pricing supplement, changes to any of which, subsequent to the date of this pricing supplement, may affect the tax consequences described herein. If you are considering the purchase of notes, you are urged to consult your own tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

      In the opinion of our special tax counsel, Davis Polk & Wardwell, which is based on certain factual representations received from us, your purchase and ownership of the notes should be treated as an "open transaction" for U.S. federal income tax purposes. While other characterizations of the notes could be asserted by the Internal Revenue Service (the "IRS"), as discussed below, the following discussion assumes that this characterization of the notes is respected.

Tax Consequences to U.S. Holders

      You are a "U.S. Holder" if you are a beneficial owner of notes that is, for U.S. federal income tax purposes:

            o     a citizen or resident of the United States;

            o a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; or

            o an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

   Tax Treatment of the Notes

      Tax Treatment Prior to Maturity. You should not be required to recognize taxable income over the term of the notes prior to maturity, other than pursuant to a sale or exchange as described below.

      Sale, Exchange or Redemption of the Notes. Upon a sale or exchange of a note (including redemption of the notes at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on such sale, exchange or redemption and your tax basis in the note, which should equal the amount you paid to acquire the note. Such gain or loss should be long-term capital gain or loss if you have held the note for more than one year at such time. The deductibility of capital losses, however, is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Notes

      Due to the absence of authorities that directly address the proper characterization of the notes and because we are not requesting a ruling from the IRS with respect to the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described above. If the IRS were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes could differ materially from our description herein. For example, the IRS might treat the notes as debt instruments issued by us, in which event the taxation of the notes would be governed by certain Treasury regulations relating to the taxation of contingent payment debt instruments if the term of the notes from issue to maturity (including the last possible date that the notes could be outstanding) is more than one year. In such event, regardless of whether you are an accrual method or cash method taxpayer, you would be required to accrue into income original issue discount, or "OID," on the notes at our "comparable yield" for similar noncontingent debt, determined at the time of the issuance of the notes, in each year that you hold the notes (even though you will not receive any cash with respect to the notes during the term of the notes) and any gain recognized at expiration or upon sale or other disposition of the notes would generally be treated as ordinary income. Additionally, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

      Other alternative U.S. federal income tax characterizations of the notes might also require you to include amounts in income during the term of the notes and/or might treat all or a portion of the gain or loss on the sale or settlement of the notes as short-term gain or loss, without regard to how long you held the notes. Accordingly, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes.

Tax Consequences to Non-U.S. Holders

      You are a "Non-U.S. Holder" if you are a beneficial owner of notes for U.S. federal income tax purposes that is:

            o     a nonresident alien individual;

            o     a foreign corporation; or

            o     a foreign estate or trust.

      You are not a "Non-U.S. Holder" if you are a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your own tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

      If you are a Non-U.S. Holder of the notes and if the characterization of your purchase and ownership of the notes as an open transaction is respected, any payments on the notes should not be subject to U.S. federal income or withholding tax, except that gain from the sale or exchange of the notes or their cash settlement at maturity may be subject to U.S. federal income tax if such gain is effectively connected with your conduct of a United States trade or business.

      If the notes were recharacterized as indebtedness, any payments or accruals on the notes nonetheless would not be subject to U.S. withholding tax, provided generally that the certification requirement described in the next paragraph has been fulfilled and neither the payments on the notes nor any gain realized on a sale, exchange or other disposition of notes is effectively connected with your conduct of a trade or business in the United States. Because the characterization of the notes is unclear, payments made to you with respect to the notes may be withheld upon at a rate of 30% unless you have fulfilled the certification requirements described in the next paragraph.

      The certification requirement referred to in the preceding paragraph will be fulfilled if you, as the beneficial owner of notes, certify on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and provide your name and address or otherwise satisfy applicable documentation requirements.

      If you are engaged in a trade or business in the United States, and if payments on the notes are effectively connected with the conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be taxed in the same manner as a U.S. Holder, except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your own tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the notes, including the possible imposition of a 30% branch profits tax.

Backup Withholding and Information Reporting

      You may be subject to information reporting and backup withholding at the rates specified in the Code on the amounts paid to you, unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you comply with the certification procedures described in the second preceding paragraph. Amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Federal Estate Tax

      Individual Non-U.S. Holders, and entities the property of which is potentially includible in such individuals' gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property subject to U.S. federal estate tax. Such individuals and entities are urged to consult their own tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

      THE TAX CONSEQUENCES TO YOU OF OWNING THE NOTES ARE UNCLEAR. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

                                  UNDERWRITING

      Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc. as agent (an "Agent" or "JPMSI") and certain other agents that may be party to the Master Agency Agreement from time to time (each an "Agent" and collectively with JPMSI, the "Agents"), each Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of notes set forth on the cover of this pricing supplement. Each Agent proposes initially to offer the notes directly to the public at the public offering price set forth on the cover page of this pricing supplement. JPMSI will allow a concession of $9.25 per $1,000 principal amount note to other dealers. We expect to deliver the notes against payment therefor in New York, New York on or about April 19, 2006. After the initial offering of the notes, the Agents may vary the offering price and other selling terms from time to time.

      We own, directly or indirectly, all of the outstanding equity securities of J.P. Morgan Securities Inc. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding an NASD member firm's underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

      J.P. Morgan Securities Inc. may act as principal or agent in those transactions. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly the Agents or a dealer may change public offering price, concession and discount after the offering has been completed.

      In order to facilitate the offering of the notes, J.P. Morgan Securities Inc. may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, J.P. Morgan Securities Inc. may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. J.P. Morgan Securities Inc. must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if J.P. Morgan Securities Inc. is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, J.P. Morgan Securities Inc. may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. J.P. Morgan Securities Inc. is not required to engage in these activities, and may end any of these activities at any time.

      No action has been or will be taken by us, JPMSI or any dealer that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

      Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for any purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

      The notes are not and will not be authorized by the Comision Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

      The notes have not been and will not be registered with the "Comissao de Valores Mobiliarios" - the Brazilian Securities and Exchange Commission ("CVM") and accordingly, the notes may not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of Brazil in an offering that can be construed as a public offering under CVM Instruction n(o) 400, dated December 29, 2003, as amended from time to time.

      The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

      The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

      The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in the United Mexican States.

      This pricing supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

      We expect that delivery of the notes will be made against payment therefore on or about the settlement date specified on the cover page of this pricing supplement, which will be the fourth business day following the pricing date of the notes (this settlement cycle being referred to as T+5). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

                      BENEFIT PLAN INVESTOR CONSIDERATIONS

      A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA Plans") should consider the fiduciary standards of ERISA in the context of the ERISA Plans' particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

      Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (together with ERISA Plans, "Plans"), from engaging in certain transactions involving the "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plans. As a result of our business, we are a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the notes by or on behalf of the Plan would be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (as described below) or there was some other basis on which the transaction was not prohibited.

      Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Prohibited Transaction Class Exemption ("PTCE") 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or there was some other basis on which the purchase and holding of the notes is not prohibited. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase of the notes that (a) its purchase and holding of the notes is not made on behalf of or with "plan assets" of any Plan or (b) its purchase and holding of the notes will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or there is some other basis on which such purchase and holding is not prohibited.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these "prohibited transaction" rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents ("Similar Laws"). Accordingly, each purchaser or holder of the notes shall be required to represent (and deemed to constitute a representation) that such purchase and holding is not prohibited under applicable Similar Laws or rules.

      Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with "plan assets" of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or some other basis on which the acquisition and holding is not prohibited.

      Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated December 1, 2005)

JPMorgan Chase [LOGO]

JPMorgan Chase & Co.
270 Park Avenue, New York, New York 10017 (212) 270-6000
Global Medium-Term Notes, Series E
Global Warrants, Series E
Global Units, Series E

We may offer our global medium-term notes, at one or more times. We describe the terms that will generally apply to those notes in this prospectus supplement and the attached prospectus. We will describe the specific terms of any particular notes we are offering in an attached pricing supplement.

The following terms may apply to particular notes we may offer:

      MATURITY: The notes will mature more than nine months from the date of issue.

      INTEREST: The notes will bear interest at either a fixed rate or a floating rate that varies during the lifetime of the relevant notes, which, in either case may be zero. Floating rates will be based on rates specified in the applicable pricing supplement.

      FLOATING RATES:
      o   CD Rate                 o   Treasury Rate               o   Prime Rate
      o   Federal Funds Rate      o   Commercial Paper Rate       o   CMT Rate
      o   EURIBOR                 o   LIBOR

      Any floating interest rate may be adjusted by adding or subtracting a specified spread or margin or by applying a spread multiplier.

      CURRENCIES: The applicable pricing supplement will specify whether the notes will be denominated in U.S. dollars or some other currency.

      REDEMPTION: The notes may be either callable by us or puttable by you.

      EXCHANGEABLE: The notes may be optionally or mandatorily exchangeable for securities of an entity that is affiliated or not affiliated with us, for a basket or index of those securities, or for the cash value of those securities.

      PAYMENTS: Payments on the notes may be linked to currency prices, commodities, rates, debt or equity securities or other debt or equity instruments of entities affiliated or not affiliated with us, baskets of those securities or an index or indices of those securities, quantitative measures associated with an occurrence, extent of an occurrence, or contingency associated with a financial, commercial, or economic consequence, or economic or financial indices or measures of economic or financial risk or value.

      OTHER TERMS: As specified under "Description of the Notes" and in the attached pricing supplement.

We may offer from time to time global warrants that are debt warrants, currency warrants, interest rate warrants or universal warrants. Each warrant will either entitle or require you to purchase or sell (1) securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above, (2) currencies or (3) commodities. The specific terms of any warrants that we offer will be included in the applicable pricing supplement.

We may offer from time to time global units that include any combination of notes or warrants. The specific terms of any units we offer will be included in the applicable pricing supplement.

Investing in the securities involves risks. See "Foreign Currency Risks" beginning on page S-2.

Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any securities exchange.

The securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The securities are not secured.

These securities have not been approved by the SEC or any state securities commission, nor have these organizations determined that this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

J.P. Morgan Securities Inc. has agreed to use reasonable efforts to solicit offers to purchase these securities as our selling agent to the extent it is named in the applicable pricing supplement. Certain other selling agents to be named in the applicable pricing supplement may also be used to solicit such offers on a reasonable efforts basis. The agents may also purchase these securities as principal at prices to be agreed upon at the time of sale. The agents may resell any securities they purchase as principal at prevailing market prices, or at other prices, as the agents determine.

                                    JPMorgan

December 1, 2005

TABLE OF CONTENTS

Prospectus Supplement                                                       Page
---------------------                                                       ----
About this Prospectus Supplement                                             S-1
Foreign Currency Risks                                                       S-2
Description of Notes                                                         S-4
Description of Warrants                                                     S-22
Description of Units                                                        S-23
The Depositary                                                              S-25
Series E Securities Offered on a Global Basis                               S-27
United States Federal Taxation                                              S-31
Plan of Distribution                                                        S-39
Legal Matters                                                               S-40

Prospectus                                                                  Page
----------                                                                  ----
Where You Can Find More Information                                            1
JPMorgan Chase & Co.                                                           2
Consolidated Ratios of Earnings to Fixed Charges                               4
Use of Proceeds                                                                4
Description of Debt Securities                                                 5
Description of Warrants                                                       11
Description of Units                                                          15
Description of Purchase Contracts                                             18
Forms of Securities                                                           20
Plan of Distribution                                                          23
Experts                                                                       26
Legal Opinions                                                                26
Benefit Plan Investor Considerations                                          26

      You should rely only on the information contained or incorporated by reference in this prospectus supplement, the prospectus and any additional prospectus supplement and pricing supplements. We have not authorized anyone else to provide you with different or additional information. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.

      You should not assume that the information in this prospectus supplement, the prospectus, the applicable pricing supplement or any document incorporated by reference is accurate as of any date other than their respective dates.

                        ABOUT THIS PROSPECTUS SUPPLEMENT

      We may offer from time to time medium-term notes, warrants and units described in this prospectus supplement. We will sell the notes, the warrants and the units primarily in the United States, but we may also sell them outside the United States or both in and outside the United States simultaneously. We refer to the notes, warrants and units offered under this prospectus supplement as our "Series E medium-term notes, " our "Series E warrants" and our "Series E units." We refer to the offering of the Series E medium-term notes, the Series E warrants and the Series E units as our "Series E Program."

      As used in this prospectus supplement, the "Company," "we," "us," or "our" refer to JPMorgan Chase & Co.

                             FOREIGN CURRENCY RISKS

      You should consult your financial and legal advisors as to any specific risks entailed by an investment in notes, warrants or units that are denominated or payable in, or the payment of which is linked to the value of, foreign currency. These notes, warrants or units are not appropriate investments for investors who are not sophisticated in foreign currency transactions.

      The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or the receipt of payments on, the notes, warrants or units. These persons should consult their own legal and financial advisors concerning these matters.

Exchange Rates and Exchange Controls May Affect the Securities' Value or Return

      General Exchange Rate and Exchange Control Risks. An investment in a note, warrant or unit that is denominated or payable in, or the payment of which is linked to the value of, currencies other than U.S. dollars entails significant risks. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by either the U.S. or foreign governments. These risks generally depend on economic and political events over which we have no control.

      Exchange Rates Will Affect Your Investment. In recent years, rates of exchange between U.S. dollars and some foreign currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any note, warrant or unit. Depreciation against the U.S. dollar of the currency in which a note, warrant or unit is payable would result in a decrease in the effective yield of the note below its coupon rate or in the payout of the note, warrant or unit and could result in an overall loss to you on a U.S. dollar basis. In addition, depending on the specific terms of a currency-linked note, changes in exchange rates relating to any of the relevant currencies could result in a decrease in its effective yield and in your loss of all or a substantial portion of the value of that note.

      There May Be Specific Exchange Rate Risks Applicable to Warrants. Fluctuations in the rates of exchange between U.S. dollars and any other currency (i) in which the exercise price of a warrant is payable, (ii) in which the value of the property underlying a warrant is quoted or (iii) to be purchased or sold by exercise of a warrant or in the rates of exchange among any of these foreign currencies may change the value of a warrant or a unit that includes a warrant. You could lose money on your investment as a result of these fluctuations, even if the spot price of the property underlying the warrant were such that the warrant appeared to be "in the money."

      We Have No Control Over Exchange Rates. Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments may use a variety of techniques, such as intervention by a country's central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect the U.S. dollar-equivalent yields or payouts for (i) notes denominated or payable in currencies other than U.S. dollars, (ii) currency-linked notes, (iii) warrants where the exercise price is denominated in a foreign currency or where the value of the property underlying the warrants is quoted in a foreign currency and (iv) warrants to purchase or sell foreign currency.

      We will not make any adjustment or change in the terms of the notes, warrants or units in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any applicable foreign currency. You will bear those risks.

      Some Foreign Currencies May Become Unavailable. Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified foreign currency. Even if there are no actual exchange controls, it is possible that the applicable currency for any security not denominated in U.S. dollars would not be available when payments on that security are due.

      Alternative Payment Method Used if Payment Currency Becomes Unavailable. If a payment currency is unavailable, we would make required payments in U.S. dollars on the basis of the market exchange rate. However, if the applicable currency for any security is not available because the euro has been substituted for that currency, we would make the payments in euro. The mechanisms for making payments in these alternative currencies are explained in "Description of Notes -- Interest and Principal Payments" below.

      We Will Provide Currency Exchange Information in Pricing Supplements. The applicable pricing supplement will include information regarding current applicable exchange controls, if any, and historic exchange rate information for any note, warrant or unit denominated or payable in a foreign currency or requiring payments that are related to the value of a foreign currency. That information will be furnished only for information purposes. You should not assume that any historic information concerning currency exchange rates will be representative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.


Currency Conversions May Affect Payments on Some Securities

      The applicable pricing supplement may provide for (i) payments on a non-U.S. dollar denominated note, warrant or unit to be made in U.S. dollars or
(ii) payments on a U.S. dollar denominated note, warrant or unit to be made in a currency other than U.S. dollars. In these cases, the exchange rate agent identified in the pricing supplement will convert the currencies. You will bear the costs of conversion through deductions from those payments.


Exchange Rates May Affect the Value of a New York Judgment Involving Non-U.S. Dollar Securities

      The notes, warrants and units will be governed by and construed in accordance with the laws of the State of New York. Unlike many courts in the United States outside the State of New York, the courts in the State of New York customarily enter judgments or decrees for money damages in the foreign currency in which notes, warrants and units are denominated. These amounts would then be converted into U.S. dollars at the rate of exchange in effect on the date the judgment or decree is entered. You would bear the foreign currency risk during litigation.

Additional risks specific to particular securities issued under our Series E Program will be detailed in the applicable pricing supplements.

                              DESCRIPTION OF NOTES

      Investors should carefully read the general terms and provisions of our debt securities in "Description of Debt Securities" in the prospectus. This section supplements that description. The pricing supplement will add specific terms for each issuance of notes and may modify or replace any of the information in this section and in "Description of Debt Securities" in the prospectus. If a note is offered as part of a unit, investors should also review the information in "Description of Units" in the prospectus and in this prospectus supplement.

General Terms of Notes

      We may issue notes under an Indenture dated May 25, 2001, between us and Deutsche Bank Trust Company Americas, formerly Bankers Trust Company, as trustee. We refer to the Indenture, as may be supplemented from time to time, as the "Indenture." The Series E medium-term notes issued under the Indenture will constitute a single series under the Indenture, together with any medium-term notes we have issued in the past or that we issue in the future under the Indenture that we designate as being part of that series. We may create and issue additional notes with the same terms as previous issuances of Series E medium-term notes, so that the additional notes will be considered as part of the same issuance as the earlier notes.

      Outstanding Indebtedness of the Company. The Indenture does not limit the amount of additional indebtedness that we may incur. At September 30, 2005, we had approximately $402,207,000 aggregate principal amount of debt securities outstanding under the Indenture.

      Terms May be Specified in One or More Prospectus Supplements, Product Supplements and/or Pricing Supplements (together referred to herein as a "pricing supplement"). A pricing supplement will specify the following terms of any issuance of our Series E medium-term notes to the extent applicable:

      o     the specific designation of the notes;

      o     the issue price (price to public);

      o     the aggregate principal amount;

      o     the denominations or minimum denominations;

      o     the original issue date;

      o the stated maturity date and any terms related to any extension of the maturity date;

      o whether the notes are fixed rate notes, floating rate notes or notes with original issue discount;

      o for fixed rate notes, the rate per year at which the notes will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

      o for floating rate notes, the base rate, the index maturity, the spread, the spread multiplier, the initial interest rate, the interest reset periods, the interest payment dates, the maximum interest rate, the minimum interest rate and any other terms relating to the particular method of calculating the interest rate for the note;

      o whether the notes may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

      o whether the notes are currency-linked notes and/or notes linked to commodities, rates, debt or equity securities or other debt or equity instruments of entities affiliated or not affiliated with us, baskets of those securities or an index or indices of those securities, quantitative measures associated with an occurrence, extent of an occurrence, or contingency associated with a financial, commercial, or economic consequence, or economic or financial indices or measures of economic or financial risk or value;

      o the terms on which holders of the notes may convert or exchange them into or for stock or other securities of entities affiliated or not affiliated with us, or for the cash value of any of these securities or for any other property, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may effect the conversion or exchange;

      o if any note is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the "specified currency," along with any other terms relating to the non-U.S. dollar denomination, including exchange rates as against the U.S. dollar at selected times during the last five years and any exchange controls affecting that specified currency;

      o whether and under what circumstances we will pay additional amounts on the notes for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

      o     whether the notes will be listed on any stock exchange;

      o     whether the notes will be issued in book-entry or certificated form;

      o if the notes are in book-entry form, whether the notes will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

      o     any other terms on which we will issue the notes.

      Some Definitions. We have defined some of the terms that we use frequently in this prospectus supplement below:

      A "business day" means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (a) for all notes, in The City of New York, (b) for notes denominated in a specified currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the specified currency or (c) for notes denominated in Australian dollars, in Sydney; and (ii) for notes denominated in euro, a day that is also a TARGET Settlement Day.

      "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme.

      "Depositary" means The Depository Trust Company, New York, New York.

      "Euro LIBOR notes" means LIBOR notes for which the index currency is euros.

      "Euroclear operator" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

      An "interest payment date" for any note means a date on which, under the terms of that note, regularly scheduled interest is payable.

      "London banking day" means any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.

      The "record date" for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that date is a business day, unless another date is specified in the applicable pricing supplement.

      "TARGET Settlement Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is open.

      References in this prospectus supplement to "U.S. dollar," or "U.S.$" or "$" are to the currency of the United States of America.

Forms of Notes

      We will offer the notes on a continuing basis and will issue notes only in fully registered form either as book-entry notes or as certificated notes. We may issue the notes either alone or as part of a unit. References to "holders" mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries.

      Book-Entry Notes. For notes in book-entry form, we will issue one or more global certificates representing the entire issue of notes. Except as set forth in the prospectus under "Forms of Securities -- Global Securities," you may not exchange book-entry notes or interests in book-entry notes for certificated notes.

      Each global note certificate representing book-entry notes will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or nominee of the Depositary. These certificates name the Depositary or its nominee as the owner of the notes. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global notes. An investor's beneficial interest will be reflected in the records of the Depositary's direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary's procedures for global notes representing book-entry notes is set forth in the prospectus under "Forms of Securities -- Global Securities." The Depositary has confirmed to us, the agents and the trustee that it intends to follow these procedures.

      Certificated Notes. If we issue notes in certificated form, the certificate will name the investor or the investor's nominee as the owner of the note. The person named in the note register will be considered the owner of the note for all purposes under the Indenture. For example, if we need to ask the holders of the notes to vote on a proposed amendment to the notes, the person named in the note register will be asked to cast any vote regarding that note. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your note in our records and will be entitled to cast the vote regarding your note. You may not exchange certificated notes for book-entry notes or interests in book-entry notes.

      Denominations. We will issue the notes:

      o for U.S. dollar-denominated notes, in denominations of $1,000 or any amount greater than $1,000 that is an integral multiple of $1,000; or

      o for notes denominated in a specified currency other than U.S. dollars, in denominations of the equivalent of $1,000, rounded to an integral multiple of 1,000 units of the specified currency, or any larger integral multiple of 1,000 units of the specified currency, as determined by reference to the market exchange rate, as defined under "-- Interest and Principal Payments -- Unavailability of Foreign Currency" below, on the business day immediately preceding the date of issuance.

Interest and Principal Payments

      Payments, Exchanges and Transfers. Holders may present notes for payment of principal, premium, if any, and interest, if any, register the transfer of the notes and exchange the notes at JPMorgan Chase Bank, National Association, acting through its corporate trust office at 4 New York Plaza, New York, New York 10004, as our current agent for the payment, transfer and exchange of the notes. We refer to JPMorgan Chase Bank, National Association, acting in this capacity, as the paying agent. However, holders of global notes may transfer and exchange global notes only in the manner and to the extent set forth under "Forms of Securities -- Global Securities" in the prospectus.

      We will not be required to:

      o register the transfer or exchange of any note if the holder has exercised the holder's right, if any, to require us to repurchase the note, in whole or in part, except the portion of the note not required to be repurchased;

      o register the transfer or exchange of notes to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

      o register the transfer or exchange of any registered note selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered note being redeemed in part.

      No service charge will be made for any registration or transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of notes.

      Although we anticipate making payments of principal, premium, if any, and interest, if any, on most notes in U.S. dollars, some notes may be payable in foreign currencies as specified in the applicable pricing supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on notes that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a note payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

      Recipients of Payments. The paying agent will pay interest to the person in whose name the note is registered at the close of business on the applicable record date. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the note. The paying agent will make the payment of interest on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a note on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date.

      Book-Entry Notes. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of the Depositary, as holder of book-entry notes, by wire transfer of immediately available funds. We expect that the Depositary, upon receipt of any payment, will immediately credit its participants' accounts in amounts proportionate to their respective beneficial interests in the book-entry notes as shown on the records of the Depositary. We also expect that payments by the Depositary's participants to owners of beneficial interests in the book-entry notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

      Certificated Notes. Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make U.S. dollar payments of interest either:

      o by check mailed to the address of the person entitled to payment as shown on the note register; or

      o for a holder of at least $10,000,000 in aggregate principal amount of certificated notes having the same interest payment date, by wire transfer of immediately available funds, if the holder has given written notice to the paying agent not later than 15 calendar days prior to the applicable interest payment date.

      U.S. dollar payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a note will be made in immediately available funds against presentation and surrender of the note.

      Payment Procedures for Book-Entry Notes Denominated in a Foreign Currency. Book-entry notes payable in a specified currency other than U.S. dollars will provide that a beneficial owner of interests in those notes may elect to receive all or a portion of the payments of principal, premium, if any, or interest, if any, in U.S. dollars. In those cases, the Depositary will elect to receive all payments with respect to the beneficial owner's interest in the notes in U.S. dollars, unless the beneficial owner takes the following steps:

      o The beneficial owner must give complete instructions to the direct or indirect participant through which it holds the book-entry notes of its election to receive those payments in the specified currency other than U.S. dollars by wire transfer to an account specified by the beneficial owner with a bank located outside the United States. In the case of a note payable in euro, the account must be a euro account in a country for which the euro is the lawful currency.

      o The participant must notify the Depositary of the beneficial owner's election on or prior to the third business day after the applicable record date, for payments of interest, and on or prior to the twelfth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

      o The Depositary will notify the paying agent of the beneficial owner's election on or prior to the fifth business day after the applicable record date, for payments of interest, and on or prior to the tenth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

      Beneficial owners should consult their participants in order to ascertain the deadline for giving instructions to participants in order to ensure that timely notice will be delivered to the Depositary.

      Payment Procedures for Certificated Notes Denominated in a Foreign Currency. For certificated notes payable in a specified currency other than U.S. dollars, the notes may provide that the holder may elect to receive all or a portion of the payments on those notes in U.S. dollars. To do so, the holder must send a written request to the paying agent:

      o for payments of interest, on or prior to the fifth business day after the applicable record date; or

      o for payments of principal, at least ten business days prior to the maturity date or any redemption or repayment date.

      To revoke this election for all or a portion of the payments on the certificated notes, the holder must send written notice to the paying agent:

      o at least five business days prior to the applicable record date, for payment of interest; or

      o at least ten calendar days prior to the maturity date or any redemption or repayment date, for payments of principal.

      If the holder does not elect to be paid in U.S. dollars, the paying agent will pay the principal, premium, if any, or interest, if any, on the certificated notes:

      o by wire transfer of immediately available funds in the specified currency to the holder's account at a bank located outside the United States, and in the case of a note payable in euro, in a country for which the euro is the lawful currency, if the paying agent has received the holder's written wire transfer instructions not less than 15 calendar days prior to the applicable payment date; or

      o by check payable in the specified currency mailed to the address of the person entitled to payment that is specified in the note register, if the holder has not provided wire instructions.

However, the paying agent will pay only the principal of the certificated notes, any premium and interest, if any, due at maturity, or on any redemption or repayment date, upon surrender of the certificated notes at the office or agency of the paying agent.

      Determination of Exchange Rate for Payments in U.S. Dollars for Notes Denominated in a Foreign Currency. The exchange rate agent identified in the relevant pricing supplement will convert the specified currency into U.S. dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry notes that do not follow the procedures we have described immediately above. The conversion will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

      o of the specified currency for U.S. dollars for settlement on the payment date;

      o in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

      o     at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, payments will be made in the specified currency. The holders or beneficial owners of notes will pay all currency exchange costs by deductions from the amounts payable on the notes.

      Unavailability of Foreign Currency. The relevant specified currency may not be available to us for making payments of principal of, premium, if any, or interest, if any, on any note. This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, we may satisfy our obligations to holders of the notes by making those payments on the date of payment in U.S. dollars on the basis of the noon dollar buying rate in The City of New York for cable transfers of the currency or currencies in which a payment on any note was to be made, published by the Federal Reserve Bank of New York, which we refer to as the "market exchange rate." If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

      o of the specified currency for U.S. dollars for settlement on the payment date;

      o in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

      o     at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

      These provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency, we may at our option, or will, if required by applicable law, without the consent of the holders of the affected notes, pay the principal of, premium, if any, or interest, if any, on any note denominated in the specified currency in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended by the treaty on European Union. Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default.

      Discount Notes. Some notes may be considered to be issued with original issue discount, which must be included in income for United States federal income tax purposes at a constant yield. See "United States Federal Taxation -- Tax Consequences to United States Holders -- Original Issue Discount" below. If the principal of any note that is considered to be issued with original issue discount is declared to be due and payable immediately as described under "Description of Debt Securities -- Events of Default" in the prospectus, the amount of principal due and payable on that note will be limited to:

      o     the aggregate principal amount of the note multiplied by the sum of

      o its issue price, expressed as a percentage of the aggregate principal amount, plus

      o the original issue discount amortized from the date of issue to the date of declaration, expressed as a percentage of the aggregate principal amount.

The amortization will be calculated using the "interest method," computed in accordance with generally accepted accounting principles in effect on the date of declaration. See the applicable pricing supplement for any special considerations applicable to these notes.

Fixed Rate Notes

      Each fixed rate note will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment.

      How Interest Is Calculated. Interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

      How Interest Accrues. Interest on fixed rate notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "-- If a Payment Date Is Not a Business Day."

      When Interest Is Paid. Payments of interest on fixed rate notes will be made on the interest payment dates specified in the applicable pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

      Amount of Interest Payable. Interest payments for fixed rate notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

      If a Payment Date Is Not a Business Day. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest, if any, and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

Floating Rate Notes

      Each floating rate note will mature on the date specified in the applicable pricing supplement.

      Each floating rate note will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the "base rate." The base rate may be one or more of the following:

      o     the CD rate,

      o     the commercial paper rate,

      o     EURIBOR,

      o     the federal funds rate,

      o     LIBOR,

      o     the prime rate,

      o     the Treasury rate,

      o     the CMT rate, or

      o any other rate or interest rate formula specified in the applicable pricing supplement and in the floating rate note.

      Formula for Interest Rates. The interest rate on each floating rate note will be calculated by reference to:

      o     the specified base rate based on the index maturity,

      o     plus or minus the spread, if any, and/or

      o     multiplied by the spread multiplier, if any.

      For any floating rate note, "index maturity" means the period of maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable pricing supplement. The "spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the base rate for a floating rate note. The "spread multiplier" is the percentage specified in the applicable pricing supplement to be applied to the base rate for a floating rate note. The interest rate on any inverse floating rate note will also be calculated by reference to a fixed rate.

      Limitations on Interest Rate. A floating rate note may also have either or both of the following limitations on the interest rate:

      o a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period, which we refer to as the "maximum interest rate"; and/or

      o a minimum limitation, or floor, on the rate of interest that may accrue during any interest period, which we refer to as the "minimum interest rate."

Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable pricing supplement.

      In addition, the interest rate on a floating rate note may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

      How Floating Interest Rates Are Reset. The interest rate in effect from the date of issue to the first interest reset date for a floating rate note will be the initial interest rate specified in the applicable pricing supplement. We refer to this rate as the "initial interest rate." The interest rate on each floating rate note may be reset daily, weekly, monthly, quarterly, semiannually or annually. This period is the "interest reset period" and the first day of each interest reset period is the "interest reset date." The "interest determination date" for any interest reset date is the day the calculation agent identified in the applicable pricing supplement will refer to when determining the new interest rate at which a floating rate will reset, and is applicable as follows:

      o for federal funds rate notes and prime rate notes, the interest determination date will be on the business day prior to the interest rate reset date;

      o for CD rate notes, commercial paper rate notes, prime rate notes and CMT rate notes, the interest determination date will be the second business day prior to the interest reset date;

      o for EURIBOR notes or Euro LIBOR notes, the interest determination date will be the second TARGET Settlement Day, as defined above under "-- General Terms of Notes -- Some Definitions," prior to the interest reset date;

      o for LIBOR notes (other than Euro LIBOR notes), the interest determination date will be the second London banking day prior to the interest reset date, except that the interest determination date pertaining to an interest reset date for a LIBOR note for which the index currency is pounds sterling will be the interest reset date; and

      o for Treasury rate notes, the interest determination date will be the day of the week in which the interest reset date falls on which Treasury bills would normally be auctioned.

Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but the auction may be held on the preceding Friday. If, as the result of a legal holiday, the auction is held on the preceding Friday, that Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week. If an auction falls on a day that is an interest reset date, that interest reset date will be the next following business day.

      The interest reset dates will be specified in the applicable pricing supplement. If an interest reset date for any floating rate note falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR note or a LIBOR note, if that business day is in the next calendar month, the interest reset date will be the immediately preceding business day.

      The interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be the one in effect on the tenth calendar day preceding the maturity, redemption or repayment date.

      In the detailed descriptions of the various base rates which follow, the "calculation date" pertaining to an interest determination date means the earlier of (i) the tenth calendar day after that interest determination date, or, if that day is not a business day, the next succeeding business day, and
(ii) the business day immediately preceding the applicable interest payment date or maturity date or, for any principal amount to be redeemed or repaid, any redemption or repayment date.

      How Interest Is Calculated. Interest on floating rate notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "-- If a Payment Date Is Not a Business Day."

      The applicable pricing supplement will specify a calculation agent for any issue of floating rate notes. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for that floating rate note.

      For a floating rate note, accrued interest will be calculated by multiplying the principal amount of the floating rate note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day:

      o by 360, in the case of CD rate notes, commercial paper rate notes, EURIBOR notes, federal funds rate notes, LIBOR notes (except for LIBOR notes denominated in pounds sterling) and prime rate notes;

      o     by 365, in the case of LIBOR notes denominated in pounds sterling;
            or

      o by the actual number of days in the year, in the case of Treasury rate notes and CMT rate notes.

For these calculations, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date or, if none, the initial interest rate.

      All percentages used in or resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005% rounded up to 0.00001%), and all U.S. dollar amounts used in or resulting from these calculations on floating rate notes will be rounded to the nearest cent (with one-half cent rounded upward). All Japanese Yen amounts used in or resulting from these calculations will be rounded downward to the next lower whole Japanese Yen amount. All amounts denominated in any other currency used in or resulting from these calculations will be rounded to the nearest two decimal places in that currency with 0.005 being rounded upward to 0.01.

      When Interest Is Paid. We will pay interest on floating rate notes on the interest payment dates specified in the applicable pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

      If a Payment Date Is Not a Business Day. If any scheduled interest payment date, other than the maturity date or any earlier redemption or repayment date, for any floating rate note falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR note or a LIBOR note, if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day. If the scheduled maturity date or any earlier redemption or repayment date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date.

Base Rate Notes

      CD Rate Notes

      CD rate notes will bear interest at the interest rates specified in the CD rate notes and in the applicable pricing supplement. Those interest rates will be based on the CD rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

      The "CD rate" means, for any interest determination date, the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)."

      The following procedures will be followed if the CD rate cannot be determined as described above:

      o If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the calculation date, the CD rate will be the rate on that interest determination date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System, or any successor site or publication, which is commonly referred to as the "H.15 Daily Update," for the interest determination date for certificates of deposit having the index maturity specified in the applicable pricing supplement, under the caption "CDs (Secondary Market)."

      o     If the above rate is not yet published in either H.15(519) or the
            H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

      o If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate for that interest determination date will remain the CD rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

      Commercial Paper Rate Notes

      Commercial paper rate notes will bear interest at the interest rates specified in the commercial paper rate notes and in the applicable pricing supplement. Those interest rates will be based on the commercial paper rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

      The "commercial paper rate" means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement, as that rate is published in H.15(519), under the heading "Commercial Paper -- Nonfinancial."

      The following procedures will be followed if the commercial paper rate cannot be determined as described above:

      o If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "Commercial Paper -- Nonfinancial."

      o If by 3:00 p.m., New York City time, on that calculation date the rate is not yet published in either H.15(519) or the H.15 Daily Update, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest determination date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency.

      o If the dealers selected by the calculation agent are not quoting as set forth above, the commercial paper rate for that interest determination date will remain the commercial paper rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

      The "money market yield" will be a yield calculated in accordance with the following formula:

                                              D x 360
                      money market yield = ------------- x 100
                                           360 - (D x M)

where "D" refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

      EURIBOR Notes

      EURIBOR notes will bear interest at the interest rates specified in the EURIBOR notes and in the applicable pricing supplement. That interest rate will be based on EURIBOR and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

      "EURIBOR" means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI -- The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable pricing supplement as that rate appears on the display on Moneyline Telerate, or any successor service, on page 248 or any other page as may replace page 248 on that service, which is commonly referred to as "Telerate Page 248," as of 11:00 a.m. (Brussels time).

      The following procedures will be followed if the rate cannot be determined as described above:

      o If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m. (Brussels time) on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable pricing supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

      o If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m. (Brussels time), on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable pricing supplement commencing on that interest reset date in a principal amount not less than the equivalent of U.S.$1 million in euro.

      o If the banks so selected by the calculation agent are not quoting as set forth above, EURIBOR for that interest determination date will remain EURIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

      "Euro-zone" means the region comprising member states of the European Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended.

      Federal Funds Rate Notes

      Federal funds rate notes will bear interest at the interest rates specified in the federal funds rate notes and in the applicable pricing supplement. Those interest rates will be based on the federal funds rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

      The "federal funds rate" means, for any interest determination date, the rate on that date for federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Moneyline Telerate, or any successor service, on page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as "Telerate Page 120."

      The following procedures will be followed if the federal funds rate cannot be determined as described above:

      o If the above rate is not published by 3:00 p.m., New York City time, on the calculation date, the federal funds rate will be the rate on that interest determination date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "Federal Funds/Effective Rate."

      o     If the above rate is not yet published in either H.15(519) or the
            H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest determination date.

      o If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds rate for that interest determination date will remain the federal funds rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

      LIBOR Notes

      LIBOR notes will bear interest at the interest rates specified in the LIBOR notes and in the applicable pricing supplement. That interest rate will be based on London Interbank Offered Rate, which is commonly referred to as "LIBOR," and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

      The calculation agent will determine "LIBOR" for each interest determination date as follows:

      o     As of the interest determination date, LIBOR will be either:

            o if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page, by its terms provides only for a single rate, that single rate will be used; or

            o if "LIBOR Telerate" is specified in the applicable pricing supplement, the rate for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that interest determination date.

      o If (i) fewer than two offered rates appear and "LIBOR Reuters" is specified in the applicable pricing supplement, or (ii) no rate appears and the applicable pricing supplement specifies either (a) "LIBOR Telerate" or (b) "LIBOR Reuters" and the Designated LIBOR Page by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable pricing supplement commencing on the second London banking day immediately following the interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

      o If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the applicable pricing supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

      o If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that interest determination date will remain LIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

      The "index currency" means the currency specified in the applicable pricing supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable pricing supplement, the index currency will be U.S. dollars.

      "Designated LIBOR Page" means either (i) if "LIBOR Reuters" is designated in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable index currency or its designated successor, or (ii) if "LIBOR Telerate" is designated in the applicable pricing supplement, the display on Moneyline Telerate, or any successor service, on the page specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

      If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable pricing supplement, LIBOR for the applicable index currency will be determined as if LIBOR Telerate were specified, and, if the U.S. dollar is the index currency, as if Page 3750, had been specified.

      Prime Rate Notes

      Prime rate notes will bear interest at the interest rates specified in the prime rate notes and in the applicable pricing supplement. That interest rate will be based on the prime rate and any spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any.

      The "prime rate" means, for any interest determination date, the rate on that date as published in H.15(519) under the heading "Bank Prime Loan."

      The following procedures will be followed if the prime rate cannot be determined as described above:

      o If the above rate is not published prior to 3:00 p.m., New York City time, on the calculation date, then the prime rate will be the rate on that interest determination date as published in H.15 Daily Update under the heading "Bank Prime Loan."

      o If the rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank's prime rate or base lending rate as in effect for that interest determination date.

      o If fewer than four rates appear on the Reuters Screen USPRIME 1 Page by 3:00 p.m., New York City time, for that interest determination date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least three major banks in The City of New York, which may include affiliates of the agent, selected by the calculation agent, after consultation with us.

      o If the banks selected by the calculation agent are not quoting as set forth above, the prime rate for that interest determination date will remain the prime rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

      "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" on the Reuters Monitor Money Rates Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

      Treasury Rate Notes

      Treasury rate notes will bear interest at the interest rates specified in the Treasury rate notes and in the applicable pricing supplement. That interest rate will be based on the Treasury rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

      The "Treasury rate" means:

      o the rate from the auction held on the applicable interest determination date, which we refer to as the "auction," of direct obligations of the United States, which are commonly referred to as "Treasury Bills," having the index maturity specified in the applicable pricing supplement as that rate appears under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, or any successor service, on page 56 or any other page as may replace page 56 on that service, which we refer to as "Telerate Page 56," or page 57 or any other page as may replace page 57 on that service, which we refer to as "Telerate Page 57"; or

      o if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the calculation date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High"; or

      o if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

      o if the rate referred to in the third bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable pricing supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/ Secondary Market"; or

      o if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

      o if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary U.S. government securities dealers, which may include the agent and its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement; or

      o if the dealers selected by the calculation agent are not quoting as set forth above, the Treasury rate for that interest determination date will remain the Treasury rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

      The "bond equivalent yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                                                 D x N
                     bond equivalent yield = ------------- x 100
                                             360 - (D x M)

In this formula, "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

      CMT Rate Notes

      CMT rate notes will bear interest at the interest rate specified in the CMT rate notes and in the applicable pricing supplement. That interest rate will be based on the CMT rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

      The "CMT rate" means, for any interest determination date, the rate as set forth in H.15(519) as defined below, under the caption "Treasury constant maturities", for:

      o the rate on that interest determination date, if the Designated CMT Telerate Page, as defined below, is 7051; and

      o the week or the month, as applicable, ended immediately preceding the week in which the related interest determination date occurs, if the Designated CMT Telerate Page is 7052.

      The following procedures will be followed if the CMT rate cannot be determined as described above:

      o If the CMT rate is not displayed on the relevant page by 3:30 p.m., New York City time on the related calculation date, then the CMT rate will be a percentage equal to the yield for United States Treasury securities at "constant maturity" for the Designated CMT Maturity Index on the related calculation date as set forth in H.15(519) under the caption "Treasury constant maturities".

      o If the applicable rate described above does not appear in H.15(519) then the CMT rate on the related calculation date will be the rate for the Designated CMT Maturity Index as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines, in its sole and absolute discretion, to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

      o If on the related calculation date, neither the Board of Governors of the Federal Reserve System nor the United States Department of the Treasury publishes a yield on United States Treasury securities at a "constant maturity" for the Designated CMT Maturity Index, the CMT rate on the related calculation date will be calculated by the calculation agent and will be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on the related calculation date, of three leading primary United States government securities dealers in New York City. The calculation agent will select five such securities dealers, and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for United States Treasury securities with an original maturity equal to the Designated CMT Maturity Index, a remaining term to maturity of no more than one year shorter than that Designated CMT Maturity Index and in a principal amount equal to the Representative Amount. If two bid prices with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the United States Treasury security with the shorter remaining term to maturity will be used. The "Representative Amount" means an amount equal to the outstanding principal amount of the notes.

      o If fewer than five but more than two such prices are provided as requested, the CMT rate for the related calculation date will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations will be eliminated.

      o If the calculation agent cannot obtain three United States Treasury securities quotations of the kind requested in the prior two paragraphs, the calculation agent will determine the CMT rate to be the yield to maturity based on the arithmetic mean of the secondary market bid prices for United States Treasury securities, at approximately 3:30 p.m., New York City time, on the related calculation date of three leading primary United States government securities dealers in New York City. In selecting these bid prices, the calculation agent will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest) for United States Treasury securities with an original maturity greater than the Designated CMT Maturity Index, a remaining term to maturity closest to the Designated CMT Maturity Index and in a Representative Amount. If two United States Treasury securities with an original maturity longer than the Designated CMT Maturity Index have remaining terms to maturity that are equally close to the Designated CMT Maturity Index, the calculation agent will obtain quotations for the United States Treasury security with the shorter remaining term to maturity.

      o If fewer than five but more than two of the leading primary United States government securities dealers provide quotes as described in the prior paragraph, then the CMT rate will be based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of those quotations will be eliminated.

      o If fewer than three leading primary United States government securities reference dealers selected by the calculation agent provide quotes as described above, the CMT rate will be determined by the calculation agent acting in a commercially reasonable manner.

      "Designated CMT Telerate Page" means the display on Moneyline Telerate, or any successor service, on the page designated in the applicable prospectus supplement or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified in the applicable prospectus supplement the Designated CMT Telerate Page will be 7052, for the most recent week.

      "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System, available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/ or any successor site or publication. We make no representation or warranty as to the accuracy or completeness of the information displayed on such website, and such information is not incorporated by reference herein and should not be considered a part of this prospectus supplement.

      "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in the applicable prospectus supplement for which the CMT rate will be calculated. If no maturity is specified in the applicable prospectus supplement the Designated CMT Maturity Index will be two years.

Exchangeable Notes

      We may issue notes, which we refer to as "exchangeable notes," that are optionally or mandatorily exchangeable into:

      o     the securities of an entity affiliated or not affiliated with us;

      o     a basket of those securities;

      o     an index or indices of those securities; or

      o     any combination of, or the cash value of, the above.

      The exchangeable notes may or may not bear interest or be issued with original issue discount or at a premium. The general terms of the exchangeable notes are described below.

      Optionally Exchangeable Notes. The holder of an optionally exchangeable note may, during a period, or at a specific time or times, exchange the note for the underlying property at a specified rate of exchange. If specified in the applicable pricing supplement, we will have the option to redeem the optionally exchangeable note prior to maturity. If the holder of an optionally exchangeable note does not elect to exchange the note prior to maturity or any applicable redemption date, the holder will receive the principal amount of the note plus any accrued interest at maturity or upon redemption.

      Mandatorily Exchangeable Notes. At maturity, the holder of a mandatorily exchangeable note must exchange the note for the underlying property at a specified rate of exchange, and, therefore, depending upon the value of the underlying property at maturity, the holder of a mandatorily exchangeable note may receive less than the principal amount of the note at maturity. If so indicated in the applicable pricing supplement, the specified rate at which a mandatorily exchangeable note may be exchanged may vary depending on the value of the underlying property so that, upon exchange, the holder participates in a percentage, which may be less than, equal to, or greater than 100% of the change in value of the underlying property. Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require holders of notes to exchange their notes for the underlying property.

      Payments upon Exchange. The applicable pricing supplement will specify whether upon exchange, at maturity or otherwise, the holder of an exchangeable note may receive, at the specified exchange rate, either the underlying property or the cash value of the underlying property. The underlying property may be the securities of either U.S. or foreign entities or both. The exchangeable notes may or may not provide for protection against fluctuations in the exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted. Exchangeable notes may have other terms, which will be specified in the applicable pricing supplement.

      Special Requirements for Exchange of Global Securities. If an optionally exchangeable note is represented by a global note, the Depositary's nominee will be the holder of that note and therefore will be the only entity that can exercise a right to exchange. In order to ensure that the Depositary's nominee will timely exercise a right to exchange a particular note or any portion of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in that note to notify the Depositary of its desire to exercise a right to exchange. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the deadline for ensuring that timely notice will be delivered to the Depositary.

      Payments upon Acceleration of Maturity. If the principal amount payable at maturity of any exchangeable note is declared due and payable prior to maturity, the amount payable on:

      o an optionally exchangeable note will equal the face amount of the note plus accrued interest, if any, to but excluding the date of payment, except that if a holder has exchanged an optionally exchangeable note prior to the date of acceleration without having received the amount due upon exchange, the amount payable will be an amount in cash equal to the amount due upon exchange and will not include any accrued but unpaid interest; and

      o a mandatorily exchangeable note will equal an amount determined as if the date of acceleration were the maturity date plus accrued interest, if any, to but excluding the date of payment.

Notes Linked to Commodities, Rates, Single Securities, Baskets of Securities, Indices and other Quantitative Measures

      We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date is determined by reference to one or more commodities, rates, debt or equity securities, or other debt or equity instruments of entities affiliated or not affiliated with us, baskets of those securities or an index or indices of those securities, quantitative measures associated with an occurrence, extent of an occurrence, or contingency associated with a financial, commercial, or economic consequence, or economic or financial indices or measures of economic or financial risk or value. These notes may include other terms, which will be specified in the relevant pricing supplement. Some of these other terms may include, but are not limited to, a combination of (i) indices or equity securities and currencies, (ii) indices or equity securities and commodities and
(iii) indices or equity securities and interest rates.

Currency-Linked Notes

      We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date to be determined by reference to the value of one or more currencies as compared to the value of one or more other currencies, which we refer to as "currency-linked notes." The pricing supplement will specify the following:

      o information as to the one or more currencies to which the principal amount payable on any principal payment date or the amount of interest payable on any interest payment date is linked or indexed;

      o the currency in which the face amount of the currency-linked note is denominated, which we refer to as the "denominated currency;"

      o the currency in which principal on the currency-linked note will be paid, which we refer to as the "payment currency;"

      o the interest rate per annum and the dates on which we will make interest payments;

      o specific historic exchange rate information and any currency risks relating to the specific currencies selected; and

      o     additional tax considerations, if any.

      The denominated currency and the payment currency may be the same currency or different currencies. Interest on currency-linked notes will be paid in the denominated currency.

Redemptions and Repurchases of Notes

      Optional Redemption. The pricing supplement will indicate the terms of our option to redeem the notes, if any. We will mail a notice of redemption to each holder or, in the case of global notes, to the Depositary, as holder of the global notes, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable pricing supplement, to the address of each holder as that address appears upon the books maintained by the paying agent. The notes will not be subject to any sinking fund.

      Repayment at Option of Holder. If applicable, the pricing supplement relating to each note will indicate that the holder has the option to have us repay the note on a date or dates specified prior to its maturity date. The repayment price will be equal to 100% of the principal amount of the note, together with accrued interest to the date of repayment. For notes issued with original issue discount, the pricing supplement will specify the amount payable upon repayment.

      For us to repay a note, the paying agent must receive the following at least 15 days but not more than 30 days prior to the repayment date:

      o the note with the form entitled "Option to Elect Repayment" on the reverse of the note duly completed; or

      o a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the note, the principal amount of the note, the principal amount of the note to be repaid, the certificate number or a description of the tenor and terms of the note, a statement that the option to elect repayment is being exercised and a guarantee that the note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the note, will be received by the paying agent not later than the fifth business day after the date of that telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that note and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

      Exercise of the repayment option by the holder of a note will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the note but, in that event, the principal amount of the note remaining outstanding after repayment must be an authorized denomination.

      Special Requirements for Optional Repayment of Global Notes. If a note is represented by a global note, the Depositary or the Depositary's nominee will be the holder of the note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the Depositary.

      Open Market Purchases. We may purchase notes at any price in the open market or otherwise. Notes so purchased by us may, at our discretion, be held or resold or surrendered to the relevant trustee for cancellation.

Replacement of Notes

      At the expense of the holder, we may, in our discretion replace any notes that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated notes must be delivered to the applicable trustee, the paying agent and the registrar, in the case of registered notes, or satisfactory evidence of the destruction, loss or theft of the notes must be delivered to us, the paying agent, the registrar, in the case of registered notes, and the applicable trustee. At the expense of the holder, an indemnity that is satisfactory to us, the principal paying agent, the registrar, in the case of registered notes, and the applicable trustee may be required before a replacement note will be issued.

                             DESCRIPTION OF WARRANTS

      Investors should carefully read the general terms and provisions of our warrants in "Description of Warrants" in the prospectus. This section supplements that description. The pricing supplement will add specific terms for each issuance of warrants and may modify or replace any of the information in this section and in "Description of Warrants" in the prospectus. If a warrant is offered as part of a unit, investors should also review the information in "Description of Units" in the prospectus and in this prospectus supplement.

      Warrants will entitle or require you to purchase from us or sell to us:

      o securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

      o     currencies; or

      o     commodities.

                              DESCRIPTION OF UNITS

      Investors should carefully read the general terms and provisions of our units in "Description of Units" in the prospectus. This section supplements that description. The pricing supplement will add specific terms for each issuance of units and may modify or replace any of the information in this section and in "Description of Units" in the prospectus. If a note is offered as part of a unit, investors should also review the information in "Description of Debt Securities" in the prospectus and in "Description of Notes" in this prospectus supplement. If a warrant is offered as part of a unit, investors should also review the information in "Description of Warrants" in both the prospectus and this prospectus supplement.

      The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

      o     Unit Agreement ("Description of Units")

      o     warrant ("Description of Warrants -- Offered Warrants")

      o warrant agent ("Description of Warrants -- Significant Provisions of the Warrant Agreements")

      o     warrant property ("Description of Warrants -- Offered Warrants")

Further Information on Units

      Terms Specified in Pricing Supplement. We may issue from time to time units that may include one or more notes or warrants.

      The applicable pricing supplement will describe:

      o the designation and the terms of the units and of the notes or warrants or any combination of notes or warrants, included in those units, including whether and under what circumstances those notes or warrants may be separately traded;

      o     any additional terms of the Unit Agreement; and

      o any additional provisions for the issuance, payment, settlement, transfer or exchange of the units, or of the notes or warrants constituting those units.

      Units will be issued only in fully registered form, in denominations of whole units only, with face amounts as indicated in the applicable pricing supplement.

      Payments on Units and Securities Comprised by Units. At the office of the unit agent in the Borough of Manhattan, The City of New York, maintained by us for that purpose, the holder may:

      o present the units, accompanied by each of the securities then comprised by that unit, for payment or delivery of warrant property or any other amounts due;

      o     register the transfer of the units; and

      o exchange the units, except that book-entry units will be exchangeable only in the manner and to the extent set forth under "Forms of Securities -- Global Securities" in the prospectus.

      The holder will not pay a service charge for any registration of transfer or exchange of the units or of any security included in a unit or interest in the unit or security included in a unit, except for any tax or other governmental charge that may be imposed.

      Although we anticipate making payments of principal, premium, if any, and interest, if any, on most units in U.S. dollars, some units may be payable in foreign currencies as specified in the applicable pricing supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on units that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a note payable in euro will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

Book-Entry Units

      Book-Entry System. For each issuance of units in book-entry form, we will issue a single registered global unit representing the entire issue of units. Each registered global unit representing book-entry units, and each global security included in that unit, will be deposited with, or on behalf of, the Depositary, and registered in the name of a nominee of the Depositary. You may not exchange certificated units for book-entry units or interests in book-entry units. In addition, except as described in the prospectus under "Forms of Securities -- Global Securities," you may not exchange book-entry units or interests in book-entry units for certificated units.

      Special Requirements for Exercise of Rights for Global Units. If a book-entry unit represented by a registered global unit:

      o includes a warrant entitling the holder to exercise the warrant to purchase or sell warrant property,

      o includes any note that entitles the holder to redeem, accelerate or take any other action concerning that note, or

      o otherwise entitles the holder of the unit to take any action under the unit or any security included in that unit,

then, in each of the cases listed above, the Depositary's nominee will be the only entity that can exercise those rights.

      In order to ensure that the Depositary's nominee will timely exercise a right conferred by a unit or by the securities included in that unit, the beneficial owner of that unit must instruct the broker or other direct or indirect participant through which it holds an interest in that unit to notify the Depositary of its desire to exercise that right. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a unit in order to ascertain the deadline for ensuring that timely notice will be delivered to the Depositary.

      A further description of the Depositary's procedures for registered global securities representing book-entry securities, including registered global units and the other registered global securities included in the registered global units, is set forth in this prospectus supplement under "The Depositary." The Depositary has confirmed to us, the unit agent, the collateral agent, the paying agent, the warrant agent and each trustee that it intends to follow those procedures.

                                 THE DEPOSITARY

      The Depository Trust Company, New York, New York will be designated as the depositary for any registered global security. Each registered global security will be registered in the name of Cede & Co., the Depositary's nominee.

      The Depositary has advised us as follows: the Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary holds securities deposited with it by its participants, and it facilitates the settlement of transactions among its participants in those securities through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. The Depositary's direct participants include both U.S. and non-U.S. securities brokers and dealers (including the agents), banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, both U.S. and non-U.S. brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the SEC.

      Purchases of the securities under the Depositary's system must be made by or through its direct participants, which will receive a credit for the securities on the Depositary's records. The ownership interest of each actual purchaser of each security (the "beneficial owner") is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

      To facilitate subsequent transfers, all securities deposited with the Depositary are registered in the name of the Depositary's partnership nominee, Cede & Co, or such other name as may be requested by the Depositary. The deposit of securities with the Depositary and their registration in the name of Cede & Co. or such other nominee of the Depositary do not effect any change in beneficial ownership. The Depositary has no knowledge of the actual beneficial owners of the securities; the Depositary's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither the Depositary nor Cede & Co. (nor such other nominee of the Depositary) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with the Depositary's procedures. Under its usual procedures, the Depositary mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the securities are credited on the record date.

      Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co or such other nominee as may be requested by the Depositary. The Depositary's practice is to credit direct participants' accounts upon the Depositary's receipt of funds and corresponding detail information from us or any agent of ours, on the date payable in accordance with their respective holdings shown on the Depositary's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of the Depositary or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. or such other nominee as may be requested by the Depositary is our responsibility or the responsibility of any paying agent of ours, disbursement of such payments to direct participants will be the responsibility of the Depositary, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

      If the Depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the Depositary. In addition, the indenture permits us at any time and in our sole discretion to decide not to have any of the securities represented by one or more registered global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global note at the request of each DTC participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for global security will be registered in the name or names that the Depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the Depositary's instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the Depositary.

      According to the Depositary, the foregoing information relating to the Depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

      The information in this section concerning the Depositary and Depositary's book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof. The Depositary may change or discontinue the foregoing procedures at any time.

                  SERIES E SECURITIES OFFERED ON A GLOBAL BASIS

      If we offer any of the securities under our Series E Program on a global basis, we will so specify in the applicable pricing supplement. The additional information contained in this section under "-- Book Entry, Delivery and Form" and "-- Global Clearance and Settlement Procedures" will apply to every offering on a global basis.

Book-Entry, Delivery and Form

      The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the Depositary and registered in the name of Cede & Co., the Depositary's nominee. Beneficial interests in the registered global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the registered global securities held by the Depositary through Clearstream, Luxembourg or the Euroclear operator if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and the Euroclear operator's names on the books of their respective depositaries, which in turn will hold such interests in the registered global securities in customers' securities accounts in the depositaries' names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for the Euroclear operator. We refer to each of Citibank, N.A. and JPMorgan Chase Bank, acting in this depositary capacity, as the "U.S. depositary" for the relevant clearing system. Except as set forth below, the registered global securities may be transferred, in whole but not in part, only to the Depositary, another nominee of the Depositary or to a successor of the Depositary or its nominee.

      Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream, Luxembourg holds securities for its customers, "Clearstream, Luxembourg customers," and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry transfers between their accounts, thereby eliminating the need for physical movement of securities. Clearstream, Luxembourg provides to Clearstream, Luxembourg customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg customer. Clearstream, Luxembourg has established an electronic bridge with the Euroclear operator to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear operator.

      The Euroclear operator advises that the Euroclear System was created in 1968 to hold securities for its participants, "Euroclear participants," and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by the Euroclear operator, a bank incorporated under the laws of the Kingdom of Belgium. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

      The Euroclear operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

      The Euroclear operator provides Euroclear participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and related services.

      Non-participants of Euroclear may acquire, hold and transfer book-entry interests in securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear operator.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively, the "terms and conditions." The terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Distributions with respect to the securities held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for the Euroclear operator.

      Although the Euroclear operator has agreed to the procedures provided below in order to facilitate transfers of securities among Euroclear participants and between Euroclear participants and participants of other intermediaries, it is under no obligation to perform or continue to perform in accordance with such procedures, and such procedures may be modified or discontinued at any time.

      Investors electing to acquire securities through an account with the Euroclear operator or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of new issues of securities. Investors electing to acquire, hold or transfer securities through an account with the Euroclear operator or some other securities intermediary must follow the settlement procedures of such an intermediary with respect to the settlement of secondary market transactions of such securities.

      Investors who are Euroclear participants may acquire, hold or transfer interests in securities by book-entry to accounts with the Euroclear operator. Investors who are not Euroclear participants may acquire, hold or transfer interests in securities by book-entry to accounts with a securities intermediary who holds a book-entry interest in these securities through accounts with Euroclear.

      The Euroclear operator further advises that investors that acquire, hold and transfer interests in the securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between their intermediary and each other intermediary, if any, standing between themselves and the securities.

      The Euroclear operator advises that, under Belgian law, investors that are credited with securities on the records of the Euroclear operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear operator, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear operator. If the Euroclear operator does not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with interests in securities of that type on the Euroclear operator's records, all participants having an amount of interests in securities of that type credited to their accounts with the Euroclear operator will have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit.

      Under Belgian law, the Euroclear operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with those interests in securities on its records.

      If Euroclear or Clearstream, Luxembourg is at any time unwilling or unable to continue as depositary with respect to the securities, and a successor depositary is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global securities that had been held by the Euroclear operator and Clearstream, Luxembourg. In addition, we may decide not to have the securities represented by one or more global securities. Euroclear and Clearstream, Luxembourg have advised us that, under their current practices, they would notify their participants of our request, but will only withdraw beneficial interests from the global securities at the request of each Euroclear and Clearstream, Luxembourg participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that Euroclear and Clearstream, Luxembourg give to the trustee or other relevant agent of ours or theirs. It is expected that Euroclear's and Clearstream, Luxembourg's instructions will be based upon directions received by Euroclear and Clearstream, Luxembourg from participants with respect to ownership of beneficial interests in the registered global security that had been held by Euroclear and Clearstream, Luxembourg.

      Title to book-entry interests in the securities will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, the Euroclear operator or the Depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the securities may be transferred within Clearstream, Luxembourg and within the Euroclear System and between Clearstream, Luxembourg and the Euroclear System in accordance with procedures established for these purposes by Clearstream, Luxembourg and the Euroclear operator. Book-entry interests in the securities may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary. Transfers of book-entry interests in the securities among Clearstream, Luxembourg and the Euroclear operator and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, the Euroclear operator and the Depositary.

      A further description of the Depositary's procedures with respect to the registered global securities is set forth in the prospectus under "Forms of Securities -- Global Securities." The Depositary has confirmed to us and the trustee that it intends to follow these procedures.

Global Clearance and Settlement Procedures

      Initial settlement for the securities offered on a global basis will be made in immediately available funds. Secondary market trading between the Depositary's participants will occur in the ordinary way in accordance with the Depositary's rules and will be settled in immediately available funds using the Depositary's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

      Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected through the Depositary in accordance with the Depositary's rules on behalf of the relevant European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the securities to or receiving interests in the securities from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

      Because of time-zone differences, credits of interests in the securities received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a Depositary participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits of interests or any transactions involving interests in the securities received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a Depositary participant and settled during subsequent securities settlement processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on the business day following the Depositary settlement date. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of interests in the securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a Depositary participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

      Although the Depositary, Clearstream, Luxembourg and the Euroclear operator have agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among participants of the Depositary, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the foregoing procedures and these procedures may be changed or discontinued at any time.

Notices

      Notices to holders of the securities will be given by mailing such notices to each holder by first class mail, postage prepaid, at the respective address of each holder as that address appears upon our books. Notices given to the Depositary, as holder of the registered global securities, will be passed on to the beneficial owners of the securities in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants, including Clearstream, Luxembourg and the Euroclear operator.

      See also "Plan of Distribution -- Series E Notes Offered on a Global
Basis."

                         UNITED STATES FEDERAL TAXATION

      In the opinion of Davis Polk & Wardwell, our special tax counsel, the following summary accurately describes the principal U.S. federal income tax consequences of ownership and disposition of the notes and units. Except as specifically noted below, this discussion applies only to notes that are held as capital assets.

      This discussion does not describe all of the tax consequences that may be relevant in light of a holder's particular circumstances or to holders subject to special rules, such as:

      o     certain financial institutions;

      o     insurance companies;

      o     tax-exempt organizations;

      o     dealers in securities or foreign currencies;

      o persons holding notes as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction;

      o United States Holders, as defined below, whose functional currency is not the U.S. dollar;

      o traders in securities who elect to apply a mark-to-market method of tax accounting; or

      o partnerships or other entities classified as partnerships for U.S. federal income tax purposes.

      This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. Persons considering the purchase of the notes should consult the applicable pricing supplement for any additional discussion regarding U.S. federal income taxation and their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

      This discussion does not apply to mandatorily exchangeable notes, warrants, units, currency-linked notes or notes linked to commodities, rates, single securities, baskets of securities, indices or other quantitative measures. The tax treatment of these instruments will be specified in the applicable pricing supplement and prospective purchasers are urged to review the applicable pricing supplement and consult with their tax advisers concerning the application of U.S. federal income and estate tax laws to their particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Consequences to United States Holders

      As used herein, the term "United States Holder" means a beneficial owner of a note for U.S. federal income tax purposes that is:

      o     a citizen or resident of the United States;

      o a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

      o an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

      The term "United States Holder" also includes certain former citizens and residents of the United States.

      If an entity that is classified as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Partners of partnerships holding notes should consult with their tax advisers.

      Payments of Interest

      Interest paid on a note will be taxable to a United States Holder as ordinary interest income at the time it accrues or is received in accordance with the Holder's method of accounting for federal income tax purposes, provided that the interest is "qualified stated interest" (as defined below). Special rules govern the treatment of interest paid with respect to certain notes, as described under "Original Issue Discount," "Optionally Exchangeable Notes" and "Foreign Currency Notes" below.

      Original Issue Discount

      A note that has an "issue price" that is less than its "stated redemption price at maturity" will be considered to have been issued at an original discount for federal income tax purposes (and will be referred to as an "original issue discount note") unless the note satisfies a de minimis threshold (as described below) or is a short-term note (as defined below). The "issue price" of a note will be the first price at which a substantial amount of the notes are sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The "stated redemption price at maturity" of a note generally will equal the sum of all payments required under the note other than payments of "qualified stated interest." "Qualified stated interest" is stated interest unconditionally payable as a series of payments (other than in debt instruments of the issuer) at least annually during the entire term of the note and equal to the outstanding principal balance of the note multiplied by a single fixed rate of interest. In addition, qualified stated interest includes, among other things, stated interest on a "variable rate debt instrument" that is unconditionally payable (other than in debt instruments of the issuer) at least annually at a single qualified floating rate of interest or at a rate that is determined at a single fixed formula that is based on objective financial or economic information. A rate generally is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the note is denominated.

      If the difference between a note's stated redemption price at maturity and its issue price is less than a de minimis amount, i.e., generally, 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, the note will not be considered to have original issue discount ("OID"). United States Holders of notes with a de minimis amount of OID will include this OID in income, as capital gain, on a pro rata basis as principal payments are made on the note.

      A United States Holder of original issue discount notes will be required to include any qualified stated interest payments in income in accordance with the Holder's method of accounting for federal income tax purposes. United States Holders of original issue discount notes that mature more than one year from their date of issuance will be required to include original issue discount in income for federal income tax purposes as it accrues in accordance with a constant-yield method based on a compounding of interest, regardless of whether cash attributable to this income is received. Under this method, United States Holders of original issue discount notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

      A United States Holder may make an election to include in gross income all interest that accrues on any note (including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant-yield method based on the compounding of interest (a "constant yield election").

      A note that matures one year or less from its date of issuance (a "short-term note") will be treated as being issued at a discount and none of the interest paid on the note will be treated as qualified stated interest. In general, a cash-method United States Holder of a short-term note is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so. Holders who so elect and certain other Holders, including those who report income on the accrual method of accounting for federal income tax purposes, are required to include the discount in income as it accrues on a straight-line basis, unless an election is made to accrue the discount according to a constant-yield method based on daily compounding. In the case of a United States Holder who is not required and who does not elect to include the discount in income currently, any gain realized on the sale, exchange or retirement of the short-term note will be ordinary income to the extent of the discount that would have accrued on a straight-line basis (or, if elected, according to a constant-yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, those United States Holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term notes in an amount not exceeding the accrued discount until the accrued discount is included in income.

      We may have an unconditional option to redeem, or United States Holders may have an unconditional option to require us to redeem, a note prior to its stated maturity date. Under applicable regulations, if we have an unconditional option to redeem a note prior to its stated maturity date, such options will be presumed to be exercised or not exercised if, by utilizing any date on which the note may be redeemed as the maturity date and the amount payable on that date in accordance with the terms of the note as the stated redemption price at maturity, the yield on the note would be lower (in case of our option) or higher (in case of a Holder's option) than its yield to maturity. If an option is not in fact exercised (or not) contrary to the above described assumptions, the note would be treated solely for purposes of calculating OID as if it were redeemed, and a new note were issued, on the presumed exercise (or non-exercise) date for an amount equal to the note's adjusted issue price on that date. The adjusted issue price of an original issue discount note is defined as the sum of the issue price of the note and the aggregate amount of previously accrued OID, less any prior payments other than payments of qualified stated interest.

      Market Discount

      If a United States Holder purchases a note (other than a short-term note) for an amount that is less than its stated redemption price at maturity or, in the case of an original issue discount note, its adjusted issue price, the amount of the difference will be treated as market discount for federal income tax purposes, unless this difference is less than a specified de minimis amount.

      A United States Holder will be required to treat any principal payment (or, in the case of an original issue discount note, any payment that does not constitute qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of a note, including disposition in certain nonrecognition transactions, as ordinary income to the extent of the market discount accrued on the note at the time of the payment or disposition unless this market discount has been previously included in income by the United States Holder pursuant to an election by the Holder to include market discount in income as it accrues, or pursuant to a constant yield election by the Holder as described under "Original Issue Discount" above. If the note is disposed of in certain nontaxable transactions, accrued market discount will be includible as ordinary income to the Holder as if such Holder had sold the note in a taxable transaction at its then fair market value. In addition, the United States Holder may be required to defer, until the maturity of the note or its earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such note.

      If a United States Holder makes a constant yield election for a note with market discount, such election will result in a deemed election for all market discount bonds acquired by the Holder on or after the first day of the first taxable year to which such election applies.

      Acquisition Premium and Amortizable Bond Premium

      A United States Holder who purchases a note for an amount that is greater than the note's adjusted issue price but less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest will be considered to have purchased the note at an acquisition premium. Under the acquisition premium rules, the amount of OID that the United States Holder must include in its gross income with respect to the note for any taxable year will be reduced by the portion of acquisition premium properly allocable to that year.

      If a United States Holder purchases a note for an amount that is greater than the amount payable at maturity, or on the earlier call date, in the case of a note that is redeemable at our option, the Holder will be considered to have purchased the note with amortizable bond premium equal in amount to the excess of the purchase price over the amount payable at maturity. The Holder may elect to amortize this premium, using a constant-yield method, over the remaining term of the note (where the note is not optionally redeemable prior to its maturity date). If the note may be optionally redeemed prior to maturity after the Holder has acquired it, the amount of amortizable bond premium is determined by substituting the call date for the maturity date and the call price for the amount payable at maturity only if the substitution results in a smaller amount of premium attributable to the period before the redemption date. A Holder who elects to amortize bond premium must reduce the Holder's tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the Holder and may be revoked only with the consent of the Internal Revenue Service.

      If a United States Holder makes a constant-yield election (as described under "Original Issue Discount" above) for a note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the Holder's debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service with respect to debt instruments acquired after revocation.

      Sale, Exchange or Retirement of the Notes

      Upon the sale, exchange or retirement of a note, a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the Holder's adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest on the note. Amounts attributable to accrued interest are treated as interest as described under "Payments of Interest" above.

      Except as described below, gain or loss realized on the sale, exchange or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Exceptions to this general rule apply to the extent of any accrued market discount or, in the case of a short-term note, to the extent of any accrued discount not previously included in the Holder's taxable income. See "Original Issue Discount" above. In addition, other exceptions to this general rule apply in the case of foreign currency notes and optionally exchangeable notes. See "Foreign Currency Notes" and "Optionally Exchangeable Notes" below.

      Optionally Exchangeable Notes

      Unless otherwise noted in the applicable pricing supplement optionally exchangeable notes will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. As a result, the notes will generally be subject to the OID provisions of the Code and the Treasury regulations issued thereunder (see "Original Issue Discount" above), and a United States Holder will be required to accrue as interest income the OID on the notes as described below.

      We are required to determine a "comparable yield" for the notes. The "comparable yield" is determined by us at the time of issuance of the notes and is the yield at which we could issue a fixed rate debt instrument with terms similar to those of the notes, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the optionally exchangeable notes. The comparable yield may be greater than or less than the stated interest, if any, with respect to the notes. Solely for purposes of determining the amount of interest income that a United States Holder will be required to accrue on an optionally exchangeable note, we are also required to construct a "projected payment schedule" in respect of the notes representing a series of payments the amount and timing of which would produce a yield to maturity on an optionally exchangeable note equal to the comparable yield.

      Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount, if any, that we will pay on the optionally exchangeable notes.

      For United States federal income tax purposes, a United States Holder will be required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of an optionally exchangeable note, unless the Holder timely discloses and justifies the use of other estimates to the Internal Revenue Service. Regardless of its accounting method, a United States Holder will be required to accrue as interest income OID on the notes at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the optionally exchangeable note (as described below).

      In addition to interest accrued based upon the comparable yield as described above, a United States Holder will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of an optionally exchangeable note for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of an optionally exchangeable note for a taxable year:

      o will first reduce the amount of interest in respect of the optionally exchangeable note that a Holder would otherwise be required to include in income in the taxable year; and

      o to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the optionally exchangeable note exceeds the total amount of the United States Holder's net negative adjustments treated as ordinary loss on the optionally exchangeable note in prior taxable years.

      A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the optionally exchangeable note or to reduce the amount realized on a sale, exchange or retirement of the optionally exchangeable note. Where a United States Holder purchases an optionally exchangeable note for a price other than its adjusted issue price, the difference between the purchase price and the adjusted issue price must be reasonably allocated to the daily portions of interest or projected payments with respect to the optionally exchangeable note over its remaining term and treated as a positive or negative adjustment, as the case may be, with respect to each period to which it is allocated.

      Upon a sale, exchange or retirement of an optionally exchangeable note (including at its maturity or upon delivery of shares pursuant to the terms of the note), a United States Holder generally will recognize taxable gain or loss equal to the difference between the amount received from the sale, exchange or retirement and the Holder's adjusted tax basis in the optionally exchangeable note. A Holder's adjusted tax basis in an optionally exchangeable note will equal the cost thereof, increased by the amount of interest income previously accrued by the Holder in respect of the note (determined without regard to any of the positive or negative adjustments to interest accruals described above) and decreased by the amount of any prior projected payments in respect of the note. If we deliver shares to a United States Holder in retirement of an optionally exchangeable note, the amount realized will equal the fair market value of the property, determined at the time of receipt, plus the amount of cash delivered, if any. A United States Holder generally will treat any gain as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss. Such losses are not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. The deductibility of capital losses, however, is subject to limitations. Additionally, if a United States Holder recognizes a loss above certain thresholds, it may be required to file a disclosure statement with the Internal Revenue Service. Prospective purchasers are urged to consult their tax advisers regarding these limitations and reporting obligations.

      A United States Holder will have a tax basis in any property, other than cash, received upon the retirement of an optionally exchangeable note, including in satisfaction of a conversion right or a call right, equal to the fair market value of the property, determined at the time of receipt. The Holder's holding period for the property will commence on the day immediately following its receipt.

      Special rules will apply if all remaining payments on the optionally exchangeable note become fixed more than six months prior to maturity. For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. Generally, in this case a United States Holder would be required to make adjustments to account for the difference between the amount so treated as fixed and the projected payment in a reasonable manner over the remaining term of the note. A United States Holder's tax basis in the note and the character of any gain or loss on the sale of the note would also be affected. Prospective purchasers are urged to consult their tax advisers concerning the application of these special rules.

      Foreign Currency Notes

      The following discussion summarizes the principal United States federal income tax consequences to a United States Holder of the ownership and disposition of notes that are denominated in a specified currency other than the U.S. dollar, which we refer to as "foreign currency notes." The tax treatment of currency-linked notes and notes the payment of interest or principal on which are payable in more than one currency or currency units other than the U.S. dollar will be specified in the relevant pricing supplement.

      The rules applicable to foreign currency notes could require some or all gain or loss on the sale, exchange or other disposition of a foreign currency note to be recharacterized as ordinary income or loss. The rules applicable to foreign currency notes are complex, and their application may depend on the holder's particular U.S. federal income tax situation. For example, various elections are available under these rules, and whether a United States

Holder should make any of these elections may depend on the holder's particular federal income tax situation. United States Holders are urged to consult their own tax advisers regarding the U.S. federal income tax consequences of the ownership and disposition of foreign currency notes.

      A United States Holder who uses the cash method of accounting and who receives a payment of qualified stated interest (or who receives proceeds from a sale, exchange or other disposition attributable to accrued interest) in a foreign currency with respect to a foreign currency note will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on a spot rate on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at the time, and this U.S. dollar value will be the United States Holder's tax basis in the foreign currency. A cash-method Holder who receives a payment of qualified stated interest in U.S. dollars pursuant to an option available under such note will be required to include the amount of this payment in income upon receipt.

      An accrual-method United States Holder will be required to include in income the U.S. dollar value of the amount of interest income (including OID or market discount, but reduced by acquisition premium and amortizable bond premium, to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The United States Holder will recognize ordinary income or loss (which will not be treated as interest income or expense) with respect to accrued interest income on the date the interest payment or proceeds from the sale, exchange or other disposition attributable to accrued interest is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined on the date the payment is received) in respect of the accrual period (or, where a Holder receives U.S. dollars, the amount of the payment in respect of the accrual period) and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). Rules similar to these rules apply in the case of a cash-method taxpayer required to currently accrue original issue discount or market discount.

      An accrual method United States Holder may elect to translate interest income (including OID) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A United States Holder that makes this election must apply it consistently to all debt instruments from year to year and may not change the election without the consent of the Internal Revenue Service.

      OID, market discount, acquisition premium and amortizable bond premium on a foreign currency note are to be determined in the relevant foreign currency. Where the taxpayer elects to include market discount in income currently, the amount of market discount will be determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average rate in effect during the accrual period. Exchange gain or loss realized with respect to such accrued market discount will be determined in accordance with the rules relating to accrued interest described above.

      If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis shall reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on amortized bond premium with respect to any period by treating the bond premium amortized in the period in the same manner as on the sale, exchange or retirement of the foreign currency note. Any exchange gain or loss will be ordinary income or loss, as described below. If the election is not made, any loss realized on the sale, exchange or retirement of a foreign currency note (other than to the extent of exchange loss) with amortizable bond premium by a United States Holder who has not elected to amortize the premium will be a capital loss to the extent of the bond premium.

      A United States Holder's tax basis in a foreign currency note, and the amount of any subsequent adjustment to the holder's tax basis, will be the U.S. dollar value amount of the foreign currency amount paid for such foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. A United States Holder who purchases a foreign currency note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such United States Holder's tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.

      Gain or loss realized upon the sale, exchange or retirement of a foreign currency note that is attributable to fluctuation in currency exchange rates will be ordinary income or loss, which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency principal amount of the note, determined on the date the payment is received or the note is disposed of, and (ii) the U.S. dollar value of the foreign currency principal amount of the note, determined on the date the United States Holder acquired the note. Payments received that are attributable to accrued interest will be treated in accordance with the rules applicable to payments of interest on foreign currency notes, described above. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the United States Holder on the sale, exchange or retirement of the foreign currency note. The source of the foreign currency gain or loss will be determined by reference to the residence of the United States Holder or the "qualified business unit" of the holder on whose books the note is properly reflected. Any gain or loss realized by a United States Holder in excess of a foreign currency gain or loss will be capital gain or loss except to the extent of any accrued market discount or, in the case of short-term note, to the extent of any discount not previously included in the holder's income. If a United States Holder recognizes a loss upon a sale or other disposition of a foreign currency note and such loss is above certain thresholds, then the Holder may be required to file a disclosure statement with the Internal Revenue Service. United States Holders should consult their tax advisers regarding this reporting obligation.

      A United States Holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of sale, exchange or retirement. A cash-method taxpayer who buys or sells a foreign currency note is required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of the purchase or sale. An accrual-method taxpayer may elect the same treatment for all purchases and sales of foreign currency obligations, provided that the notes are traded on an established securities market. This election may not be changed without the consent of the Internal Revenue Service. Any gain or loss realized by a United States Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

      Backup Withholding and Information Reporting

      Information returns will be filed with the Internal Revenue Service in connection with payments on the notes and the proceeds from a sale or other disposition of the notes. A United States Holder may be subject to U.S. backup withholding on these payments if it fails to provide its tax identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against the Holder's U.S. federal income tax liability and may entitle them to a refund, provided that the required information is furnished to the Internal Revenue Service.

Tax Consequences to Non-United States Holders

      As used herein, the term "Non-United States Holder" means a beneficial owner of a note for United States federal income tax purposes that is:

      o an individual who is classified as a nonresident for U.S. federal income tax purposes;

      o     a foreign corporation; or

      o     a foreign estate or trust.

      "Non-United States Holder" does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her own tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

      Subject to the discussion below concerning backup withholding, payments of principal and interest (including OID, if any) on the notes by us or any paying agent to any Non-United States Holder will not be subject to United States federal withholding tax, provided that, in the case of interest, (i) the Non-United States Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership and (ii) if the note is a registered note, the certification requirement described below has been fulfilled with respect to the beneficial owner, as discussed below. Additionally, subject to the discussion below concerning backup withholding, a Non-United States Holder of a note will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of such note, unless the gain is effectively connected with the conduct by the holder of a trade or business in the United States, subject to an applicable income tax treaty providing otherwise.

      Certification Requirement

      Interest and original issue discount will not be exempt from withholding tax unless the Non-United States Holder certifies on Internal Revenue Service Form W-8BEN, under penalties of perjury, that it is not a United States person. The exemption will not apply to contingent interest if the amount of the interest is determined with reference to our financial performance or the financial performance of a related person or with reference to changes in the value of our or a related person's assets. Unless otherwise provided in the applicable pricing supplement, we do not expect to pay this type of interest.

      If a Non-United States Holder of a note is engaged in a trade or business in the United States, and if interest (including OID) on the note is effectively connected with the conduct of this trade or business, the Non-United States Holder, although exempt from the withholding tax discussed in the preceding paragraph, will generally be taxed in the same manner as a United States Holder (see "Tax Consequences to United States Holders," above), subject to an applicable income tax treaty providing otherwise, except that the Holder will be required to provide to the Company a properly executed Internal Revenue Service Form W-8ECI in order to claim an exemption from withholding tax. These Non-United States Holders should consult their own tax advisers with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a 30% branch profits tax.

      Subject to benefits provided by an applicable estate tax treaty, a note or coupon held by an individual who is a Non-United States Holder may be subject to United States federal estate tax upon the Holder's death if, at such time, interest payments on the note would have been:

      o subject to United States federal withholding tax (even if the W-8BEN certification requirement described above were satisfied); or

      o effectively connected with the conduct by the Holder of a trade or business in the United States.

      Backup Withholding and Information Reporting

      Information returns will be filed with the Internal Revenue Service in connection with payments on the notes. Unless the Non-United States Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the Internal Revenue Service in connection with the proceeds from a sale or other disposition of the notes, and the Non-United States Holder may be subject to United States backup withholding on payments on the notes or on the proceeds from a sale or other disposition of the notes. The certification procedures required to claim the exemption from withholding on interest and OID described above, will suffice to avoid backup withholding tax as well. The amount of any backup withholding from a payment to a Non-United States Holder will be allowed as a credit against the Non-United States Holder's United States federal income tax liability and may entitle the Non-United States Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

      The federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Holders should consult their own tax advisers with respect to the tax consequences to them of the ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                              PLAN OF DISTRIBUTION

      We are offering the Series E securities on a continuing basis through J.P. Morgan Securities Inc. ("JPMSI"), which we refer to as the "agent" to the extent it is named in the applicable pricing supplement. In addition, we may offer the Series E notes through certain other agents to be named in the applicable pricing supplement. The agent has agreed and any additional agents will agree to use reasonable efforts to solicit offers to purchase these securities. We will have the sole right to accept offers to purchase these securities and may reject any offer in whole or in part. Each agent may reject, in whole or in part, any offer it solicited to purchase securities. We will pay an agent, in connection with sales of these securities resulting from a solicitation that agent made or an offer to purchase the agent received, a commission as set forth in the applicable pricing supplement.

      We may also sell these securities to an agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the applicable pricing supplement. That agent may resell these securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that agent determines and as we will specify in the applicable pricing supplement. An agent may offer the securities it has purchased as principal to other dealers. That agent may sell the securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount that agent will receive from us. After the initial public offering of securities that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

      The agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended. We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse the agent for specified expenses.

      We estimate that we will spend approximately $420,000 for printing, rating agency, trustee and legal fees and other expenses allocable to the offering.

      Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these securities on a national securities exchange, but we have been advised by the agent that it intends to make a market in these securities or, if separable, any other securities included in units, as applicable laws and regulations permit. The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for these securities or, if separable, any other securities included in units.

      JPMSI is our wholly owned indirect subsidiary. To the extent it is named in the applicable pricing supplement, each offering of these securities will be conducted in compliance with the requirements of Rule 2720 of the NASD regarding an NASD member firm's distributing the securities of an affiliate. Following the initial distribution of these securities, each agent may offer and sell those securities in the course of its business as a broker-dealer. An agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. The agents are not obligated to make a market in any of these securities or any other securities included in units and may discontinue any market-making activities at any time without notice.

Series E Notes, Series E Warrants and Series E Units Offered on a Global Basis

      If the applicable pricing supplement indicates that any of our Series E medium-term notes, Series E warrants or Series E units will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those securities.

      The agent has represented and agreed, and any other agent through which we may offer any Series E medium-term notes, Series E warrants or Series E units on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable pricing supplement, this prospectus supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the agent's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

      With respect to sales in any jurisdictions outside of the United States of such securities offered on a global basis, purchasers of any such securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page hereof.

                                  LEGAL MATTERS

      The validity of the notes, warrants and units will be passed upon for JPMorgan Chase & Co. by Simpson Thacher & Bartlett LLP. Davis Polk & Wardwell will pass upon certain legal matters relating to the notes, warrants and units for the agents. Each of Simpson Thacher & Bartlett LLP and Davis Polk & Wardwell has in the past represented JPMorgan Chase & Co. and its affiliates, and continues to represent JPMorgan Chase & Co. and its affiliates on a regular basis and in a variety of matters.

Prospectus

                              JPMorgan Chase [Logo]

                              JPMorgan Chase & Co.

                                 Debt Securities
                                    Warrants
                                      Units
                               Purchase Contracts

                                   ----------

      We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

      These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other federal agency.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                    JPMorgan

                    This Prospectus is dated December 1, 2005

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in the prospectus in one or more offerings.

      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or more than one prospectus supplement, together with one or more pricing supplements and/or product supplements (together referred to herein as a "prospectus supplement") that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" beginning on page 1 of this prospectus.

      Following the initial distribution of an offering of securities, J.P. Morgan Securities Inc. and other affiliates of ours and, if applicable, other third-party broker dealers may offer and sell those securities in the course of their businesses as broker dealers. J.P. Morgan Securities Inc. and other affiliates of ours and, if applicable, other third-party broker dealers may act as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

      No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or the accompanying prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or the accompanying prospectus supplement, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of JPMorgan Chase & Co. since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Where You Can Find More Information .......................................    1
JPMorgan Chase & Co. ......................................................    2
Consolidated Ratios of Earnings to Fixed Charges ..........................    4
Use of Proceeds ...........................................................    4
Description of Debt Securities ............................................    5
Description of Warrants ...................................................   11
Description of Units ......................................................   15
Description of Purchase Contracts .........................................   18
Forms of Securities .......................................................   20
Plan of Distribution ......................................................   23
Experts ...................................................................   26
Legal Opinions ............................................................   26
Benefit Plan Investor Considerations ......................................   26


                                   ----------

      In this prospectus, the "Company," "we," "us" and "our" refer to JPMorgan Chase & Co. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy these documents at the Commission's public reference room at 100 F Street, N.E., Washington, D.C. 20549, and at the Commission's regional offices at Northeast Regional Office, 233 Broadway, New York, New York 10279 and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material can also be obtained from the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the Commission at 1-800-732-0330 for further information about the Public Reference Room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http://www.sec.gov. You can find information we have filed with the Commission by reference to file number 001-05805. In addition, you may inspect our reports, proxy statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      This prospectus is part of a registration statement we filed with the Commission. This prospectus omits some information contained in the registration statement in accordance with Commission rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the Commission are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

      The Commission allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the Commission, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the Commission filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

            (a) our Annual Report on Form 10-K for the year ended December 31, 2004 (filed on March 2, 2005 and amended on June 28, 2005);

            (b) our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 (filed on May 5, 2005), June 30, 2005 (filed on August 8, 2005)
      and September 30, 2005 (filed on November 9, 2005); and

            (c) our Current Reports on Form 8-K filed on March 1, 2004, May 14, 2004, July 30, 2004, August 13, 2004, January 7, 2005, January 11, 2005,
      January 19, 2005 (three reports filed, including an amendment to the Form 8-K filed on October 1, 2004), February 1, 2005, February 28, 2005, March 1, 2005 (three reports filed), March 16, 2005 (two reports filed), March 17, 2005, March 21, 2005, March 23, 2005, April 11, 2005, April 20, 2005
      (four reports filed, including an amendment to the Form 8-K filed on October 1, 2004), April 27, 2005 (two reports filed), May 4, 2005 (two reports filed), May 6, 2005, May 9, 2005, May 20, 2005 (three reports filed), May 26, 2005, June 1, 2005, June 2, 2005, June 7, 2005, June 9,
      2005, June 13, 2005, June 15, 2005, July 6, 2005, July 14, 2005, July 20,
      2005 (three reports filed, including an amendment to the Form 8-K filed on October 1, 2004), August 3, 2005 (two reports filed), August 5, 2005, August 8, 2005, August 12, 2005, September 2, 2005, September 8, 2005 (two reports filed), September 20, 2005, October 4, 2005, October 5, 2005 (two reports filed), October 11, 2005, October 14, 2005, October 18, 2005, October 19, 2005 pursuant to Items 5.02 and 9.01, October 19, 2005 pursuant to Items 2.02 and 9.01 (Exhibit 12.1 only), October 24, 2005 (two reports filed), November 3, 2005 (two reports filed), November 4, 2005 (three reports filed), November 8, 2005 (five reports filed), November 9, 2005, November 14, 2005, November 17, 2005 and November 23, 2005 (other than, in each case, those documents or the portions of those documents not deemed to be filed).

      You may request, at no cost to you, a copy of these documents (other than exhibits to such documents) by writing or telephoning us at: Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017-2070 (Telephone: (212) 270-4040).

                              JPMORGAN CHASE & CO.

      We are a financial holding company incorporated under Delaware law in 1968. We are a leading global financial services firm and one of the largest banking institutions in the United States, with approximately $1.2 trillion in assets, $106 billion in stockholders' equity and operations in more than 50 countries. We are a leader in investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. Under the JPMorgan, Chase and Bank One brands, we serve millions of customers in the United States and many of the world's most prominent corporate, institutional and government clients.

      Our principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national bank headquartered in Delaware that is our credit card issuing bank. JPMorgan Chase's principal nonbank subsidiary is J.P. Morgan Securities Inc., our U.S. investment banking firm.

      The headquarters for JPMorgan Chase is in New York City. The retail banking business, which includes the consumer banking, small business banking and consumer lending activities (with the exception of our credit card business), is headquartered in Chicago. Chicago also serves as the headquarters for the commercial banking business.

      Our activities are organized, for management reporting purposes, into six business segments as well as Corporate. Our wholesale businesses are composed of the Investment Bank, Commercial Banking, Treasury & Securities Services, and Asset & Wealth Management. Our consumer businesses are composed of Retail Financial Services and Card Services. A description of our business segments, and the products and services they provide to their respective client bases, follows:

Investment Bank

      The Investment Bank is one of the world's leading investment banks, as evidenced by the breadth of its client relationships and product capabilities. The Investment Bank has extensive relationships with corporations, financial institutions, governments and institutional investors worldwide. The Investment Bank provides a full range of investment banking products and services in all major capital markets, including advising on corporate strategy and structure, capital raising in equity and debt markets, sophisticated risk management, and market-making in cash securities and derivative instruments. The Investment Bank also commits JPMorgan Chase's own capital to proprietary investing and trading activities.

Retail Financial Services

      Retail Financial Services includes Home Finance, Consumer & Small Business Banking, Auto & Education Finance and Insurance. Through this group of businesses, Retail Financial Services provides consumers and small businesses with a broad range of financial products and services including deposits, investments, loans and insurance. Home Finance is a leading provider of consumer real estate loan products and is one of the largest originators and servicers of home mortgages. Consumer & Small Business Banking offers one of the largest branch networks in the United States. As of September 30, 2005, Auto & Education Finance was the largest bank originator of automobile loans as well as a top provider of loans for college students. Through its Insurance operations, Retail Financial Services sells and underwrites an extensive range of financial protection products and investment alternatives, including life insurance, annuities and debt protection products.

Card Services

      As of September 30, 2005, Card Services was one of the largest issuers of general purpose credit cards in the United States and one of the largest merchant acquirers. Card Services offers a wide variety of products to satisfy the needs of its cardmembers, including cards issued on behalf of many well-known partners, such as major airlines, hotels, universities, retailers and other financial institutions.

Commercial Banking

      Commercial Banking serves a variety of clients including corporations, municipalities, financial institutions and not-for-profit entities. A local market presence and a strong customer service model, coupled with a focus on risk management, provide a solid infrastructure for Commercial Banking to provide JPMorgan Chase's complete product set--lending, treasury services, investment banking and investment management. Commercial Banking clients benefit from JPMorgan Chase's retail branch network and commercial banking offices, including locations in many of the top major metropolitan areas in the U.S.

Treasury & Securities Services

      Treasury & Securities Services is a global leader in providing transaction, investment and information services to support the needs of corporations, issuers and institutional investors worldwide. Treasury & Securities Services is the largest cash management provider in the world and a leading global custodian. The Treasury Services business provides clients with a broad range of capabilities, including U.S. dollar and multi-currency clearing, Automated Clearing House (ACH) transfers, trade, and short-term liquidity and working capital tools. The Investor Services business provides a wide range of capabilities, including custody, funds services, securities lending, and performance measurement and execution products. The Institutional Trust Services business provides trustee, depository and administrative services for debt and equity issuers. Treasury Services partners with the Commercial Banking, Consumer & Small Business Banking and Asset & Wealth Management businesses to serve clients firmwide. As a result, certain Treasury Services revenues are included in other segments' results. Treasury & Securities Services has combined the management of the Investor Services and Institutional Trust Services businesses under the name Worldwide Securities Services to create an integrated franchise which will provide custody and investor services as well as securities clearance and trust services to clients globally.

Asset & Wealth Management

      Asset & Wealth Management provides investment management to retail and institutional investors, financial intermediaries and high-net-worth families and individuals globally. For retail investors, Asset & Wealth Management provides investment management products and services, including a global mutual fund franchise, retirement plan administration and brokerage services. Asset & Wealth Management delivers investment management to institutional investors across all asset classes. The Private Bank and Private Client Services businesses provide integrated wealth management services to ultra-high-net-worth and high-net-worth clients, respectively.

Corporate

      The Corporate Sector is composed of Private Equity, Treasury and corporate staff and other centrally managed expenses. Private Equity currently includes JPMorgan Partners and ONE Equity Partners businesses. On March 1, 2005, we announced that the management team of JPMorgan Partners LLC, a private equity unit of JPMorgan Chase, will become independent when it completes the investment of the current $6.5 billion Global Fund, which it advises. The independent management team intends to raise a new fund as a successor to the Global Fund. JPMorgan Chase has committed to invest 24.9% of the limited partnership interests, up to $1 billion, in the new fund. Treasury manages the structural interest rate risk and investment portfolio for JPMorgan Chase. The corporate staff areas include Central Technology and Operations, Internal Audit, Executive Office, Finance, General Services, Human Resources, Marketing & Communications, Office of the General Counsel, Real Estate and Business Services, Risk Management, and Strategy and Development. JPMorgan Chase's centrally managed expenses include items such as its occupancy and pension expense, net of allocations to the business.

      Our principal executive office is located at 270 Park Avenue, New York, New York 10017 and our telephone number is (212) 270-6000.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                                         Nine
                                        Months
                                        Ended
                                      September       Year Ended December 31,
                                         30,    --------------------------------
                                         2005   2004   2003   2002   2001   2000
                                      --------- ----   ----   ----   ----   ----
Excluding Interest on Deposits .......   1.75   1.65   2.27   1.28   1.18   1.52
Including Interest on Deposits .......   1.46   1.44   1.87   1.17   1.11   1.31

      For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

                                 USE OF PROCEEDS

      We will use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, in connection with hedging our obligations under the securities, or for any other purpose described in the applicable prospectus supplement. General corporate purposes may include additions to working capital, repayment of debt, investments in or extensions of credit to our subsidiaries, or redemptions or repurchases of our stock. We may temporarily invest the net proceeds or use them to repay short term debt until they are used for their stated purpose.

                         DESCRIPTION OF DEBT SECURITIES

General

      The following description of the terms of the debt securities contains certain general terms that may apply to the debt securities. The specific terms of any debt securities will be described in one or more prospectus supplements relating to those debt securities.

      The debt securities will be issued under an Indenture dated May 25, 2001, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee. We refer to the Indenture, as may be supplemented from time to time, as the "Indenture."

      We have summarized below the material provisions of the Indenture and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the Indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Where appropriate, we use parentheses to refer you to the particular sections of the Indenture. Any reference to particular sections or defined terms of the Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

      The debt securities will be our direct, unsecured general obligations. The debt securities will have the same rank in liquidation as all of our other unsecured and unsubordinated debt.

      The Indenture does not limit the amount of debt securities that we may issue. The Indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time (Section 2.03 of the Indenture). The Indenture allows us to reopen a previous issue of a series of debt securities and issue additional debt securities of that issue.

      We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as creditors of the Company from such distribution) is junior to creditors of that subsidiary. Claims of creditors of our subsidiaries include:

      o     substantial amounts of long term debt;

      o     deposit liabilities;

      o     federal funds purchased;

      o     securities sold under repurchase agreements; and

      o     short term borrowings.

      In addition, various statutes and regulations restrict some of our subsidiaries from paying dividends or making loans or advances to us. These restrictions could prevent those subsidiaries from paying the cash to us that we need in order to pay you. These restrictions include:

      o the net capital requirements under the Securities Exchange Act of 1934, as amended, and the rules of some exchanges and other regulatory bodies, which apply to J.P. Morgan Securities Inc. and other broker-dealer affiliates, and

      o banking regulations, which apply to JPMorgan Chase Bank, National Association, Chase Manhattan Bank USA, National Association and other of our banking subsidiaries.

      We may issue debt securities from time to time in one or more series. (Section 2.03 of the Indenture) The debt securities may be denominated and payable in U.S. dollars or foreign currencies. (Section 2.03 of the Indenture) We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of units issued by us, as described in "--Description of Units" below. All references in this prospectus, or any prospectus supplement to other amounts will include premium, if any, other cash amounts payable under the Indenture, and the delivery of securities or baskets of securities under the terms of the debt securities.

      Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

      The prospectus supplement relating to the particular series of debt securities being offered will specify the particular terms of, and other information relating to, those debt securities. These terms may include:

      o     the specific designation;

      o any limit on the aggregate principal amount and authorized denominations of the debt securities;

      o the purchase price of the debt securities (expressed as a percentage of the principal amount thereof);

      o the date or dates on which the principal of the debt securities will be payable;

      o the interest rate or rates (including any interest rates applicable to overdue payments) on the debt securities, if any, or the method by which the calculation agent will determine those rates;

      o if other than U.S. dollars, the currency or currencies (including composite currencies or currency units) in which the debt securities may be purchased and in which payments on the debt securities will be made (which currencies may be different for payments of principal, premium, if any, and/or interest, if any);

      o the dates on which any interest or other amounts will be payable, if any;

      o any repayment, amortization, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

      o information as to the methods for determining the amount of principal, interest or other amounts payable on any date and/or any currencies, currency units, composite currencies, commodity prices, securities, baskets of securities, indices, baskets of indices, interest rates, swap rates, baskets of swap rates or any other factors or other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, to which the amount payable with respect to the principal, interest or other amounts, if any, of the debt securities on that date will be linked;

      o any conversion or exchange provision relating to the conversion or exchange of the debt securities into or for securities of another entity;

      o the terms on which holders of the debt securities may convert or exchange these securities into or for stock or other securities issued by another entity, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;

      o whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

      o the place or places for payment of the principal amount, interest or other amounts on the debt securities;

      o whether we will issue the debt securities in definitive form and under what terms and conditions;

      o any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;

      o any applicable United States federal income tax consequences, including, but not limited to:

            o whether and under what circumstances we will pay additional amounts on debt securities held by a person who is not a U.S. person for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities in order to avoid the obligation to pay future additional amounts; and

            o tax considerations applicable to any debt securities denominated and payable in foreign currencies; and

      o any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

      Some of the debt securities may be issued as original issue discount debt securities (the "Original Issue Discount Securities"). Original Issue Discount Securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of Original Issue Discount Securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to Original Issue Discount Securities.

      Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the Indenture. (Section 2.08 of the Indenture)

      Holders may transfer debt securities in definitive bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See "Forms of Securities."

      We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.

Events of Default, Waiver, Debt Securities in Foreign Currencies

      An "Event of Default" with respect to a series of debt securities is defined in the Indenture as:

      o default for 30 days in the payment of interest on any debt securities of that series;

      o default in payment of principal or other amounts payable on any debt securities of that series when due, at maturity, upon redemption, by declaration, or otherwise;

      o failure by us for 90 days after notice to perform any other covenants or warranties contained in the Indenture applicable to that series;

      o     certain events of bankruptcy or reorganization of the Company; and

      o any other event of default provided in the applicable supplemental indentures or form of security. (Section 5.01 of the Indenture)

      If a default in the payment of principal, interest or other amounts payable on the debt securities, or in the performance of any covenant or agreement, or in a manner provided in the applicable supplemental indenture or form of security, with respect to one or more series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding, treated as one class, may declare the principal of all outstanding debt securities of such series and any interest accrued thereon, to be due and payable immediately. In the case of Original Issue Discount Securities, only a specified portion of the principal amount may be accelerated. If a default in the performance of any covenant or agreement with respect to all series of debt securities, or due to specified events of bankruptcy or insolvency of the Company, occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of all debt securities then outstanding, voting as a single class, may declare the principal of all outstanding debt securities and any interest accrued thereon, to be due and payable immediately. In the case of Original Issue Discount Securities, only a specified portion of the principal amount may be accelerated. Subject to certain conditions such declarations may be annulled and past defaults, except for uncured payment defaults on the debt securities, may be waived by the holders of a majority in principal amount of the outstanding debt securities of the series affected. (Sections 5.01 and 5.10 of the Indenture)

      An Event of Default with respect to one series of debt securities does not necessarily constitute an Event of Default with respect to any other series of debt securities. The Indenture provides that the trustee may withhold notice to the holders of the debt securities of any default if the trustee considers it in the interest of the holders of the debt securities to do so. The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities. (Section 5.11 of the Indenture)

      The Indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the Indenture. (Section 5.09 of the Indenture) The trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of the holders of debt securities unless the holders offer the trustee reasonable indemnity against expenses and liabilities. (Section 6.02(d) of the Indenture)

      No holder of any debt security of any series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default and the trustee has failed to take action for 60 days after the holders of not less than 25% in principal amount of the debt securities of such series make written request upon the trustee to institute such action. (Section 5.06 of the Indenture)

      The Indenture requires us to file annually with the trustee a written statement of no default, or specifying any default that exists. (Section 3.05 of the Indenture)

      Whenever the Indenture provides for an action by, or the determination of any of the rights of, or any distribution to, holders of debt securities, in the absence of any provision to the contrary in the form of debt security, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars may be treated for any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non U.S. dollar amount. This amount will be calculated as of a date that we specify to the trustee or, if we fail to specify a date, on a date that the trustee may determine. (Section 11.11 of the Indenture)

Discharge, Defeasance and Covenant Defeasance

      Discharge of Indenture. The Indenture will cease to be of further effect with respect to debt securities of any series, except as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, if at any time:

      o the Company has paid the principal, interest or other amounts payable under the debt securities of such series;

      o the Company has delivered to the trustee for cancellation all debt securities of such series; or

      o the debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and the Company has irrevocably deposited with the trustee as trust funds the entire amount in cash or U.S. government obligations sufficient to pay all amounts due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal, interest and other amounts. (Section 10.01 of the Indenture)

      The trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company, will execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to such series.

      Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as "defeasance".

      We may be released with respect to any outstanding series of debt securities from the obligations imposed by Article 9 of the Indenture, which contains the covenant described below limiting consolidations, mergers and asset sales, and elect not to comply with that provision without creating an event of default. Discharge under these procedures is called "covenant defeasance".

      Defeasance or covenant defeasance may be effected only if, among other things:

      o we irrevocably deposit with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest on, other amounts due under, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

      o     we deliver to the trustee an opinion of counsel to the effect that:

      o the beneficial owners of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

      o the defeasance or covenant defeasance will not otherwise alter those beneficial owners' United States federal income tax treatment of principal or interest payments or other amounts due under the series of debt securities being defeased;

      o in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law; and

      o such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which we are a party or by which we are bound. (Section 10.01 of the Indenture)

Modification of the Indenture; Waiver of Compliance

      The Indenture contains provisions permitting us and the trustee to modify the Indenture or the rights of the holders of debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of debt securities affected by the modification. Each holder of an affected debt security must consent to a modification that would:

      o change the stated maturity date of the principal of, or of any installment of principal of or interest on, any debt security;

      o reduce the principal amount of, interest on, or any other amounts due under any debt security;

      o change the currency or currency unit of payment of any debt security;

      o change the method in which amounts of payments of principal, interest or other amounts are determined on any debt security;

      o reduce the portion of the principal amount of an Original Issue Discount Security payable upon acceleration of the maturity thereof;

      o     reduce any amount payable upon redemption of any debt security;

      o impair the right of a holder to institute suit for the payment of or, if the debt securities provide, any right of repayment at the option of the holder of a debt security; or

      o reduce the percentage of debt securities of any series, the consent of the holders of which is required for any modification. (Section
            8.02 of the Indenture)

      The Indenture also permits us and the trustee to amend the Indenture in certain circumstances without the consent of the holders of debt securities to evidence our merger, the replacement of the trustee, to effect changes which do not affect any outstanding series of debt security, and for certain other purposes. (Section 8.01 of the Indenture)

Consolidations, Mergers and Sales of Assets

      We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless either:

      o we are the continuing corporation or the successor corporation is a United States corporation which expressly assumes the payment of the principal of, any interest on, or any other amounts due under the debt securities and the performance and observance of all the covenants and conditions of the Indenture binding upon us, and

      o we or the successor corporation shall not, immediately after the merger or consolidation, sale or conveyance, be in default in the performance of any covenant or condition. (Article 9 of the Indenture)

      There are no covenants or other provisions in the Indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of JPMorgan Chase & Co. or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of JPMorgan Chase & Co. or a sale or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

Concerning the Trustee, Paying Agent, Registrar and Transfer Agent

      Our subsidiaries and we have normal banking relationships with the trustee, Deutsche Bank Trust Company Americas. Deutsche Bank Trust Company Americas will also be the paying agent, registrar and transfer agent for the debt securities.

Governing Law and Judgments

      The debt securities will be governed by and interpreted under the laws of the State of New York. (Section 11.8 of the Indenture) In an action involving debt securities denominated in a currency other than U.S. dollars, it is likely that any judgment granted by a U.S. court would be made only in U.S. dollars. However, a New York court should enter a judgment in the denominated currency. Such judgment should then be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment.

                             DESCRIPTION OF WARRANTS

Offered Warrants

      We may issue warrants that are debt warrants, index warrants, currency warrants, interest rate warrants or universal warrants. We may offer warrants separately or together with one or more additional warrants, purchase contracts, debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us, other property or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants' expiration date. Universal warrants issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

      Debt Warrants. We may issue, together with debt securities or separately, warrants for the purchase of debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a "debt warrant".

      Index Warrants. We may issue warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specific index or in the levels (or relative levels) of two or more indices or combinations of indices, which index or indices may be based on one or more stocks, bonds or other securities, one or more interest rates, one or more currencies or currency units, or any combination of the foregoing. We refer to this type of warrant as an "index warrant".

      Currency Warrants. We may also issue warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to the right to purchase or the right to sell a specified amount or specified amounts of one or more currencies or currency units or any combination of the foregoing for a specified amount or specified amounts of one or more different currencies or currency units or any combination of the foregoing. We refer to this type of warrant as a "currency warrant".

      Interest Rate Warrants. We may issue warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the yield or closing price of one or more specified debt instruments or in the interest rates, interest rate swap rates, or other rates established from time to time by one or more specified financial institutions, or any combination of the foregoing. We refer to this type of warrant as an "interest rate warrant".

      Universal Warrants. We may also issue warrants:

      o to purchase or sell securities issued by us or another entity, securities based on the performance of such entity, securities based on the performance of such entity but excluding the performance of a particular subsidiary or subsidiaries of such entity, a basket of securities, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, or any combination of the above;

      o     to purchase or sell commodities; or

      o in such other form as shall be specified in the applicable prospectus supplement.

      We refer to the property in the above clauses as "warrant property." We refer to this type of warrant as a "universal warrant." We may satisfy our obligations, if any, with respect to any universal warrants by delivering the warrant property or, in the case of warrants to purchase or sell securities or commodities, the cash value of the securities or commodities, as described in the applicable prospectus supplement.

Further Information in Prospectus Supplement

      General Terms of Warrants. The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

      o the specific designation and aggregate number of, and the price at which we will issue, the warrants;

      o     the currency with which the warrants may be purchased;

      o the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

      o whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security included in that unit;

      o     any applicable United States federal income tax consequences;

      o the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination, or other agents;

      o the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

      o whether the warrants are to be sold separately or with other securities or property as part of units; and

      o     any other terms of the warrants.

      Additional Terms of Debt Warrants. The prospectus supplement will contain, where applicable, the following terms of and other terms and information relating to any debt warrants:

      o the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

      o if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of the debt warrants issued with each of the debt securities;

      o if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable; and

      o the principal amount of debt securities purchasable upon exercise of each debt warrant, the price at which and the currency in which the debt securities may be purchased and the method of exercise.

      Additional Terms of Index, Currency and Interest Rate Warrants. The applicable prospectus supplement will contain, where applicable, the following terms of and other terms and information relating to any index, currency and interest rate warrants:

      o     the exercise price, if any;

      o the currency or currency unit in which the exercise price, if any, and the cash settlement value of such warrants is payable;

      o the index or indices for any index warrants, which index or indices may be based on one or more U.S. or foreign stocks, bonds, or other securities, one or more U.S. or foreign interest rates, one or more currencies or currency units, or any combination of the foregoing, and may be a preexisting U.S. or foreign index or an index based on one or more securities, interest rates or currencies selected by us solely in connection with the issuance of such index warrants, and certain information regarding such index or indices and the underlying securities, interest rates or currencies (including, to the extent possible, the policies of the publisher of the index with respect to additions, deletions and substitutions of such securities, interest rates or currencies);

      o for index warrants, the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of such index warrants if the index changes or ceases to be made available by the publisher of the index;

      o for index warrants, any provisions permitting a holder to condition any exercise notice on the absence of certain specified changes in the Spot Value or the Base Value or Spot Amount (as defined in the applicable prospectus supplement) after the exercise date;

      o the base currency and the reference currency for any currency warrants;


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

      o the debt instrument (which may be one or more debt instruments issued either by the United States government or by a foreign government), the rate (which may be one or more interest rates or interest rate swap rates established from time to time by one or more specified financial institutions) or the other yield or price utilized for any interest rate warrants, and certain information regarding such debt instrument, rate, yield or price;

      o the strike amount, the method of determining the spot amount and the method of expressing movements in the yield or closing price of the debt instrument or in the level of the rate as a cash amount in the currency in which the interest rate cash settlement value of any interest rate warrants is payable;

      o whether such warrants shall be put warrants, call warrants or otherwise;

      o the formula for determining the cash settlement value of each warrant;

      o the circumstances, if any, under which a minimum and/or maximum expiration value is applicable upon the expiration of such warrants;

      o the effect or effects, if any, of the occurrence of an Exercise Limitation Event or Extraordinary Event (as defined in the applicable prospectus supplement) and the circumstances that constitute such events;

      o any minimum number of warrants which must be exercised at any one time, other than upon automatic exercise;

      o the maximum number, if any, of such warrants that may, subject to our election, be exercised by all holders on any day;

      o any provisions for the automatic exercise of such warrants other than at expiration;

      o whether and under what circumstances such warrants may be canceled by us prior to the expiration date; and

      o any other procedures and conditions relating to the exercise of such warrants.

      Additional Terms of Universal Warrants. The applicable prospectus supplement will contain, where applicable, the following terms of and other terms and information relating to any universal warrants:

      o whether the universal warrants are put warrants or call warrants and whether you or we will be entitled to exercise the warrants;

      o the specific warrant property, and the amount or the method for determining the amount of the warrant property, that may be purchased or sold upon exercise of each universal warrant;

      o the price at which and the currency with which the underlying securities or commodities may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price;

      o whether the exercise price may be paid in cash, by the exchange of any other security offered with the universal warrants or both and the method of exercising the universal warrants; and

      o whether the exercise of the universal warrants is to be settled in cash or by delivery of the underlying securities or commodities or both.

Significant Provisions of the Warrant Agreements

      We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants. The forms of warrant agreements are filed as exhibits to the registration statement. The following summaries of significant provisions of the warrant agreements and the warrants are not intended to be comprehensive and holders of warrants should review the detailed provisions of the relevant warrant agreement for a full description and for other information regarding the warrants.


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

      Modifications without Consent of Warrantholders. We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

      o     cure any ambiguity,

      o cure, correct or supplement any defective or inconsistent provision, or

      o amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

      Modifications with Consent of Warrantholders. We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may modify or amend the warrant agreement. However, we and the warrant agent may not, without the consent of each affected warrantholder:

      o     change the exercise price of the warrants;

      o reduce the amount receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the warrants;

      o shorten the period of time during which the warrants may be exercised;

      o materially and adversely affect the rights of the owners of the warrants; or

      o reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

      Merger, Consolidation, Sale or Other Disposition. If at any time there will be a merger or consolidation by us or a transfer of substantially all of our assets, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrant certificates. We will then be relieved of any further obligation under each of those warrant agreements and the warrants issued under those warrant agreements. See "Description of Debt Securities--Consolidations, Mergers and Sales of Assets."

      Enforceability of Rights of Warrantholders. The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property that may be purchased upon exercise of the warrants, including, without limitation, the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

      Registration and Transfer of Warrants. Subject to the terms of the applicable warrant agreement, warrants in definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

      New York Law to Govern. The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.


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

                              DESCRIPTION OF UNITS

General

      Units will consist of any combination of warrants, purchase contracts, debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or any other property. The applicable prospectus supplement will also describe:

      o the designation and the terms of the units and of any combination of warrants, purchase contracts, debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property constituting the units, including whether and under what circumstances the warrants, purchase contracts, debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property may be traded separately or as other kinds of units and, if purchase contracts are included in the units, whether holders of the units will be required to pledge any items to secure performance under the purchase contracts, as described in "--Description of Purchase Contracts--Purchase Contracts Issued as Part of Units--Pledge by Purchase Contract Holders to Secure Performance" below;

      o     any additional terms of the applicable unit agreement;

      o any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the warrants, purchase contracts, debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property constituting the units; and

      o     any applicable United States federal income tax consequences.

      The terms and conditions described under "--Description of Debt Securities," "--Description of Warrants," "--Description of Purchase Contracts," and those described below under "--Significant Provisions of the Unit Agreement" will apply to each unit and to any warrants, purchase contracts, debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement.

      We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

Significant Provisions of the Unit Agreement

      Remedies. The unit agent will act solely as our agent in connection with the units governed by the unit agreement and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units. Any holder of units or interests in those units may, without the consent of the unit agent or any other holder or beneficial owner of units, enforce by appropriate legal action, on its own behalf, its rights under the unit agreement. However, the holders of units or interests in those units may only enforce their rights under the debt securities or warrants issued as parts of those units in accordance with the terms of the Indenture and the applicable warrant agreement.

      Obligations of Unit Holder. Under the terms of the unit agreement, each owner of a unit:

      o consents to and agrees to be bound by the terms of the unit agreement;

      o appoints the unit agent as its authorized agent to execute, deliver and perform any purchase contract included in the unit in which that owner has an interest and to otherwise deal with that owner's property included in the unit; and

      o irrevocably agrees to be a party to and be bound by the terms of any purchase contract included in the unit in which that owner has an interest.

      Assumption of Obligations by Transferee. Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any purchase contract included in the unit and under any other security constituting that unit, and the transferor will be released from those obligations. Under the unit


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

agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

      Limitation on Actions by You as an Individual Holder. No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and:

      o in the case of an event of default under any debt securities included in the units or the relevant indenture, unless the procedures, including notice to us and the trustee, described in such indenture have been complied with; and

      o in the case of a failure by us to observe or perform any of our obligations under the unit agreement relating to any purchase contracts, unless:

            o owners of not less than 25% of the affected purchase contracts have (a) requested the unit agent to institute that action or proceeding in its own name as unit agent under the unit agreement and (b) offered the unit agent reasonable indemnity;

            o the unit agent has failed to institute that action or proceeding within 60 days of that request by the owners referred to above; and

            o the owners of a majority of the outstanding affected units have not given directions to the unit agent inconsistent with those of the owners referred to above.

If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding. Notwithstanding the above, the owner of any unit or purchase contract will have the unconditional right to purchase or sell, as the case may be, purchase contract property under the purchase contract and to institute suit for the enforcement of that right and to exercise such rights with respect to that owner's property included in the unit as are specified in the prospectus supplement. Purchase contract property is defined under "--Description of Purchase Contracts" below.

      Modification Without Consent of Holders. We and the unit agent may amend or supplement the unit agreement and the terms of the purchase contracts and the purchase contract certificates without the consent of the holders to:

      o     evidence the assumption by a successor of our covenants;

      o evidence the acceptance of appointment by a successor agent or collateral agent;

      o     add covenants for the protection of the holders of the units;

      o comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Investment Company Act of 1940, as amended, or any other relevant laws;

      o cure any ambiguity; to correct or supplement any defective or inconsistent provision; or

      o amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders of units in any material respect.

      Modification with Consent of Holders. We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected may modify or amend the rights of the holders of the units of each series so affected or the terms of any purchase contracts included in any of those series of units and the terms of the unit agreement relating to the purchase contracts of each series so affected. However, we and the unit agent may not make the following first three modifications without the consent of the holder of each outstanding purchase contract included in units and may not make the following last two modifications without the consent of the holder of each outstanding unit affected by the modification that:

      o impair the right to institute suit for the enforcement of any purchase contract;


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

      o materially and adversely affect the holders' rights and obligations under any purchase contract;

      o reduce the percentage of purchase contracts constituting part of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement relating to those purchase contracts or for the waiver of any defaults under the unit agreement relating to those purchase contracts;

      o materially and adversely affect the holders' units or the terms of the unit agreement (other than terms related to the first three clauses above); or

      o reduce the percentage of outstanding units the consent of whose owners is required to consent to a modification or amendment of the unit agreement (other than the terms related to the first three clauses above).

      Modifications of any debt securities issued pursuant to an indenture included in units may only be made in accordance with the applicable indenture, as described under "--Description of Debt Securities--Modification of the Indenture; Waiver of Compliance." Modifications of any warrants included in units may only be made in accordance with the terms of the applicable warrant agreement as described under "--Description of Warrants--Significant Provisions of the Warrant Agreement."

      Merger, Consolidation, Sale or Conveyance. The unit agreement provides that we will not merge or consolidate with any other person and will not sell or convey all or substantially all of our assets to any person unless:

      o     we will be the continuing corporation; or

      o the successor corporation or person that acquires all or substantially all of our assets:

            o will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

            o will expressly assume all of our obligations under the unit agreement; and

            o immediately after the merger, consolidation, sale or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the unit agreement applicable to us.

      Replacement of Unit Certificates. We will replace any mutilated certificate evidencing a definitive unit at the expense of the holder upon surrender of that certificate to the unit agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units evidenced by that certificate before a replacement will be issued.

      Title. We, the unit agent, the trustee, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

      New York Law to Govern. The unit agreement and the units will be governed by, and construed in accordance with, the laws of the State of New York.


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

                        DESCRIPTION OF PURCHASE CONTRACTS

      We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more warrants, debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property, for the purchase or sale of, or settlement in cash based on the value of:

      o securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

      o     currencies;

      o     commodities; or

      o     other property.

      We refer to this property in the above clauses as "purchase contract property."

      Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, the purchase contract property at a specified price or prices, or cash in lieu of such purchase contract property, all as described in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract property and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Purchase Contracts Issued as Part of Units

      Purchase contracts issued as part of a unit will be governed by the terms and provisions of a unit agreement. See "--Description of Units--Significant Provisions of the Unit Agreement." The applicable prospectus supplement will specify the following:

      o whether the purchase contract obligates the holder to purchase or sell the purchase contract property;

      o whether and when a purchase contract issued as part of a unit may be separated from the other securities constituting part of that unit prior to the purchase contract's settlement date;

      o the methods by which the holders may purchase or sell the purchase contract property;

      o any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract;

      o whether the purchase contracts will be issued in fully registered or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a purchase contract included in a unit will correspond to the form of the unit and of any debt security, warrant or other security included in that unit; and

      o     any applicable United States federal income tax consequences.

      Settlement of Purchase Contracts. Where purchase contracts issued together with debt securities or debt obligations as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities or debt obligations in satisfaction of the holders obligations under the related purchase contract as specified in the prospectus supplement. The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract. To settle the purchase contract and receive the purchase contract property, the holder must present and surrender the unit certificates at the office of the unit agent. If a holder settles its obligations under a purchase contract that is part of a unit in cash rather than by delivering the debt security or debt obligation that is part of the unit, that debt security or debt obligation will remain outstanding, if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable prospectus supplement, the holder will receive that debt security or debt obligation or an interest in the relevant global debt security.

      Pledge by Purchase Contract Holders to Secure Performance. To secure the obligations of the purchase contract holders contained in the unit agreement and in the purchase contracts, the holders, acting through the unit agent, as their attorney-in-fact, will assign and pledge the items in the following sentence, which we refer to as the "pledge," to JPMorgan Chase Bank, National Association, in its capacity as collateral agent, for our benefit. Except as otherwise described in the applicable prospectus supplement, the pledge is a security interest in, and a lien upon and right of set-off against, all of the holders' right, title and interest in and to:

      o all or any portion of the debt securities, debt obligations or other securities that are, or become, part of units that include the purchase contracts, or other property as may be specified in the applicable prospectus supplement, which we refer to as the "pledged items";

      o all additions to and substitutions for the pledged items as may be permissible, if so specified in the applicable prospectus supplement;

      o all income, proceeds and collections received or to be received, or derived or to be derived, at any time from or in connection with the pledged items described in the two clauses above; and

      o all powers and rights owned or thereafter acquired under or with respect to the pledged items.

      The pledge constitutes collateral security for the performance when due by each holder of its obligations under the unit agreement and the applicable purchase contract. Except as otherwise described in the applicable prospectus supplement, the collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the unit agreement. If the terms of the unit so provide, we will use the payments received from the pledged items to satisfy the obligations of the holder of the unit under the related purchase contract.

      Property Held in Trust by Unit Agent. If a holder fails to settle its obligations under a purchase contract that is part of a unit and fails to present and surrender its unit certificate to the unit agent when required, that holder will not receive the purchase contract property. Instead, the unit agent will hold that holder's purchase contract property, together with any distributions, as the registered owner in trust for the benefit of the holder until the holder presents and surrenders the certificate or provides satisfactory evidence that the certificate has been destroyed, lost or stolen. The unit agent or JPMorgan Chase may require an indemnity from the holder for liabilities related to any destroyed, lost or stolen certificate. If the holder does not present the unit certificate, or provide the necessary evidence of destruction or loss and indemnity, on or before the second anniversary of the settlement date of the related purchase contract, the unit agent will pay to us the amounts it received in trust for that holder. Thereafter, the holder may recover those amounts only from us and not the unit agent. The unit agent will have no obligation to invest or to pay interest on any amounts it holds in trust pending distribution.


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

                               FORMS OF SECURITIES

      Each debt security, warrant, purchase contract and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either (1) in registered form, where our obligation runs to the holder of the security named on the face of the security or, if a registry is kept, the registered owner of the note in the registry, or (2) subject to the limitations explained below under "--Limitations on Issuance of Bearer Securities and Bearer Debt Warrants," in bearer form, where our obligation runs to the bearer of the security. Definitive securities name you or your nominee as the owner of the security (other than definitive bearer securities, which the holder thereof will be the owner), and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Registered global securities name a depositary or its nominee as the owner of the debt securities, warrants, purchase contracts or units represented by these global securities (other than global bearer securities, which the holder thereof will be the owner). The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

      Registered Global Securities. We may issue registered debt securities, warrants, purchase contracts and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

      If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

      Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

      So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner and holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

      Principal, interest payments on debt securities, other amounts due under debt securities and any payments to holders with respect to warrants, purchase contract or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

      We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, interest, other amounts or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street name," and will be the responsibility of those participants.

      If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture permits us at any time and in our sole discretion to decide not to have any of the securities represented by one or more registered global securities. However, The Depository Trust Company, New York, New York has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We will issue securities in definitive form in exchange for the registered global security or all the securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

      Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, societe anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

Limitations on Issuance of Bearer Securities and Bearer Debt Warrants

      In compliance with United States federal income tax laws and regulations, bearer securities, including bearer securities in global form, and bearer debt warrants will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D). Any underwriters, agents or dealers participating in the offerings of bearer securities or bearer debt warrants, directly or indirectly, must agree that:

      o they will not, in connection with the original issuance of any bearer securities or during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7) which we refer to as the "restricted period," offer, sell, resell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above, and

      o they will not, at any time, offer, sell, resell or deliver, directly or indirectly, any bearer debt warrants in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above.

      In addition, any underwriters, agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities or bearer debt warrants are aware of the above restrictions on the offering, sale, resale or delivery of bearer securities or bearer debt warrants.

      Bearer securities, other than temporary global debt securities and bearer securities that satisfy the requirements of United States Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(3)(iii) and any coupons appertaining thereto will not be delivered in permanent global form or definitive bearer form, and no interest will be paid thereon, unless we have received a signed certificate in writing, or an electronic certificate described in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the relevant interest in the bearer security:

      o     is owned by a person that is not a United States person;

      o is owned by a United States person that (a) is a foreign branch of a United States financial institution, as defined in applicable United States Treasury Regulations, which we refer to as a "financial institution," purchasing for its own account or for resale, or (b) is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through that date, and in either case (a) or (b) above, each of those United States financial institutions agrees, on its own behalf or through its agent, that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 and the Treasury Regulations thereunder; or

      o is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

      We will not issue bearer debt warrants in definitive form.

      We will make payments on bearer securities and bearer debt warrants only outside the United States and its possessions except as permitted by the above Treasury Regulations.

      Bearer securities, other than temporary global securities, and any coupons or talons issued with bearer securities will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of that bearer security or coupon.

      As used in this section, the term bearer securities includes bearer securities that are part of units and the term bearer debt warrants includes bearer debt warrants that are part of units. As used herein, the term "United States person" means a citizen or resident of the United States for United States federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source. As used herein, "United States" means the United States of America (including the states thereof and the District of Columbia) and "its possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

Form of Securities Included in Units

      The form of any warrant included in a unit will correspond to the form of the unit and of any other security included in that unit.

                              PLAN OF DISTRIBUTION

      We may sell the debt securities, warrants, units or purchase contracts:

      o     through agents;

      o     through underwriters;

      o     through dealers; and

      o directly to purchasers, any of whom may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

      If we offer and sell securities through an agent, that agent will be named, and any commissions payable to that agent by us, will be set forth in the prospectus supplement. Any agent will be acting on a best efforts basis for the period of its appointment which will usually be five business days or less. An agent may be deemed to be an underwriter under the federal securities laws.

      If underwriters are used in the sale of the securities, we will sign an underwriting agreement with them. The underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions and that the underwriters will be obligated to purchase all of the securities if any are purchased. Underwriters will buy the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by the managing underwriters. The name of the managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement. The underwriters named in the prospectus supplement will be the only underwriters for the securities offered by that prospectus supplement.

      If a dealer is utilized in the sale of securities, we will sell those securities to the dealer, as principal. The dealer may resell those securities to the public at varying prices to be determined by the dealer at the time of resale. A dealer may be deemed to be an underwriter of those securities under the securities laws. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement.

      Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent -- in each case, less other expenses attributable to issuance and distribution.

      In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the overallotment option. The underwriters may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

      We may agree to indemnify agents, underwriters, or dealers against certain liabilities, including liabilities under the securities laws, or to contribute to payments that agents, underwriters, or dealers may be required to make. Agents, underwriters and dealers may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

      We may directly solicit offers to purchase securities, and we may sell securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the securities laws. The terms of any such sales will be described in the prospectus supplement.

      We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any loan of securities or short position created in connection with those sales. We may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out any loan of securities or such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus. We may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

      We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

      If so indicated in the applicable prospectus supplement, one or more firms, including J.P. Morgan Securities Inc., which we refer to as "remarketing firms," may also offer or sell the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms may act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

      We may authorize agents, underwriters, and dealers to solicit offers by certain institutions to purchase the securities from us at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future and on terms described in the prospectus supplement. These contracts will be subject to only those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers. Institutions with whom delayed delivery contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but shall in all cases be institutions which we have approved.

      These contracts will be subject only to the conditions that:

      o the underwriters purchase the securities at the time of the contract; and

      o the purchase is not prohibited under the laws of any jurisdiction in the United States to which the purchase is subject.

      We will pay a commission, as indicated in the prospectus supplement, to agents and dealers soliciting purchases of securities pursuant to delayed delivery contracts that we have accepted.

      This prospectus and related prospectus supplement may be used by direct or indirect wholly owned subsidiaries of ours in connection with offers and sales related to secondary market transactions in the securities. Those subsidiaries may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

      The offer and sale of the securities by an affiliate of ours will comply with the requirements of Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding the distribution of securities of an affiliate. Following the initial distribution of any of the securities, our affiliates may offer and sell these securities in the course of their business as broker dealers. Our affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market making activities at any time without notice.

      As required by the NASD, (a) post-effective amendments or prospectus supplements disclosing the actual price and selling terms will be submitted to the NASD's Corporate Financing Department (the Department ) at the same time they are filed with the SEC, (b) the Department will be advised if, subsequent to the filing of the offering, any 5% or greater shareholder of ours is or becomes an affiliate or associated person of an NASD member participating in the distribution, and (c) all NASD members participating in the offering will confirm their understanding of the requirements that have to be met in connection with SEC Rule 415 and Notice-to-Members 88-101. Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

      Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

                                     EXPERTS

      JPMorgan Chase. The financial statements of JPMorgan Chase & Co. and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

      Bank One. The financial statements of Bank One incorporated in this document by reference to our Current Report on Form 8-K filed on March 1, 2004 have been incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting, whose report dated January 20, 2004 refers to Bank One's adoption of FASB Interpretation No. 46, Consolidation of Variable Interest Entities, effective December 31, 2003, and the discontinuance and sale of Bank One's corporate trust services business in 2003.

                                 LEGAL OPINIONS

      The validity of the securities will be passed upon for JPMorgan Chase & Co. by Simpson Thacher & Bartlett LLP. Davis Polk & Wardwell will pass upon certain legal matters relating to these securities for the underwriters. Each of Simpson Thacher & Bartlett LLP and Davis Polk & Wardwell has in the past represented JPMorgan Chase & Co. and its affiliates, and continues to represent JPMorgan Chase & Co. and its affiliates, on a regular basis and in a variety of matters.

                      BENEFIT PLAN INVESTOR CONSIDERATIONS

      A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA Plans") should consider the fiduciary standards of ERISA in the context of the ERISA Plans particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

      Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the "Code") prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (together with ERISA Plans, "Plans"), from engaging in certain transactions involving the "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plans. As a result of its business, the Company is a Party in Interest with respect to many Plans. Where the Company is a Party in Interest with respect to a Plan (either directly or by reason of its ownership of its subsidiaries), the purchase and holding of the securities by or on behalf of the Plan would be a prohibited transaction under Section 406(a)(1) of ERISA and
Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (as described below) or there was some other basis on which the transaction was not prohibited.

      Accordingly, the securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Prohibited Transaction Class Exemption ("PTCE") 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or there was some other basis on which the purchase and holding of the securities is not prohibited. Unless the applicable prospectus supplement explicitly provides otherwise, any purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase of the securities that (a) its purchase and holding of the securities is not made on behalf of or with "plan assets" of any Plan or (b) its purchase and holding of the securities will not result in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or there is some other basis on which such purchase and holding is not prohibited.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these "prohibited transaction" rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents ("Similar Laws").

      Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or some other basis on which the acquisition and holding is not prohibited.

      Purchasers and holders of the securities have exclusive responsibility for ensuring that their purchase and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any securities to any Plan is in no respect a representation by the Company or any of its affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

      Please consult the applicable prospectus supplement for further information with respect to a particular offering and, in certain cases, further restrictions on the purchase or transfer of securities.

                                TABLE OF CONTENTS

Pricing Supplement                                                         Page
------------------                                                         ----

Summary ............................................................        PS-1
Risk Factors .......................................................        PS-8
Use of Proceeds ....................................................       PS-14
Description of Notes ...............................................       PS-15
The AMEX Hong Kong 30 Index ........................................       PS-21
The FTSE/Xinhua China 25 Index .....................................       PS-26
The Korea Stock Price Index 200 ....................................       PS-31
The MSCI Taiwan Index ..............................................       PS-36
The MSCI Singapore Index ...........................................       PS-40
Historical Basket Values ...........................................       PS-44
Certain U.S. Federal Income Tax Consequences........................       PS-45
Underwriting .......................................................       PS-48
Benefit Plan Investor Considerations ...............................       PS-50

Prospectus Supplement                                                      Page
---------------------                                                      ----

About this Prospectus Supplement ...................................         S-1
Foreign Currency Risks .............................................         S-2
Description of Notes ...............................................         S-4
Descriptions of Warrants ...........................................        S-22
Description of Units ...............................................        S-23
The Depositary .....................................................        S-25
Series E Securities Offered on a Global Basis ......................        S-27
United States Federal Taxation .....................................        S-31
Plan of Distribution ...............................................        S-39
Legal Matters ......................................................        S-40

Prospectus                                                                 Page
----------                                                                 ----

Where You Can Find More Information ................................           1
JPMorgan Chase & Co. ...............................................           2
Consolidated Ratios of Earnings to Fixed Charges ...................           4
Use of Proceeds ....................................................           4
Description of Debt Securities .....................................           5
Description of Warrants ............................................          11
Description of Units ...............................................          15
Description of Purchase Contracts ..................................          18
Forms of Securities ................................................          20
Plan of Distribution ...............................................          23
Experts ............................................................          26
Legal Opinions .....................................................          26
Benefit Plan Investor Considerations ...............................          26

      In making your investment decision, you should rely only on the information contained or incorporated by reference in this pricing supplement and the accompanying prospectus supplement and prospectus with respect to the notes offered hereby and with respect to JPMorgan Chase & Co. We have not authorized anyone to give you any additional or different information. The information in this pricing supplement and the accompanying prospectus supplement and prospectus may only be accurate on the date of this pricing supplement.

      The notes described in this pricing supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the laws of certain jurisdictions (including laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of notes in those jurisdictions. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus constitutes an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

      In this pricing supplement and the accompanying prospectus supplement and prospectus, "we," "us" and "our" refer to JPMorgan Chase & Co., unless the context requires otherwise.